EXHIBIT 4
                                                to the 9/30/99
                                                Blount International, Inc.
                                                Form 10-Q


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                                 $500,000,000

                               CREDIT AGREEMENT

                                    among

                          BLOUNT INTERNATIONAL, INC.

                                 BLOUNT, INC.,
                                 as Borrower

                              the Several Lenders
                       from time to time Parties Hereto

                             LEHMAN BROTHERS INC.,
                 as Advisor, Lead Arranger and Book Manager

                         LEHMAN COMMERCIAL PAPER INC.,
                             as Syndication Agent

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent

                             WACHOVIA BANK, N.A.,
                           as Documentation Agent

                                     and

                    GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Co-Documentation Agent



                          Dated as of August 19, 1999

==========================================================================


                            TABLE OF CONTENTS                         Page

SECTION 1.  DEFINITIONS ................................................ 1
1.1  Defined Terms ..................................................... 1
1.2  Other Definitional Provisions .....................................28
SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS ............................29
2.1  Term Loan Commitments .............................................29
2.2  Procedure for Term Loan Borrowing .................................29
2.3  Repayment of Term Loans ...........................................29
2.4  Revolving Credit Commitments ......................................31
2.5  Procedure for Revolving Credit Borrowing ..........................31
2.6  Swing Line Commitment .............................................32
2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans .32
2.8  Repayment of Loans; Evidence of Debt ..............................34
2.9  Commitment Fees, etc. .............................................35
2.10  Termination or Reduction of Revolving Credit Commitments .........35
2.11  Optional Prepayments .............................................35
2.12  Mandatory Prepayments and Commitment Reductions ..................36
2.13  Conversion and Continuation Options ..............................37
2.14  Minimum Amounts and Maximum Number of LIBOR Tranches .............38
2.15  Interest Rates and Payment Dates .................................38
2.16  Computation of Interest and Fees .................................39
2.17  Inability to Determine Interest Rate .............................39
2.18  Pro Rata Treatment and Payments ..................................40
2.19  Requirements of Law ..............................................42
2.20  Taxes ............................................................43
2.21  Indemnity ........................................................45
2.22  Illegality .......................................................45
2.23  Change of Lending Office .........................................46
2.24  Replacement of Lenders under Certain Circumstances ...............46
SECTION 3.  LETTERS OF CREDIT ..........................................46
3.1  L/C Commitment ....................................................46
3.2  Procedure for Issuance of Letter of Credit ........................47
3.3  Fees and Other Charges ............................................47
3.4  L/C Participations ................................................48
3.5  Reimbursement Obligation of the Borrower ..........................49
3.6  Obligations Absolute ..............................................49
3.7  Letter of Credit Payments .........................................50
3.8  Applications ......................................................50
3.9  Existing Letters of Credit ........................................50
SECTION 4.  REPRESENTATIONS AND WARRANTIES .............................50
4.1  Financial Condition ...............................................50
4.2  No Change .........................................................51
4.3  Corporate Existence; Compliance with Law ..........................51
4.4  Corporate Power; Authorization; Enforceable Obligations ...........52
4.5  No Legal Bar ......................................................52
4.6  No Material Litigation ............................................52
4.7  No Default ........................................................53
4.8  Ownership of Property; Liens ......................................53
4.9  Intellectual Property .............................................53
4.10  Taxes ............................................................53
4.11  Federal Regulations ..............................................53
4.12  Labor Matters ....................................................54
4.13  ERISA ............................................................54
4.14  Investment Company Act; Public Utility Holding Company Act; Other
        Regulations ....................................................54
4.15  Capitalization; Subsidiaries; Certain Investments ................55
4.16  Purpose of Loans .................................................55
4.17  Environmental Matters ............................................55
4.18  Accuracy of Information, etc. ....................................56
4.19  Security Documents ...............................................57
4.20  Solvency .........................................................58
4.21  Senior Debt ......................................................58
4.22  Real Property ....................................................58
4.23  Year 2000 Matters ................................................58
4.24  No Burdensome Restrictions .......................................58
SECTION 5.  CONDITIONS PRECEDENT .......................................59
5.1  Conditions to Initial Extension of Credit .........................59
5.2  Conditions to Each Extension of Credit ............................63
SECTION 6.  AFFIRMATIVE COVENANTS ......................................64
6.1  Financial Statements ..............................................64
6.2  Certificates; Other Information ...................................65
6.3  Payment of Obligations ............................................66
6.4  Conduct of Business and Maintenance of Existence, etc. ............66
6.5  Maintenance of Property; Insurance ................................67
6.6  Inspection of Property; Books and Records; Discussions ............67
6.7  Notices ...........................................................68
6.8  Environmental Laws ................................................68
6.9  Interest Rate Protection ..........................................69
6.10  Additional Collateral, etc. ......................................69
6.11  Further Assurances ...............................................71
SECTION 7.  NEGATIVE COVENANTS .........................................71
7.1  Financial Condition Covenants .....................................71
7.2  Limitation on Indebtedness ........................................73
7.3  Limitation on Liens ...............................................75
7.4  Limitation on Fundamental Changes .................................77
7.5  Limitation on Disposition of Property .............................78
7.6  Limitation on Restricted Payments .................................78
7.7  Limitation on Capital Expenditures ................................79
7.8  Limitation on Investments .........................................80
7.9  Limitation on Optional Payments and Modifications of Instruments
       and Agreements, etc. ............................................81
7.10  Limitation on Transactions with Affiliates .......................82
7.11  Limitation on Sales and Leasebacks ...............................83
7.12  Limitation on Changes in Fiscal Periods ..........................83
7.13  Limitation on Negative Pledge Clauses ............................83
7.14  Limitation on Restrictions on Subsidiary Distributions ...........84
7.15  Limitation on Lines of Business ..................................84
7.16  Hedge Agreements .................................................84
7.17  Limitation on Activities of Holdings .............................84
SECTION 8.  EVENTS OF DEFAULT ..........................................85
SECTION 9.  THE AGENTS .................................................88
9.1  Appointment .......................................................88
9.2  Delegation of Duties ..............................................88
9.3  Exculpatory Provisions ............................................88
9.4  Reliance by Agents ................................................89
9.5  Notice of Default .................................................89
9.6  Non-Reliance on Agents and Other Lenders ..........................90
9.7  Indemnification ...................................................90
9.8  Agent in Its Individual Capacity ..................................91
9.9  Successor Agents ..................................................91
9.10  Authorization to Release Liens ...................................91
9.11  The Arranger, etc. ...............................................92
SECTION 10.  MISCELLANEOUS .............................................92
10.1  Amendments and Waivers ...........................................92
10.2  Notices ..........................................................93
10.3  No Waiver; Cumulative Remedies ...................................95
10.4  Survival of Representations and Warranties .......................95
10.5  Payment of Expenses ..............................................95
10.6  Successors and Assigns; Participations and Assignments ...........96
10.7  Adjustments; Set-off .............................................99
10.8  Counterparts ....................................................100
10.9  Severability ....................................................100
10.10  Integration ....................................................100
10.11  GOVERNING LAW ..................................................100
10.12  Submission To Jurisdiction; Waivers ............................101
10.13  Acknowledgements ...............................................101
10.14  Confidentiality ................................................102
10.15  Accounting Changes .............................................102
10.16  Delivery of Lender Addenda .....................................102
10.17  WAIVERS OF JURY TRIAL ..........................................103


SCHEDULES:

I	Pricing Grid
1.1	Mortgaged Property
4.4	Consents, Authorizations, Filings and Notices
4.9	Intellectual Property
4.15	Capitalization, Subsidiaries and Investments
4.17	Environmental Matters
4.19(a)	UCC Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens


EXHIBITS:

A-1	Form of Non-Shared Guarantee and Collateral Agreement
A-2	Form of Shared Collateral Pledge Agreement
A-3	Form of Collateral Trust Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Mortgage
E	Form of Assignment and Acceptance
F-1	Form of Legal Opinion of Cravath, Swaine & Moore
F-2	Form of Legal Opinion of General Counsel of the Credit Parties
F-3	Form of Legal Opinion of Milbank, Tweed, Hadley & McCloy LLP
G-1	Form of Term Note
G-2	Form of Revolving Credit Note
G-3	Form of Swing Line Note
H	Form of Prepayment Option Notice
I	Form of Non-U.S. Lender Certificate
J	Form of Lender Addendu



CREDIT AGREEMENT, dated as of August 19, 1999 among BLOUNT
INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation ("Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent").


	W I T N E S S E T H:

WHEREAS, Holdings, the Borrower and the Subsidiary Guarantors (as defined below) have requested that the Lenders extend credit to the Borrower in an aggregate amount not exceeding $500,000,000, under the guarantee of the Guarantors (as defined below), to, among other things, finance a portion of the Recapitalization (as defined below) and pay related fees and expenses;

WHEREAS, the Lenders are willing to extend such credit upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

	SECTION 1.  DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

"Accepting Lenders":  as defined in Section 2.18(d).

"Adjustment Date": the third Business Day following the date on which the financial statements for the most recently completed fiscal period furnished pursuant to Section 6.1(a) or (b), as the case may be, and the compliance certificate with respect to such financial statements furnished pursuant to Section 6.2(b) are delivered to the Administrative Agent. For purposes of determining the Applicable Margin and the Commitment Fee Rate, the first "Adjustment Date" shall mean the third Business Day following the date on which the financial statements for the fiscal quarter ended December 31, 1999 furnished pursuant to Section 6.1(b) and the related compliance certificate furnished pursuant to
Section 6.2(b) are delivered to the Administrative Agent.

"Administrative Agent":  as defined in the preamble hereto.

"Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agents": the collective reference to the Syndication Agent and the Administrative Agent.

"Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and
(ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

"Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's
Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

"Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

"Applicable Margin":  for (a) each Tranche B Term Loan that is a
LIBOR Loan, 4.0% per annum, (b) each Tranche B Term Loan that is a Base Rate Loan, 3.0% per annum and (c) each Type of Revolving Credit Loan and Tranche A Term Loan, the rate per annum set forth on the Pricing Grid under the relevant column heading opposite the level of the Consolidated Leverage Ratio most recently determined; provided that (i) the Applicable Margin for each Type of Revolving Credit Loan and Tranche A Term Loan commencing on the Closing Date shall be that set forth on the Pricing Grid under the relevant column opposite a Consolidated Leverage Ratio captioned "> 5.0 to 1" until the first Adjustment Date, (ii) the Applicable Margin for each Type of Loan determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Consolidated Leverage Ratio falls within a different level and (iii) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to Section 6.1 and 6.2, the Applicable Margin for each Type of Revolving Credit Loan and Tranche A Term Loan shall be
(x) for the first 30 days subsequent to such due date, the Applicable Margin for such Type of Loan in effect prior to such due date and (y) thereafter, that set forth on the Pricing Grid under the relevant column opposite a Consolidated Leverage Ratio captioned "> 5.0 to 1", in either case, until the date of delivery of such financial statements and compliance certificate.

"Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

"Arranger":  as defined in the preamble hereto.

"Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (e) of Section 7.5) which yields gross proceeds to Holdings or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

"Assignee":  as defined in Section 10.6(c).

"Assignor":  as defined in Section 10.6(c).

"Attributable Debt": in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

"Available Revolving Credit Commitment":  as to any Revolving
Credit Lender at any time, an amount equal to the amount, if any, by which (a) such Lender's Revolving Credit Commitment then in effect exceeds (b) such Lender's Revolving Extensions of Credit then outstanding; provided that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

"Base CD Rate" as defined in the definition of "Base Rate" in this Section.

"Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1.00% and (c) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

"Benefitted Lender":  as defined in Section 10.7.

"Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Borrower":  as defined in the preamble hereto.

"Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

"Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, GA and Charlotte, NC are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

"Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

"Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

"Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government, or issued by any agency thereof and backed by the full faith and credit of the United States government, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of a U.S. issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) investments with foreign government entities which are members of the OECD so long as the OECD member country has a local currency credit rating of at least AA by Standard & Poor's or Aa by Moody's (each, a "Qualifying OECD Country"), or foreign banks organized under the laws of a Qualifying OECD Country having a minimum capital and surplus of at least the foreign currency equivalent of the amount referred to in clause (b) above, in each case similar to the types of investments set forth in clauses (a) and (b) above (denominated in foreign currency); (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (g) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (h) shares of money market mutual or similar funds at least 95% of the assets of which satisfy the requirements of clauses (a) through (g) of this definition.

"C/D Assessment Rate":  for any day as applied to any Base Rate
Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

"C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

"Change in Control": the occurrence of any of the following events:

(a) LBMBP II and its Affiliates shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings
(determined on a fully diluted basis);

(b) LBMBP II and its Affiliates shall cease to own of record and beneficially at least a majority of the outstanding common stock of Holdings;

(c) the board of directors of Holdings shall cease to consist of a majority of directors appointed by LBMBP II and its Affiliates;

(d) Holdings shall cease to own of record and beneficially 100% of the Capital Stock of the Borrower; or

(e)  a "Change of Control" as defined in the Senior Subordinated
Notes Indenture.

"Closing Date":  the date (which shall not be later than November
30, 1999) on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Collateral": all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

"Collateral Trust Agreement": the Collateral Trust Agreement to be executed and delivered by Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Trustee, substantially in the form of Exhibit A-3.

"Collateral Trustee": Bank of America, N.A., in its capacities as collateral trustee under the Shared Collateral Pledge Agreement and the Foreign Subsidiary Pledge Agreements, and mortgagee under certain of the Mortgages, together with its successors in such capacities.

"Commitment":  as to any Lender, the sum of the Tranche A Term
Loan Commitment and the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

"Commitment Fee Rate": the rate per annum set forth on the Pricing Grid under the relevant column heading opposite the level of the Consolidated Leverage Ratio most recently determined; provided that (a) the Commitment Fee Rate commencing on the Closing Date shall be that set forth on the Pricing Grid opposite a Consolidated Leverage Ratio captioned "> 5.0 to 1" until the first Adjustment Date, (b) the Commitment Fee Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Consolidated Leverage Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to Section 6.1 and 6.2, the Commitment Fee Rate shall be (i) for the first 30 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth on the Pricing Grid under the relevant column opposite a Consolidated Leverage Ratio captioned "> 5.0 to 1", in either case, until the date of delivery of such financial statements and compliance certificate.

"Commonly Controlled Entity": an entity, whether or not incorporated that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

"Confidential Information Memorandum":  the Confidential
Information Memorandum dated July 1999 and furnished to the initial
Lenders.

"Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Holdings and its Subsidiaries at such date.

"Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness of Holdings and its Subsidiaries consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

"Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) fees and expenses incurred in connection with the Recapitalization (including, without limitation, the cost of repurchasing or retiring stock options held by certain existing shareholders of Holdings immediately prior to the Recapitalization) and (g) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis. Notwithstanding the foregoing, for purposes of determining the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio as at the last day of the period of four fiscal quarters ending with any fiscal quarter set forth below, Consolidated EBITDA for such period shall be deemed to be equal to the amount determined pursuant to the preceding paragraph plus the amount set forth below opposite such fiscal quarter:

	Fiscal Quarter Ending			 Amount
        ---------------------                   -----------
	December 31, 1999			$19,400,000
        March 31, 2000                          $15,000,000
	June 30, 2000				$10,000,000
	September 30, 2000			$5,000,000

"Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that for the purposes of determining the Consolidated Interest Coverage Ratio (i) for the period of four consecutive fiscal quarters of Holdings ending December 31, 1999, Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the fiscal quarter ending December 31, 1999 times four, (ii) for the period of four consecutive fiscal quarters of Holdings ending March 31, 2000, Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the period of two consecutive fiscal quarters ending March 31, 2000 times two and
(iii) for the period of four consecutive fiscal quarters of Holdings ending June 30, 2000, Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the period of three consecutive fiscal quarters ending June 30, 2000 times 4/3.

"Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), net of any interest income of Holdings and its Subsidiaries for such period.

"Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

"Consolidated Net Income": for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Credit Document) or Requirement of Law applicable to such Subsidiary.

"Consolidated Total Assets": at any date, all assets of Holdings and its Subsidiaries as determined according to the consolidated balance sheet most recently delivered pursuant to Section 6.1 or, if no such balance sheet has yet been delivered pursuant to Section 6.1, the most recent consolidated balance sheet referred to in Section 4.1(b).

"Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

"Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

"Credit Documents":  collectively, this Agreement, the Security
Documents, the Collateral Trust Agreement, the Applications and the
Notes.

"Credit Parties": collectively, Holdings, the Borrower and each Subsidiary of the Borrower which is a party to a Credit Document.

"Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding, without limitation, any Recovery Event); the terms "Dispose" and "Disposed of" shall have correlative meanings.

"Dollars" and "$":  dollars in lawful currency of the United
States of America.

"Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

"ECF Percentage": with respect to any fiscal year of Holdings, 75%; provided that the ECF Percentage with respect to any fiscal year of Holdings shall be 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.5 to 1.0.

"Environmental Laws": any and all applicable and binding laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

"Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and/or other authorizations required under any Environmental Law.

"Equity Documents":  the Stockholder Agreement dated as of April
18, 1999 between Newco and The Blount Holding Company, L.P., the
Management Agreements (as defined in the Merger Agreement) and each other agreement governing the equity capitalization of Holdings and the rights of the equity holders of Holdings.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

"Event of Default":  any of the events specified in Section 8;
provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Excess Cash Flow": for any fiscal year of Holdings, (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of (x) Capital Expenditures and (y) Investments permitted by Section 7.8(h) made during such fiscal year (excluding the principal amount of Indebtedness incurred or assumed in connection with such expenditures or Investments, any such expenditures or Investments financed with the proceeds of any Reinvestment Deferred Amount and the amount of any such Investments in excess of $20,000,000),
(iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of Holdings and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings.

"Excess Cash Flow Application Date":  as defined in Section
2.12(c).

"Excluded Foreign Subsidiary": a Foreign Subsidiary with (a) revenues for the most recently completed fiscal year of Holdings of not more than $1,000,000 or (b) total assets as of the end of such fiscal year of not more than $1,000,000.

"Existing Credit Facility": the credit facility made available to the Borrower under the $150,000,000 Credit Agreement dated as of April 1, 1997 among the Borrower, Holdings, the lenders party thereto and Morgan Guaranty Trust Company of New York, as Agent, as amended, supplemented or otherwise modified and in effect on the Closing Date.

"Existing Letters of Credit":  as defined in Section 3.9.

"Existing Senior Notes": the 7% Senior Notes Due June 15, 2005 of the Borrower issued pursuant to the Existing Senior Notes Indenture in an aggregate principal amount of $148,665,000 outstanding on the date hereof.

"Existing Senior Notes Documents": the collective reference to the Existing Senior Notes Indenture and the Existing Senior Notes.

"Existing Senior Notes Indenture": the Indenture dated as of June 18, 1998 among the Borrower, Holdings and LaSalle National Bank, as Trustee.

"Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

"Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

"Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

"Foreign Subsidiary Pledge Agreement": a pledge or similar agreement between a Credit Party and the Administrative Agent (or a sub-agent of, or any other Person designated or appointed by, the Administrative Agent), providing for the pledge of or Lien on certain equity interests of a Foreign Subsidiary, executed and delivered pursuant to this Agreement.

"Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

"Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

"GAAP":  generally accepted accounting principles in the United
States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

"Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

"Hedge Agreements": all swaps, caps, collar or forward agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, commodity values or the exchange of nominal interest obligations, either generally or under specific contingencies.

"Holdings": as defined in the preamble hereto.

"Indebtedness":  of any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Attributable Debt of such Person with respect to sale and leaseback transactions, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

"Indemnified Liabilities":  as defined in Section 10.5.

"Indemnitee":  as defined in Section 10.5.

"Initial Senior Subordinated Notes": as defined in the definition of "Senior Subordinated Notes" in this Section.

"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent":  pertaining to a condition of Insolvency.

"Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Interest Payment Date": (a) as to any Base Rate Loan, the first day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line
Loan), the date of any repayment or prepayment made in respect thereof.

"Interest Period": as to any LIBOR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six (and, if available to all Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

	(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

	(ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term
Loans, as the case may be, shall end on the Revolving Credit
Termination Date or such due date, as applicable;

	(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

	(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

"Investments":  as defined in Section 7.8.

"Issuing Lender": Bank of America, N.A., in its capacity as issuer of any Letter of Credit.

"Joint Venture": any Person (other than a Subsidiary) in which the Borrower and its Subsidiaries collectively hold a percentage ownership interest of no greater than 50%.

"LBMBP II":  Lehman Brothers Merchant Banking Partners II L.P., a
Delaware limited partnership.

"LCPI":  as defined in the preamble hereto.

"L/C Commitment": (a) on or before December 31, 1999, $30,000,000 and (b) thereafter, $20,000,000.

"L/C Fee Payment Date":  the first day of each January, April,
July and October and the last day of the Revolving Credit Commitment
Period.

"L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

"L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

"Lender Addendum":  with respect to any initial Lender, a Lender
Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.16.

"Lenders":  as defined in the preamble hereto.

"Letters of Credit":  as defined in Section 3.1(a).

"LIBOR Base Rate":  with respect to each day during each Interest
Period pertaining to a LIBOR Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.
 In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBOR Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying LIBOR Rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Atlanta, GA and Charlotte, NC time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

"LIBOR Loans": Loans the rate of interest applicable to which is based upon the LIBOR Rate.

"LIBOR Rate":  with respect to each day during each Interest
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

	             LIBOR Base Rate
        ----------------------------------------
	1.00 - Eurocurrency Reserve Requirements

"LIBOR Tranche": the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Loan":  any loan made by any Lender pursuant to this Agreement.

"Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

"Management Fees": for any period, the sum of all fees, salaries and other compensation paid or incurred by Holdings and its Subsidiaries to the New Investors and their respective Affiliates in respect of management, advisory or consulting services rendered to Holdings and its Subsidiaries.

"Material Adverse Effect": a material adverse effect on (a) the Recapitalization, (b) the business, properties, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances or materials of any kind, whether or not any such substance or material is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to any Environmental Law.

"Merger Agreement":  Agreement and Plan of Merger and
Recapitalization, dated as of April 18, 1999, between Newco and Holdings.

"Mortgaged Properties":  the real properties listed on Schedule
1.1 and any real property acquired after the Closing Date that is required to be subject to a Mortgage pursuant to Section 6.10(b), and ancillary rights relating thereto, as to which the Administrative Agent for the benefit of the Lenders (or, in the case of any Mortgaged Property which constitutes Principal Property, the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes on an equal and ratable basis) shall be granted a Lien pursuant to the Mortgages.

"Mortgages": each of the mortgages and deeds of trust made by any Credit Party in favor of, or for the benefit of, the Administrative Agent or the Collateral Trustee for the benefit of the Lenders (and, to the extent required by the Existing Senior Notes Indenture, the holders of the Existing Senior Notes on an equal and ratable basis with the Lenders), substantially in the form of Exhibit D (with such changes thereto as shall be advisable in the reasonable opinion of the Agents under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) cash amounts required to be maintained by Holdings or any of its Subsidiaries as a reserve or in escrow against any liabilities associated with such Asset Sale and retained by Holdings or such Subsidiary, as the case may be, after such Asset Sale and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

"New Investors":  as defined in Section 5.1(b)(ii).

"Newco":  Red Dog Acquisition, Corp., a Delaware corporation.

"Non-Excluded Taxes":  as defined in Section 2.20(a).

"Non-Operating Subsidiary: a Subsidiary of Holdings (a) with revenues (on a consolidated basis with its Subsidiaries) for the most recently completed fiscal year of Holdings of less than $500,000 or (b) identified on Part B of Schedule 4.15 as a "Non-Operating Subsidiary".

"Non-Shared Guarantee and Collateral Agreement": the Non-Shared Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

"Non-U.S. Lender":  as defined in Section 2.20(d).

"Notes": the collective reference to any promissory note evidencing Loans.

"Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto or thereto) or otherwise.

"OECD":  the Organisation for Economic Co-operation and
Development.

"Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

"Participant":  as defined in Section 10.6(b).

"Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

"Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan":  at a particular time, any employee pension benefit plan
(other than a Multiemployer Plan) subject to the provisions of Section 307 or Title IV of ERISA or Section 412 of the Code in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

"Pledged Stock": all Capital Stock or other equity interests, now owned or hereafter acquired, upon which a Lien is purported to be created by a Security Document.

"Prepayment Date":  as defined in Section 2.18(d).

"Prepayment Option Notice":  as defined in Section 2.18(d).

"Pricing Grid":  the pricing grid attached as Schedule I.

"Prime Rate": as defined in the definition of "Base Rate" in this Section.

"Principal Property": as defined in the Existing Senior Notes
Indenture.

"Pro Forma Balance Sheets":  as defined in Section 4.1(a).

"Projected Financial Statements":  as defined in Section 4.1(c).

"Projections":  as defined in Section 6.2(c).

"Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

"Qualifying OECD Country":  as defined in the definition of "Cash
Equivalents" in this Section.

"Recapitalization": the transactions contemplated by the Recapitalization Documents.

"Recapitalization Documents":  collectively, (a) the Merger
Agreement (b) the Equity Documents and (c) the Senior Subordinated Notes Documents.

"Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property of Holdings, the Borrower or any of its Subsidiaries.

"Reference Lender": Bank of America, N.A. (or such other commercial bank designated as such by the Syndication Agent).

"Refunded Swing Line Loans":  as defined in Section 2.7.

"Refunding Date":  as defined in Section 2.7.

"Register":  as defined in Section 10.6(d).

"Registration Rights Agreement":  the Registration Rights
Agreement, dated as of August 19, 1999, between Holdings, the Borrower, each Subsidiary Guarantor and Lehman Brothers Inc.

"Regulation U": Regulation U of the Board as in effect from time to time.

"Regulation X": Regulation X of the Board as in effect from time to time.

"Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

"Reinvestment Deferred Amount":  with respect to any Reinvestment
Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

"Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

"Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in the business of the Borrower and its Subsidiaries prior to the date occurring 18 months after the applicable Reinvestment Event.

"Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the business of the Borrower and its Subsidiaries.

"Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 18 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the business of the Borrower and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

"Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

"Reportable Event":  any of the events set forth in Section
4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Section 4043 or the regulations thereunder.

"Required Lenders":  at any time, the holders of more than 50% of
(a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Responsible Officer": the chief executive officer, president, chief financial officer, treasurer or general counsel of Holdings and the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of Holdings and the Borrower.

"Restricted Payments":  as defined in Section 7.6.

"Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $100,000,000.

"Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

"Revolving Credit Facility": as defined in the definition of "Facility" in this Section.

"Revolving Credit Lender":  each Lender which has a Revolving
Credit Commitment or which is the holder of Revolving Credit Loans.

"Revolving Credit Loans":  as defined in Section 2.4.

"Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

"Revolving Credit Termination Date":  August 19, 2004.

"Revolving Extensions of Credit":  as to any Revolving Credit
Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

"SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

"Security Documents": the collective reference to the Non-Shared Guarantee and Collateral Agreement, the Shared Collateral Pledge Agreement, the Mortgages, the Foreign Subsidiary Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Credit Party under any Credit Document.

"Senior Subordinated Notes": collectively, the (a) subordinated notes (the "Initial Senior Subordinated Notes") of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Notes Indenture,
(b) the subordinated notes of the Borrower, having the same terms as the Initial Senior Subordinated Notes, issued in exchange for the Initial Senior Subordinated Notes as contemplated by the Senior Subordinated Notes Documents, and (c) any additional subordinated notes of the Borrower issued after the Closing Date pursuant to the Senior Subordinated Notes Indenture in an aggregate principal amount not to exceed $125,000,000.

"Senior Subordinated Notes Documents":  collectively, the Senior
Subordinated Notes Indenture, the Senior Subordinated Notes and the Registration Rights Agreement.

"Senior Subordinated Notes Indenture":  the Indenture or
Indentures entered into by Holdings, the Borrower and certain of Subsidiaries of the Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings, the Borrower or such Subsidiaries in connection therewith.

"Shared Collateral Pledge Agreement":  the Shared Collateral
Pledge Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

"Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Subsidiary Guarantor": each Subsidiary of the Borrower other than any Foreign Subsidiary.

"Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

"Swing Line Lender": Bank of America, N.A., in its capacity as the lender of Swing Line Loans.

"Swing Line Loans":  as defined in Section 2.6.

"Swing Line Participation Amount":  as defined in Section 2.7.

"Syndication Agent":  as defined in the preamble hereto.

"Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

"Term Loan Lenders":  the collective reference to the Tranche A
Term Loan Lenders and the Tranche B Term Loan Lenders.

"Term Loans":  the collective reference to the Tranche A Term
Loans and the Tranche B Term Loans.

"Three-Month Secondary CD Rate": as defined in the definition of "Base Rate" in this Section.

"Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

"Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

"Tranche A Term Loan":  as defined in Section 2.1.

"Tranche A Term Loan Facility": as defined in the definition of "Facility" in this Section.

"Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $60,000,000.

"Tranche A Term Loan Lender":  each Lender which has a Tranche A
Term Loan Commitment or is the holder a Tranche A Term Loan.

"Tranche A Term Loan Percentage":  as to Tranche A Term Loan
Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

"Tranche B Prepayment Amount":  as defined in Section 2.18(d).

"Tranche B Term Loan":  as defined in Section 2.1.

"Tranche B Term Loan Commitment":  as to Tranche B Term Loan
Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $340,000,000.

"Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section.

"Tranche B Term Loan Lender":  each Lender which has a Tranche B
Term Loan Commitment or which is the holder of a Tranche B Term Loan.

"Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding); provided that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3(b), such Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Loan Lender's Tranche B Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

"Transferee":  as defined in Section 10.14.

"Type":  as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

"Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

"Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document in this Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement).

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

	SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.


2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Atlanta, GA and Charlotte, NC time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, Atlanta, GA and Charlotte, NC time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower, upon its instructions, the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Lender shall mature in 19 consecutive quarterly installments, commencing on December 31, 1999, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

        Installment             Principal Amount
        -----------             ----------------

        December 31, 1999       $2,000,000

        March 31, 2000          $2,000,000
        June 30, 2000           $2,000,000
        September 30, 2000      $3,000,000
        December 31, 2000       $3,000,000

        March 31, 2001          $3,000,000
        June 30, 2001           $3,000,000
        September 30, 2001      $3,000,000
        December 31, 2001       $3,000,000

        March 31, 2002          $3,000,000
        June 30, 2002           $3,000,000
        September 30, 2002      $3,750,000
        December 31, 2002       $3,750,000

        March 31, 2003          $3,750,000
        June 30, 2003           $3,750,000
        September 30, 2003      $3,750,000
        December 31, 2003       $3,750,000

        March 31, 2004          $3,750,000
        June 30, 2004           $3,750,000

(b) The Tranche B Term Loan of each Tranche B Lender shall mature in 27 consecutive quarterly installments, commencing on December 31, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

        Installment             Principal Amount
        -----------             ----------------

        December 31, 1999       $850,000

        March 31, 2000          $850,000
        June 30, 2000           $850,000
        September 30, 2000      $850,000
        December 31, 2000       $850,000

        March 31, 2001          $850,000
        June 30, 2001           $850,000
        September 30, 2001      $850,000
        December 31, 2001       $850,000

        March 31, 2002          $850,000
        June 30, 2002           $850,000
        September 30, 2002      $850,000
        December 31, 2002       $850,000

        March 31, 2003          $850,000
        June 30, 2003           $850,000
        September 30, 2003      $850,000
        December 31, 2003       $850,000

        March 31, 2004          $850,000
        June 30, 2004           $850,000
        September 30, 2004      $850,000
        December 31, 2004       $850,000

        March 31, 2005          $850,000
        June 30, 2005           $850,000
        September 30, 2005      $80,000,000
        December 31, 2005       $80,000,000

        March 31, 2006          $80,000,000
        June 30, 2006           $80,450,000

2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13; provided that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b)  The Borrower shall repay all outstanding Revolving Credit
Loans on the Revolving Credit Termination Date.

2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:30 A.M., Atlanta, GA and Charlotte, NC time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof; provided that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, Atlanta, GA and Charlotte, NC time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower, upon its instructions, by the Administrative Agent in like funds as received by the Administrative Agent.

2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero.
 During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

(b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line
Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., Atlanta, GA and Charlotte, NC time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., Atlanta, GA and Charlotte, NC time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower, upon its instructions, on such Borrowing Date in immediately available funds.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, Atlanta, GA and Charlotte, NC time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., Atlanta, GA and Charlotte, NC time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by
Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in
Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Credit Document by the Borrower, any other Credit Party or any other Revolving Credit Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in - installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

2.10  Termination or Reduction of Revolving Credit Commitments.
The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.11 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as provided in Section 2.11(b)), upon irrevocable notice delivered to the Administrative Agent not later than 11:30 A.M., Atlanta, GA and Charlotte, NC time, three Business Days prior thereto in the case of LIBOR Loans and on the date thereof in the case of Base Rate Loans, which notice shall specify (i) the date and amount of prepayment, (ii) in the case of a prepayment of Term Loans, the allocation of the prepayment among the Term Loan Facilities and (iii) whether the prepayment is of LIBOR Loans or Base Rate Loans; provided that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans (whether Base Rate Loans or LIBOR Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b)  Each optional prepayment in respect of the Tranche B Term
Loans made prior to the second anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 1.50% of the principal amount of such prepayment and (ii) if such prepayment is made between the first anniversary of the Closing Date and the second anniversary of the Closing Date, 0.50% of such prepayment.

2.12 Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

(b) If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

(c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the latest date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced; provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made, first, to Base Rate Loans and, second, to LIBOR Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)  Each mandatory prepayment in respect of the Tranche B Term
Loans (other than mandatory prepayments pursuant to Section 2.12(c)) made prior to the second anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 1.50% of the principal amount of such prepayment and (ii) if such prepayment is made between the first anniversary of the Closing Date and the second anniversary of the Closing Date, 0.50% of such prepayment.

2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan under a particular Facility may be converted into a LIBOR Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no LIBOR Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.
Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14  Minimum Amounts and Maximum Number of LIBOR Tranches.
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each LIBOR Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten LIBOR Tranches shall be outstanding at any one time.

2.15 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366- , as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)  Each determination of an interest rate by the Administrative
Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to LIBOR Loans.

2.18  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b) Each optional prepayment pursuant to Section 2.11 in respect of the Term Loans shall be allocated among the Term Loan Facilities as the Borrower shall direct in the applicable notice delivered by it in accordance with Section 2.11. Each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Each prepayment of the Term Loans outstanding under any Term Loan Facility shall be applied to the installments of such Term Loans, first, to the next succeeding installment thereof and, second, pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

(d)  Notwithstanding anything to the contrary in Section 2.11,
2.12 or 2.18, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline all or any portion of any mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph Section 2.12(d), on the date specified in Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Tranche B Prepayment Amounts with respect to each Accepting Lender, (ii) the Borrower shall pay to the Administrative Agent an amount equal to 50% of the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans, and (iii) the Borrower shall be entitled to retain the remaining 50% of the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders.

(e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Atlanta, GA and Charlotte, NC time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

	(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

	(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

        (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the Requirement of Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such 120 day period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement (or, subject to Section 2.23, designates a new lending office), except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder; provided, however, that the agreement in this Section 2.20 shall terminate upon the applicable statute of limitations.

(d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or (except if such Lender shall be unable to deliver such forms by reason of Section 2.23) designates a new lending office (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) Any Lender that becomes aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Non-Excluded Tax paid by the Borrower, which refund, in the sole discretion of such Lender, is allocable to such payment made pursuant to this Section 2.20, such Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's sole expense; provided that
(i) the Borrower shall not be entitled to any damages as a result of the failure of such Lender to so notify the Borrower of the availability of such refund and (ii) the Borrower shall not have the right to examine the books or records of any Lender. If any Lender receives any such refund (as described in the preceding sentence), it shall repay the amount of such refund (together with any interest received thereon) to the Borrower.

2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

2.24  Replacement of Lenders under Certain Circumstances.  The
Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.19 or 2.20, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19, 2.20 or 2.21, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

	SECTION 3.  LETTERS OF CREDIT

3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary Guarantor on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges. (a) The Borrower will pay a fee in respect of all outstanding Letters of Credit (i) in the case of commercial Letters of Credit issued on or after the Closing Date, in an amount equal to 1.25% of the amount of any draft presented thereunder and paid by the Issuing Lender and (ii) otherwise, on the aggregate drawable amount of all such outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR Loans under the Revolving Credit Facility minus 0.25%, in each case shared ratably among the Revolving Credit Lenders and payable (x) in the case of commercial Letters of Credit issued on or after the Closing Date, on the date any draft is presented thereunder and paid by the Issuing Lender and (y) otherwise, quarterly in arrears on each L/C Fee Payment Date after the issuance date or, in the case of Existing Letters of Credit, after the Closing Date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit of (i) in the case of commercial Letters of Credit issued on or after the Closing Date, 0.25%, payable on the issuance date and (ii) otherwise, 0.25% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date or, in the case of Existing Letters of Credit, after the Closing Date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender, on demand, for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

3.6  Obligations Absolute.  The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9  Existing Letters of Credit.  Each letter of credit listed on
Schedule 7.2(d) in respect of which Bank of America, N.A. (or any predecessor thereof) is identified on said Schedule 7.2(d) as the "Issuing Bank" (each, an "Existing Letter of Credit") shall be deemed to be a Letter of Credit for all purposes of this Agreement.

	SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheets of (i) Holdings and its consolidated Subsidiaries and (ii) the Borrower and its consolidated Subsidiaries, in each case as at June 30, 1999 (including the notes thereto) (collectively, the "Pro Forma Balance Sheets"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Recapitalization, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheets have been prepared based on the best information available to Holdings and the Borrower as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial positions of Holdings and its consolidated Subsidiaries or the Borrower and its consolidated Subsidiaries, as applicable, as at June 30, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 1998 and December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at each such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of (i) Holdings and its consolidated Subsidiaries and (ii) the Borrower and its consolidated Subsidiaries, in each case as at March 31, 1999 and June 30, 1999, and the related unaudited consolidated statements of income and cash flows for the three-month or six-month, as applicable, period ended on such date, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries or the Borrower and its consolidated Subsidiaries, as the case may be, as at each such date, and the consolidated results of its respective operations and its respective consolidated cash flows for the three-month and six-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by Holdings, the Borrower or any of its Subsidiaries of any material part of its business or Property.

(c) The consolidated balance sheet projections, the consolidated statements of income projections and the consolidated statements of cash flow projections of the Borrower and its consolidated Subsidiaries for the 1999 through 2006 fiscal years (the "Projected Financial Statements"), copies of which have heretofore been furnished to each Lender requesting the same, have been prepared giving effect (as if such events had occurred on June 30, 1999) to (i) the consummation of the Recapitalization, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.

4.2 No Change. Since December 31, 1998 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so duly qualified or in good standing in such jurisdiction could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that this Section 4.3 shall not apply to the matters covered by Section 4.17.

4.4  Corporate Power; Authorization; Enforceable Obligations.
Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Credit Document has been duly executed and delivered on behalf of each Credit Party party thereto. This Agreement constitutes, and each other Credit Document upon execution will constitute, a legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Credit Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries (other than the obligation of the Borrower to cash collateralize certain letters of credit identified on Schedule 7.2(d) relating to certain industrial revenue bonds pending payment in full of such industrial revenues bonds, for which notice of payment has been delivered by the Borrower) and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents, including, to the extent required by the Existing Senior Notes Indenture, Liens securing the Existing Senior Notes, and Liens arising from the cash collateralization of the letters of credit referred to above), except to the extent that any such violation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that this Section 4.6 shall not apply to any matters covered by Section 4.17.

4.7  No Default.  Neither Holdings, the Borrower nor any of its
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3, except for such defects in title which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.9  Intellectual Property.  Except as set forth in Schedule 4.9:

(a) Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted;

(b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim; and

(c) the use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10 Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used by Holdings or any of its Subsidiaries, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation U or Regulation X. Neither Holdings, the Borrower nor any of the Borrower's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose or purchasing or carrying "margin stock" (as such term is defined in Regulation U). Not more than 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole constitutes or will constitute margin stock (as so defined).

4.12 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, in either case with respect to which the Borrower has any outstanding liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to have a material liability under ERISA which has not been satisfied as of the date hereof, and, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

4.14  Investment Company Act; Public Utility Holding Company Act;
Other Regulations. No Credit Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. No Credit Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.15 Capitalization; Subsidiaries; Certain Investments. (a) As of the Closing Date (after giving effect to the Recapitalization), (i) the authorized Capital Stock of Holdings consists of 100,000,000 common shares, par value $0.01, of which 30,800,000 are duly and validly issued and outstanding, and each of which shares is fully paid and nonassessable and (ii) Part A of Schedule 4.15 contains a complete and correct list of each of record and beneficial owner of issued and outstanding Capital Stock of Holdings, together with, for each such owner, the percentage of such Capital Stock owned by them (after giving effect to the Recapitalization).

(b) Set forth on Part B of Schedule 4.15 is a complete and correct list of all of the direct and indirect Subsidiaries of Holdings as of the Closing Date (after giving effect to the Recapitalization), together with, for each such Subsidiary, the jurisdiction of incorporation of each such Subsidiary and the percentage of each class of Capital Stock owned by any Credit Party.

(c) Set forth on Part C of Schedule 4.15 is a complete and correct list of all Investments (other than Investments disclosed in Part B of Schedule 4.15 and other than Investments of the types referred to in Section 7.8(a), (b), (c), (d) and (f)) held by the Borrower or any of its Subsidiaries in any Person as of the Closing Date (after giving effect to the Recapitalization), together with, for each such Investment, the identity of the Person or Persons holding such Investment and the nature of such Investment.

(d) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings or any of its Subsidiaries, except as disclosed on Schedule 4.15.

4.16 Purpose of Loans. The proceeds of the Term Loans shall be used to finance a portion of the Recapitalization, to pay related fees and expenses and to refinance certain existing Indebtedness of the Borrower and its Subsidiaries. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit, shall be used to finance a portion of the Recapitalization and for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business (including, without limitation, acquisitions or Investments permitted by Section 7.8(h)).

4.17 Environmental Matters. Except as disclosed on Schedule 4.17 or in any reports filed by Holdings with the SEC, and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Borrower and its Subsidiaries: (i) are, and for the past three years have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned or leased by any of them; (iii) are, for the past three years have been, in compliance with all of their Environmental Permits; and (iv) to the knowledge of the Borrower, there are no facts or circumstances reasonably likely to result in the revocation or violation of, or the inability to timely renew or comply with, any Environmental Permit, or the inability to comply with any Environmental Law that is or is expected to become applicable, required for the operations of the Borrower or any of its Subsidiaries as currently conducted;

(b) to the knowledge of the Borrower, there have no releases of Materials of Environmental Concern at, on, under or in any real Property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location to which the Borrower or any of its Subsidiaries have sent Materials of Environmental Concern for re-use or recycling or for treatment, storage, or disposal which could reasonably be expected to (i) result in liability of the Borrower or any of its Subsidiaries under any Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or
(iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries;

(c)  there is no judicial, administrative, or arbitral proceeding
(including any written notice of violation or alleged violation) against the Borrower or any of its Subsidiaries under or relating to any Environmental Law;

(d) neither the Borrower nor any of its Subsidiaries has received any written request for information or written notice that it is a potentially responsible party under the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980 or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(e) neither the Borrower nor any of its Subsidiaries has entered into or agreed to any final judgment, consent decree or order in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to a violation by the Borrower or any of its Subsidiaries of any Environmental Law; and

(f) since January 1, 1992, neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind which could reasonably be expected to give rise to a claim under any Environmental Law, relating to noncompliance with any Environmental Law or with respect to any Material of Environmental Concern.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Credit Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement) and when taken as a whole with other such statements and information theretofore so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided that with respect to the projections and pro forma financial information contained in the materials referenced above (including, without limitation, the Projected Financial Statements) each of Holdings and its Subsidiaries represents only that such projections and pro forma financial information are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.19  Security Documents.  (a)  The Non-Shared Guarantee and
Collateral Agreement, the Shared Collateral Pledge Agreement and each Foreign Subsidiary Pledge Agreement is effective to create in favor of the Administrative Agent or the Collateral Trustee, as the case may be, for the benefit of the Lenders (and, to the extent required by the Existing Senior Notes Indenture, the holders of the Existing Senior Notes on an equal and ratable basis with the Lenders), a legal, valid and enforceable security interest in the Collateral described therein. In the case of the certificated Pledged Stock covered by the Shared Collateral Pledge Agreement and/or each Foreign Subsidiary Pledge Agreement, when any stock certificate representing such Pledged Stock is delivered to the Collateral Trustee (accompanied by an undated stock power endorsed in blank), and in the case of the other Collateral described in the Non-Shared Guarantee and Collateral Agreement and the Shared Collateral Pledge Agreement (to the extent perfection of a security interest in such Collateral can be obtained by filing Uniform Commercial Code Financing Statements), when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on the applicable Schedules to the Non-Shared Guarantee and Collateral Agreement and the Shared Collateral Pledge Agreement (all of which filings have been duly completed), the Non-Shared Guarantee and Collateral Agreement, the Shared Collateral Pledge Agreement or such Foreign Subsidiary Pledge Agreement, as the case may be, shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral, as security for the Secured Obligations (as defined in the Non-Shared Guarantee and Collateral Agreement, the Shared Collateral Pledge Agreement or such Foreign Subsidiary Pledge Agreement, as the case may be), in each case prior and superior in right to any other Person (except for Liens permitted by Section 7.3).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent for the benefit of the Lenders (or, in the case of any Mortgaged Property that constitutes Principal Property, the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes on an equal and ratable basis), a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a perfected Lien on all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except for Liens permitted by Section 7.3.

4.20 Solvency. Holdings and its Subsidiaries, on a consolidated basis, are, and after giving effect to the Recapitalization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.21 Senior Debt. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Notes Indenture .
 The Guarantee Obligations of Holdings and each Subsidiary Guarantor under the Non-Shared Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Notes Indenture.

4.22 Real Property. Set forth on Schedule 4.22 is complete and correct list, as of the Closing Date (after giving effect to the Recapitalization), of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

4.23 Year 2000 Matters. Any replacement or repair (including reprogramming) required to permit the proper processing of dates after December 31, 1999, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips and the testing of all such systems and equipment (including, where reasonably available and material to the Borrower, the testing or receipt of other commercially reasonable assurance with respect to such systems and equipment supplied by others or with which the Borrower's systems interface), as replaced or repaired, will be completed by September 30, 1999. The cost to the Borrower of such replacement and repair (including reprogramming) and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower will not result in a Default or a Material Adverse Effect.

4.24 No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreements or other contractual arrangements imposing unduly burdensome requirements upon the Borrower or any of its Subsidiaries that (taking into account, in the case of any such agreements or other arrangements, the benefits of such agreements or other arrangements to the Borrower or such Subsidiary) could reasonably be expected to result in a Material Adverse Effect.


	SECTION 5.  CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)  Credit Documents.  The Syndication Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Non-Shared Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) the Shared Collateral Pledge Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Trustee, (iv) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto, (v) a Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Agents, between the Borrower and/or each Subsidiary of the Borrower that holds equity interests of a Foreign Subsidiary designated on Schedule 4.15 as a Foreign Subsidiary for which a Foreign Subsidiary Pledge Agreement is to be delivered, executed and delivered by a duly authorized officer of the Borrower and/or such Subsidiary, (vi) the Collateral Trust Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Trustee and (vii) for the account of each requesting Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

(b) Recapitalization, etc. The following transactions shall have been (or shall be simultaneously) consummated:

(i)	   The Recapitalization shall have been effected through
the merger of Newco into Holdings pursuant to and in accordance in all material respects with the terms of the Merger Agreement, and no condition or other provision thereof shall have been waived, amended, supplemented or otherwise modified in any respect that is materially adverse to the interests of the Lenders or the Agents, unless the Lenders and, if applicable, the Agents shall have approved such waiver, amendment, supplement or modification;

(ii)	  Newco shall have received $417,500,000 cash common
equity contributed by LBMBP II, its Affiliates and certain other investors reasonably satisfactory to the Syndication Agent pursuant to the Equity Documents (collectively, the "New Investors") and, pursuant to the Recapitalization certain existing stockholders of Holdings shall have retained common equity of Holdings, such that Holdings shall (after giving effect to the Recapitalization) have at least $462,000,000 of common equity (at least 85% of which shall be owned by the New Investors); and

(iii)	  The Borrower shall have received at least
$325,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

(c) Aggregate Consideration. The Syndication Agent shall have received evidence satisfactory to the Syndication Agent that the Recapitalization shall have been (or shall be simultaneously) consummated for an aggregate consideration not exceeding $1,400,000,000 (including (i) the payment of related fees and expenses, (ii) the assumption of the Existing Senior Notes and (iii) the refinancing of existing Indebtedness of the Borrower of up to $15,000,000).

(d)  Pro Forma Balance Sheets; Financial Statements; Projections.
 The Lenders shall have received (i) the Pro Forma Balance Sheets, (ii) audited consolidated financial statements of Holdings and its consolidated Subsidiaries for the 1997 and 1998 fiscal years and
(iii) unaudited interim consolidated financial statements of (A) Holdings and its consolidated Subsidiaries and (B) the Borrower and its consolidated Subsidiaries, in each case for each quarterly period referred to in the second sentence of Section 4.1(b).

(e) Approvals, Etc. All material governmental and third party approvals required to be obtained pursuant to the Merger Agreement and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Recapitalization or the financing contemplated hereby.

(f) Related Agreements. The Syndication Agent shall have received (in a form reasonably satisfactory to the Agents), true and correct copies, certified as to authenticity by the Borrower, of the Merger Agreement, the Senior Subordinated Notes Indenture and such other related documents or instruments as may be reasonably requested by the Syndication Agent, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which any Credit Party may be a party.

(g) Repayment of Existing Indebtedness. The Syndication Agent shall have received evidence satisfactory to the Agents that the Existing Credit Facility shall have been (or shall be simultaneously) terminated, all amounts thereunder or in respect of any other Indebtedness indicated on Schedule 7.2(d) that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full and arrangements satisfactory to the Syndication Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

(h) Fees. The Lenders, the Arranger and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Agents on or before the Closing Date.

(i) Solvency. The Syndication Agent shall have received a reasonably satisfactory certificate of the chief financial officer of Holdings as to the solvency of Holdings and its Subsidiaries after giving effect to the Recapitalization and the other transactions contemplated hereby.

(j) Lien Searches. The Syndication Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Credit Parties are located, and such search shall reveal no liens on any of the assets of Holdings, the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or disclosed in the Merger Agreement or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Syndication Agent.

(k) Environmental Matters. The Syndication Agent shall have received information on environmental matters regarding the material real Property of the Borrower and its Subsidiaries, including environmental assessments, reasonably satisfactory to the Syndication Agent.

(l) Expenses. The Syndication Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Recapitalization and the financing thereof
(excluding the cost of repurchasing or retiring stock options held by certain existing shareholders of Holdings immediately prior to the Recapitalization) shall not exceed $50,000,000.

(m) Closing Certificate. The Syndication Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(n) Legal Opinions. The Syndication Agent shall have received the following executed legal opinions:

(i)	  the legal opinion of Cravath, Swaine & Moore, special
counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-1;

(ii)  the legal opinion of the General Counsel of the Credit
Parties, substantially in the form of Exhibit F-2;

(iii)  the legal opinion of Milbank, Tweed, Hadley & McCloy
LLP, special New York counsel to the Syndication Agent, substantially in the form of Exhibit F-3;

(iv) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Merger Agreement, accompanied by a letter from the counsel delivering such opinion (or authorization within such opinion) authorizing reliance thereon by the Agents and the Lenders; and

(v)	  the legal opinion of local counsel in each jurisdiction
where a Mortgaged Property (designated on Schedule 1.1 as a Mortgaged Property in respect of which a legal opinion of local counsel is to be delivered) is located or where a Foreign Subsidiary, the shares of which are pledged pursuant to a Foreign Subsidiary Pledge Agreement, is organized, and of such other special and local counsel as may be required by the Agents.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as either Agent may reasonably require.

(o)  Pledged Stock; Stock Power; Pledged Notes .  The Syndication
Agent shall have received evidence satisfactory to it that the Collateral Trustee shall have received (i) the certificates representing the shares of certificated Capital Stock pledged pursuant to the Shared Collateral Pledge Agreement and each Foreign Subsidiary Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Collateral Trustee pursuant to the Shared Collateral Pledge Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Agents) by the pledgor thereof.

(p)  Filings, Registrations and Recordings.  Each document
(including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Agents to be filed, registered or recorded in order to create in favor of the Administrative Agent or the Collateral Trustee, as the case may be, for the benefit of the Lenders (and, to the extent required by the Existing Senior Notes Indenture, the holders of the Existing Senior Notes on an equal and ratable basis with the Lenders), a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(q) Title Insurance; Flood Insurance. (i) The Syndication Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties designated on Schedule 1.1 as Mortgage Properties for which a survey is to be delivered, certified to the Agents and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Agents and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Agents and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be reasonably satisfactory to the Agents, and there shall be surveyed and shown on such maps, plats or surveys such matters as may be reasonably requested by the Agents.

(ii)  	The Syndication Agent shall have received in respect
of each Mortgaged Property designated on Schedule 1.1 as a Mortgaged Property for which a mortgagee's title insurance policy is to be delivered a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Agents; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except such defects and encumbrances approved by the Agents; (D) name the Administrative Agent for the benefit of the Lenders (or, in the case of any Mortgaged Property which constitutes Principal Property, the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes on an equal and ratable basis) as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Agents may reasonably request and (G) be issued by title companies satisfactory to the Agents (including any such title companies acting as co-insurers or reinsurers, at the option of the Agents). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been (or shall be simultaneously) paid.

(iii)  	If requested by the Agents, the Syndication Agent
shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

(iv)  	The Syndication Agent shall have received a copy of
all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

(r) Insurance. The Syndication Agent shall have received insurance certificates satisfying the requirements of Section 6.5(b).

(s) Other Documents, etc. The Syndication Agent shall have received such other certificates, legal opinions and documents as it may reasonably request.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

	SECTION 6.  AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

6.1  Financial Statements.  Furnish to each Agent (and the
Administrative Agent shall promptly furnish to each Lender):

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements, together with the schedules and notes to such financial statements, shall present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2 Certificates; Other Information. Furnish to each Agent (and the Administrative Agent shall promptly furnish to each Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating, in performing their audit, nothing came to their attention that caused them to believe that Holdings and the Borrower failed to comply with the provisions of Section 7.1, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and
(y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Credit Party keeps inventory (other than inventory held by a third party on a consignment basis or otherwise the aggregate value of which does not exceed $3,000,000) or equipment and of any Intellectual Property acquired by any Credit Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 90 days after the beginning of each fiscal year of Holdings, a reasonably detailed consolidated budget for the current fiscal year (including a projected consolidated balance sheet of Holdings as of the end of the current fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith and are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such opinions, projections and forecasts as to any future event or state of affairs are not to be viewed as factual information and that actual results during the period or period covered by any such opinion, projection or forecast may differ from the opinions and projected or forecast results);

(d) (i) concurrently with the delivery of any financial statements pursuant to Section 6.1(a), a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal year and (ii) concurrently with the delivery of any financial statements pursuant to Section 6.1(b), a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter (it being understood that delivery to the Agents of Holdings' Report on Form 10-K or Report on Form 10-Q, as applicable, filed with the SEC shall satisfy the requirements of this Section 6.2(d) so long as the information required to be contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of such Report is substantially the same as that required under this Section 6.2(d));

(e) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the SEC;

(f) as soon as possible and in any event within five days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower or any of its Subsidiaries; and

(g) promptly, such additional financial and other information as any Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be; provided that the Borrower and its Subsidiaries shall not be prohibited from extending the date of payment of any trade payables consistent with prudent business practices for companies engaged in the same or a similar business.

6.4  Conduct of Business and Maintenance of Existence, etc.    (a)
(i) Preserve, renew and keep in full force and effect its corporate existence (except for Non-Operating Subsidiaries) and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (except, in the case of clauses (i) and (ii) above, as otherwise permitted by Section 7.4, and except, in the case of clauses (i) (with respect to Non-Operating Subsidiaries only) and (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect); and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that, to the extent consistent with prudent business practice of Persons carrying on a similar business in a similar location, a program of self-insurance for first or other loss layers may be utilized); and furnish to the Administrative Agent with copies for each Lender, upon written request, full information as to the insurance carried. The Agents and the Lenders shall be named as additional insureds in respect of all public liability insurance maintained by Holdings or its Subsidiaries and each of the Administrative Agent and the Collateral Trustee shall be named as loss payee in respect of all property and casualty insurance maintained by Holdings or its Subsidiaries on their respective Property, as to the extent of their interests therein. All insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof.

6.6  Inspection of Property; Books and Records; Discussions.  (a)
 Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and
(b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Requirement of Law) at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants; provided that (i) the Administrative Agent or such Lender shall notify Holdings prior to any contact with such accountants and give Holdings and the Borrower the opportunity to participate in such discussions,
(ii) neither the Borrower nor any of its Subsidiaries will be required to disclose any confidential information that it is precluded from disclosing to the Agents or the Lender irrespective of the limitation set forth in Section
10.14 or the execution and delivery of a separate confidentiality agreement,
(iii) the Lenders shall be permitted to remove copies of documents and other materials from premises of the Borrower or any of its Subsidiaries only with the consent of the Borrower (such consent not to be unreasonably withheld),
(iv) any request by a Lender for any visit, inspection or discussion shall be made through the Administrative Agent and the timing of any such visits or discussions shall be coordinated with the Administrative Agent so as to minimize the disruption of the business of the Borrower and its Subsidiaries and (v) the costs of any such visits shall be for the account of the relevant Lender(s) and/or Agent(s) (except that during the continuation of a Default or Event of Default any such costs of the Agents shall be for the account of the Borrower).

6.7  Notices.  Promptly give notice to the Agents of:

(a)  the occurrence of any Default or Event of Default;

(b) any (i) event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, which in the case of either clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (iii) any material Disposition of Property by the Borrower or any of its Subsidiaries (describing in reasonable detail the Property sold, the consideration received therefor and the proposed use of the proceeds thereof);

(c) any other litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d) the following events, as soon as possible and, in any event, within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) copies of all material notices which Holdings or the Borrower receives from or on behalf of the holders of any class of its debt securities (including, without limitation, any notice of acceleration of the Senior Subordinated Notes or the Existing Senior Notes); and

(f) any development or event which has had or, in the judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply in all material respects with, and use its reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

6.9 Interest Rate Protection. In the case of the Borrower, within 180 days after the Closing Date, enter into and thereafter maintain in full force and effect through the second anniversary of the Closing Date, one or more Hedge Agreements to the extent necessary to provide that at least 33% of the aggregate principal amount of the Term Loans is subject to a fixed interest rate, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Syndication Agent.

6.10  Additional Collateral, etc.  (a)  With respect to any
Property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any real property or the Capital Stock of any new Subsidiary and (y) Property acquired by a Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (but in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Agents deem necessary or advisable to grant to the Administrative Agent or the Collateral Trustee, as the case may be, for the benefit of the Lenders (and, to the extent required by the Existing Senior Notes Indenture, the holders of the Existing Senior Notes on an equal and ratable basis with the Lenders), a security interest in such Property, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property except for Liens permitted by Section 7.3, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by such Security Documents or by law or as may be requested by the Agents and (iii) if requested by the Agents, deliver to the Administrative Agent legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agents.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any such real property owned by a Foreign Subsidiary), promptly (but in any event within 30 days after the acquisition thereof) (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders (or, if such property constitutes Principal Property, in favor of the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes on an equal and ratable basis), covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current survey thereof, together with a surveyor's certificate (in each case satisfactory to the Agents) and (y) any consents or estoppels reasonably deemed necessary or advisable by the Agents in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Agents and (iii) if requested by either Agent, deliver to the Administrative Agent legal opinions in form and substance, and from counsel, reasonably satisfactory to the Agents.

(c)  With respect to any new Subsidiary (other than a Foreign
Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), by Holdings, the Borrower or any of its Subsidiaries, promptly (but in any event within 30 days after the creation or acquisition thereof) (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders and the holdings of the Existing Senior Notes on an equal and ratable basis, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent evidence satisfactory to it of the delivery to the Collateral Trustee of the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to such Credit Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders (and, to the extent required by the Existing Senior Notes Indenture, the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes on an equal and ratable basis) a perfected first priority security interest in the Collateral described in such Security Documents with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by such Credit Documents or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agents.

(d) With respect to any new Foreign Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries that is not a Foreign Subsidiary, promptly (i) execute and deliver to the Agents such amendments to the relevant Security Documents or, at the request of the Agents, a Foreign Subsidiary Pledge Agreement, as the Agents deem necessary or advisable in order to grant to the Collateral Trustee for the benefit of the Lenders and the holders of the Existing Senior Notes, on an equal and ratable basis, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent satisfactory evidence of delivery to the Collateral Trustee of any certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Agents, desirable to perfect the Lien of the Collateral Trustee thereon, and (iii) if requested by the Agents, deliver to the Administrative Agent legal opinions in form and substance, and from counsel, reasonably satisfactory to the Agents. In addition, if at any time a Foreign Subsidiary ceases to be an Excluded Foreign Subsidiary, the Borrower shall take such action, and shall cause its relevant Subsidiaries to take such action, as shall be necessary to satisfy the foregoing requirements of this Section 6.10(d) as if such Foreign Subsidiary had been created or acquired on the date on which it ceased to be an Excluded Foreign Subsidiary.

6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agents may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Without limiting the foregoing, if at any time the Existing Senior Notes are refinanced, each of Holdings and the Borrower agree to execute and deliver (and to cause their respective Subsidiaries to deliver), such amendments to the relevant Security Documents and such other documents, and to take all other actions, as the Agents deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Collateral (or to continue any security interest previously granted thereunder).

	SECTION 7.  NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1  Financial Condition Covenants.

(a)  Consolidated Leverage Ratio.  Permit the Consolidated
Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                Consolidated
                Fiscal Quarter Ending                           Leverage Ratio

		December 31, 1999				5.90 to 1

                March 31, 2000                                  5.90 to 1
		June 30, 2000					5.90 to 1
		September 30, 2000				5.75 to 1
		December 31, 2000				5.75 to 1

                March 31, 2001                                  5.75 to 1
		June 30, 2001					5.75 to 1
		September 30, 2001				5.50 to 1
		December 31, 2001				5.25 to 1

                March 31, 2002                                  5.25 to 1
		June 30, 2002					5.25 to 1
		September 30, 2002				5.00 to 1
		December 31, 2002				4.75 to 1

                March 31, 2003                                  4.75 to 1
		June 30, 2003					4.75 to 1
		September 30, 2003				4.50 to 1
		December 31, 2003				4.25 to 1

                March 31, 2004                                  4.25 to 1
		June 30, 2004					4.25 to 1
		September 30, 2004				4.00 to 1
		December 31, 2004				4.00 to 1

                March 31, 2005                                  4.00 to 1
		June 30, 2005					4.00 to 1
		September 30, 2005				3.75 to 1
		December 31, 2005				3.75 to 1

                March 31, 2006                                  3.75 to 1
		June 30, 2006					3.75 to 1

(b)  Consolidated Interest Coverage Ratio.  Permit the
Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


Consolidated Interest
Fiscal Quarter Ending				   Coverage Ratio

		December 31, 1999				1.50 to 1

                March 31, 2000                                  1.50 to 1
		June 30, 2000					1.50 to 1
		September 30, 2000				1.50 to 1
		December 31, 2000				1.60 to 1

                March 31, 2001                                  1.60 to 1
		June 30, 2001					1.60 to 1
		September 30, 2001				1.75 to 1
		December 31, 2001				2.00 to 1

                March 31, 2002                                  2.00 to 1
		June 30, 2002					2.00 to 1
		September 30, 2002				2.25 to 1
		December 31, 2002				2.50 to 1

                March 31, 2003                                  2.50 to 1
		June 30, 2003					2.50 to 1
		September 30, 2003				2.75 to 1
		December 31, 2003				2.75 to 1

                March 31, 2004                                  3.00 to 1
		June 30, 2004					3.00 to 1
		September 30, 2004				3.00 to 1
		December 31, 2004				3.00 to 1

                March 31, 2005                                  3.25 to 1
		June 30, 2005					3.25 to 1
		September 30, 2005				3.25 to 1
		December 31, 2005				3.25 to 1

                March 31, 2006                                  3.25 to 1
                June 30, 2006                                   3.25 to 1

7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness of any Credit Party pursuant to any Credit
Document;

(b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary and of any Foreign Subsidiary to the Borrower or any other Subsidiary; provided that the sum of (i) the aggregate amount of Indebtedness owing by Foreign Subsidiaries to the Borrower or any Subsidiary Guarantor pursuant to this Section 7.2(b), (ii) the aggregate amount of Guarantee Obligations of the Borrower or any Subsidiary Guarantor in respect of obligations of Foreign Subsidiaries pursuant to Section 7.2(e)(ii) and
(iii) the aggregate amount of Investments in Foreign Subsidiaries pursuant to Section 7.8(c) or (f)(ii) shall not exceed, without duplication, $50,000,000 (or its equivalent in foreign currency) at any time outstanding;

(c)  Indebtedness (including, without limitation, Capital Lease
Obligations) incurred to finance the acquisition of fixed or capital assets in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

(d)  Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) (excluding, however, (i) following the making of the initial Loans hereunder, the Indebtedness that is to be repaid on the Closing Date, as indicated on Schedule 7.2(d) and (ii) following any date by which any other Indebtedness listed on Schedule 7.2(d) is to be repaid, as indicated on Schedule 7.2(d), such other Indebtedness) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

(e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of (i) obligations of the Borrower or any Subsidiary Guarantor or (ii) subject to the proviso to
Section 7.2(b), obligations of any Foreign Subsidiary;

(f)  (i) Indebtedness of any Credit Party under the Senior
Subordinated Notes Documents and (ii) Guarantee Obligations of Holdings or any Subsidiary Guarantor in respect of such Indebtedness (provided that, in each case, such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor, as the case may be, under the Non-Shared Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations), and any refinancing, refunding, renewals or extensions thereof on terms and conditions satisfactory to the Required Lenders;

(g) Indebtedness of Holdings and/or the Borrower under the Existing Senior Notes Documents, and any refinancings, refundings, renewals or extensions thereof on terms and conditions reasonably satisfactory to the Agents and not materially less favorable to the Lenders than the terms of such Indebtedness then in effect, so long as the aggregate principal amount of such Indebtedness does not exceed 110% of the aggregate principal amount of the Existing Senior Notes being refinanced;

(h)  Indebtedness of any Foreign Subsidiary owing to any Person
(other than Holdings, the Borrower or any of its Subsidiaries) in an aggregate principal amount (for all Foreign Subsidiaries) not to exceed $25,000,000 (or its equivalent in foreign currency) at any one time outstanding (it being understood that if non-U.S. dollar Indebtedness is incurred and, at the time of incurrence, it was permitted based on its U.S. dollar equivalence, subsequent currency fluctuations shall not cause a violation of this Section 7.4(h));

(i) Indebtedness assumed in connection with any Investment permitted pursuant to Section 7.8(h);

(j) Guarantee Obligations of the Borrower or any of its Subsidiaries in respect of Indebtedness of any Joint Venture that is an Affiliate of the Borrower in an amount, together with the amount of Investments by the Borrower and its Subsidiaries in Joint Ventures, not to exceed, in the aggregate outstanding at any one time, 5% of Consolidated Total Assets (or, if the Consolidated Leverage Ratio at any time during the term of this Agreement is less than 5.0 to 1, 10% of Consolidated Total Assets; provided that the aggregate amount of such Guarantee Obligations outstanding at any one time shall not exceed 5% of Consolidated Total Assets);

(k) Indebtedness in respect of commercial letters of credit issued by banks and other financial institutions for account of the Borrower or any of its Subsidiaries in an aggregate amount not exceeding $7,500,000 at any one time outstanding; and

(l) additional Indebtedness of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) in an aggregate principal amount (for the Borrower and all such Subsidiaries) not to exceed
$50,000,000 at any one time outstanding.

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which secure payments that are not more than 60 days delinquent in accordance with their terms or which are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)  deposits to secure the performance of bids, trade contracts
(other than for borrowed money), leases (other than Capital Lease
Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) (i) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) exceptions which are set forth in any title insurance policy delivered to the Agents pursuant to the terms of this Agreement;

(f)  Liens in existence on the date hereof listed on Schedule
7.3(f), securing Indebtedness permitted by Section 7.2(d) (including, without limitation, Liens created on the date hereof as a result of the cash collateralization of the obligations of the Borrower under certain letters of credit identified on Schedule 7.2(d));

(g)  Liens securing Indebtedness of the Borrower or any other
Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (other than after acquired title in or on such Property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such Property at the time it was acquired;

(h)  Liens created pursuant to this Agreement and the Security
Documents (including (x) to the extent required by the Existing Senior Notes Indenture, Liens securing the Existing Senior Notes and (y) in the event the Existing Senior Notes are refinanced in accordance with
Section 7.2(g), Liens securing such refinancing Indebtedness so long as such Liens do not encumber any type of Property not encumbered by the Liens securing the Existing Senior Notes immediately prior to such refinancing);

(i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 7.2(i); provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

(k) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

(l) so long as no Default or Event of Default shall have occurred and be continuing under clause (h) of Section 8, attachment or judgment Liens in respect of judgments or decrees that have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $5,000,000 (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged in writing coverage above applicable deductibles);

(m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business;

(n) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(o)  Liens securing Indebtedness permitted under Section 7.2(k); and

(p) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $25,000,000 at any one time.

7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)  Holdings may consummate the Recapitalization;

(b) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that a Credit Party may only be merged or consolidated with or into another Credit Party);

(c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Subsidiary of the Borrower that is a Credit Party; and

(d) any Foreign Subsidiary of the Borrower may be merged or consolidated with or into, or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Foreign Subsidiary of the Borrower.

7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out Property in the ordinary course of business;

(b) the sale of inventory, the license of intellectual property or the Disposition of cash or Cash Equivalents, in each case in the ordinary course of business;

(c)  Dispositions permitted by Section 7.4(b), (c) and (d);

(d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

(e) leases or subleases of Property not materially interfering with the ordinary conduct of its business; and

(f) the Disposition of other assets having a fair market value not to exceed 5% of Consolidated Total Assets in the aggregate during any fiscal year of Holdings or 15% of Consolidated Total Assets in the aggregate during the term of this Agreement; provided that the Net Cash Proceeds thereof are applied in the manner and to the extent required by
Section 2.12(b).

7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

(a) the Borrower may pay cash dividends to Holdings on the Closing Date to the extent necessary to enable Holdings to consummate the Recapitalization;

(b) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

(c)  the Borrower may pay cash dividends to Holdings to permit
Holdings to repurchase, redeem or otherwise acquire or retire for value any of Holdings' Capital Stock from present or former directors, officers or employees of Holdings, the Borrower or any Subsidiary pursuant to any management equity subscription agreement, stock option agreement, employment agreement or any other management or employee benefit plan or deferred compensation trust arrangement referred to in
Section 7.8(i); provided that the aggregate amount of payments under this clause (c) subsequent to the date hereof (other than as a result of death or disability) shall not exceed $2,500,000 in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years, subject to a maximum of $5,000,000 in any calendar year); and

(d)  the Borrower may pay cash dividends to Holdings to permit
Holdings to (i) pay Management Fees permitted by Section 7.10(b)(v) and
(ii) pay any taxes which are due and payable by Holdings and the Borrower as part of a consolidated group.

7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except:

(a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

        Fiscal Year                             Amount
        -----------                             ------
        1999                                    $25,000,000
        2000                                    $40,000,000
        2001                                    $42,500,000
        2002                                    $45,000,000
        2003                                    $45,000,000
        2004                                    $45,000,000
        2005                                    $50,000,000

provided that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above; and

	(b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount received in connection with a Recovery Event.

7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

(a) extensions of trade credit in the ordinary course of business;

(b)  Investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e) (but subject to the proviso to Section 7.2(b));

(d) loans and advances to officers, directors and employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $2,500,000 at any one time outstanding;

(e) Investments in Joint Ventures in an amount not to exceed, in the aggregate outstanding (net of dividends and any other distribution paid in respect thereof), 5% of Consolidated Total Assets;

(f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in (i) the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor or (ii) subject to the proviso to
Section 7.2(b), Foreign Subsidiaries;

(g) Investments in existence on the Closing Date set forth in Part C of Schedule 4.15 and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification or replacement shall increase the original amount of such Investment;

(h) Investments made to acquire all of the Capital Stock, or all or substantially all of the assets (or all or substantially all of the assets of any division), of any Person (other than a Borrower of any of its Subsidiaries) that is engaged in a business permitted under Section 7.15; provided that (a) if such Investment is an acquisition of the Capital Stock of any Person, such Person's board of directors or similar governing body shall have approved such acquisition, (b) at the time of each such Investment (both immediately prior to and after giving effect to such Investment), (i) there shall exist no Default or Event of Default and (ii) the aggregate consideration paid (excluding the portion of such consideration paid with the proceeds of equity issuances or Excess Cash Flow but including, in the case of an acquisition of assets, any assumed obligations) in connection with all Investments made pursuant to this paragraph (h) (x) during any fiscal year of Holdings shall not exceed $20,000,000 (or, if the Consolidated Leverage Ratio at the time of such Investment is less than 5.0 to 1, $50,000,000) and (y) during the term of this Agreement shall not exceed $50,000,000 (or, if the Consolidated Leverage Ratio at the time of such Investment is less than 5.0 to 1, $125,000,000) and (c) at least five Business Days prior to each such Investment, the Administrative Agent shall have received a certificate of a Responsible Officer certifying as to the foregoing and containing calculations, in form and substance reasonably satisfactory to the Agents, demonstrating in reasonable detail compliance with this paragraph (h) and Section 7.1 and with the debt incurrence covenant under the Senior Subordinated Notes Indenture (in each case calculated on a pro forma basis after giving effect to such Investment);

(i) Investments made in connection with (x) deferred compensation trust arrangements existing, and as in effect, on the Closing Date or
(y) officer's life insurance obtained in the ordinary course of business;

(j) in the case of Foreign Subsidiaries operating in Brazil, Investments made in the ordinary course of business in (i) overnight bank deposits, interest bearing accounts and certificates of deposit with maturities of one year or less from the date of acquisition thereof, in each case with any Brazilian commercial bank having a class of debt securities rated at least B+ by S&P or B-1 by Moody's or (ii) export notes in Dollars issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof (or, if export notes are not available, certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof and denominated in Brazilian reals swapped for Dollars pursuant to a Hedge Agreement);

(k)  Investments in connection with Hedge Agreements permitted by
Section 7.16; and

(l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, at the time of such Investment) not to exceed an aggregate of $10,000,000.

For purposes of clauses (c), (f)(ii) and (l) of this Section 7.8, the aggregate amount of an Investment at any time shall be deemed to be equal to
(A) the aggregate amount of cash, together with the aggregate fair market value of Property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

7.9  Limitation on Optional Payments and Modifications of
Instruments and Agreements, etc.   (a) (i) Make or offer to make any optional
or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Existing Senior Notes and/or the Senior Subordinated Notes (except as permitted by Section 7.2(f)), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance or (ii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Senior Notes, the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (x) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (y) does not involve the payment of a consent fee).

(b) Amend its certificate of incorporation in any manner that adversely affects the rights of the Lenders under the Credit Documents or their ability to enforce such rights.

(c) Designate any Indebtedness or other obligation, other than Indebtedness under this Agreement and the Notes, as "Designated Senior Debt", as such term is defined in the Senior Subordinated Notes Indenture as in effect on the Closing Date, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Senior Subordinated Notes Indenture or any other Indebtedness or other obligation of Holdings and its Subsidiaries.

(d) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Recapitalization Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Lenders with respect thereto or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Recapitalization Documents in any manner that adversely affects the interests of the Lenders.

7.10 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is
(i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

(b) In addition, notwithstanding the foregoing, Holdings, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or enter into the following transactions:

(i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower and Holdings;

(ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

(iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of any indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the organizational or governing documents or other corporate action of the Borrower and its Subsidiaries, respectively, or pursuant to applicable law;

(iv)  the Recapitalization;

(v) so long as no Default or Event of Default shall have occurred and be continuing, the payment of Management Fees in an aggregate amount not to exceed $1,000,000 in respect of any single fiscal year; and

(vi)  Investments permitted by Section 7.8(e), (f) or (g).

7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary; provided that the Borrower or any of its Subsidiaries may enter into (a) a sale and leaseback transaction if the Borrower or such Subsidiary could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness, in each case in accordance with the restrictions contained in this Agreement and other Credit Documents and (b) any sale and leaseback transaction relating to newly acquired property where such sale and leaseback is consummated within 180 days after the initial acquisition of such assets by the Borrower or such Subsidiary.

7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings to end on a day other than December 31 or change Holdings' method of determining fiscal quarters.

7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Non-Shared Guarantee and Collateral Agreement, other than (a) this Agreement and the other Credit Documents, (b) the Existing Senior Notes Indentures, (c) the Senior Subordinated Notes Indenture and (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

7.14  Limitation on Restrictions on Subsidiary Distributions.
Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Credit Documents, the Existing Senior Notes Indenture and the Senior Subordinated Notes Indenture and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or Joint Venture Affiliate, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

7.16 Hedge Agreements. Enter into or suffer to exist or become effective any Hedge Agreement, other than (a) Hedge Agreements entered into pursuant to Section 6.9 and (b) any other Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes.

7.17 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Credit Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower,
(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Credit Documents to which it is a party, (iii) obligations of Holdings as guarantor permitted under Section 7.2(f), (iv) obligations with respect to its Capital Stock and (v) obligations of Holdings with respect to the payment of Management Fees permitted by
Section 7.10(b)(v), or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower.


	SECTION 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Credit Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or any representation or warranty made by Newco or Holdings under the Merger Agreement shall prove to have been inaccurate in any material respect when made; or

(c) any Credit Party shall default in the observance or performance of any agreement contained in (i) clause (i) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a),
Section 7 or Section 2 of the Non-Shared Guarantee and Collateral Agreement or (ii) Section 3.1 or 3.3(a) of any Mortgage, and (in the case of clause (ii) only) such default shall continue unremedied for a period of 10 days; or

(d) any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto (giving effect to any applicable grace period); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

(f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)  (i) any Person shall engage in any "prohibited transaction"
(as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall be commenced by the PBGC to have a trustee appointed, or a trustee shall be so appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving for Holdings, the Borrower and its Subsidiaries taken as a whole a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged in writing coverage above applicable deductibles) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) (i) any of the Security Documents shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents), or any Credit Party or any Affiliate of any Credit Party shall so assert, or (ii) any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents); or

(j) the guarantee of any Credit Party contained in Section 2 of the Non-Shared Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Credit Party or any Affiliate of any Credit Party shall deny or disaffirm its obligation in respect of such guarantee (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents); or

(k)  a Change in Control shall occur; or

(l) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be subordinated to the Obligations or the obligations of Holdings and the Subsidiary Guarantors under the Non-Shared Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Notes Indenture, respectively, or any Credit Party, any Affiliate of any Credit Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert, as the case may be;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

	SECTION 9.  THE AGENTS

9.1  Appointment.  Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Agreement and the other Credit Documents, together
with such other powers as are reasonably incidental thereto.   Notwithstanding
any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any affiliate of a Credit Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this
Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent was not an Agent.
 With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

9.9  Successor Agents.  The Administrative Agent may resign as
Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall (subject to the consent of the Administrative Agent) be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. If no successor agent has accepted appointment as Syndication Agent by the date that is 10 days following a retiring Syndication Agent's notice of resignation, the retiring Syndication Agent's resignation shall nevertheless thereupon be effective, and the Lenders shall assume and perform all of the duties of the Syndication Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

9.11 The Arranger, etc.. Each of the Arranger and the Documentation Agent and Co-Documentation Agent identified on the cover page of this Agreement, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Credit Documents.

	SECTION 10.  MISCELLANEOUS

10.1  Amendments and Waivers.  Neither this Agreement or any other
Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.
The Required Lenders and each Credit Party party to the relevant Credit Document may, or (with the written consent of the Required Lenders) the Agents and each Credit Party party to the relevant Credit Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Credit Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive any principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the expiration of any Letter of Credit beyond the Revolving Credit Termination Date, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase the amount or extend the expiration date of any Commitment of any Lender, without the consent of such Lender; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Majority Facility Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, in each case without the consent of all Lenders; (iii) release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Credit Documents (except as otherwise expressly permitted under the Credit Documents), in each case without the consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby; (vi) amend, modify or waive any provision of
Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby; or (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender. In addition to the foregoing, no modification or waiver of any provision of Section 2.8, 2.11, 2.12 or 2.18 that could reasonably be expected to adversely affect the Lenders under a particular Facility in a manner that does not affect all Facilities equally shall be effective against the Lenders under such Facility unless the Majority Facility Lenders in respect of such Facility shall have concurred with such waiver or modification (it being understood that any modification or waiver of any provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment or Commitment reduction from those set forth in Section 2.12 with respect to less than all Facilities shall be deemed to not adversely affect the Lenders under each other Facility in a manner that does not affect all Facilities equally and, therefore, shall not require the concurrence of the Majority Facility Lenders in respect of each other such Facility).

Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender) take action having the effect of releasing any Collateral and/or guarantee obligations provided for in such Security Document to the extent necessary to permit consummation, by the relevant Person in accordance with the terms of this Agreement and the other Credit Documents, of any transaction not prohibited hereunder.

Any waiver and any amendment, supplement or modification of a type referred to above shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth on
Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

Holdings:				Blount International, Inc.
                                        4520 Executive Park Drive
                                        Montgomery, AL 36116-1602
                                        Attention:  Chief Financial Officer
                                        Telecopy:   (334) 271-8140
                                        Telephone:  (334) 244-4000

						with a copy to:

					Blount International, Inc.
                                        4520 Executive Park Drive
                                        Montgomery, AL 36116-1602
                                        Attention:  General Counsel
                                        Telecopy:   (334) 271-8130
                                        Telephone:  (334) 244-4000

The Borrower:				Blount, Inc.
                                        4520 Executive Park Drive
                                        Montgomery, AL 36116-1602
                                        Attention:  Chief Financial Officer
                                        Telecopy:   (334) 271-8140
                                        Telephone:  (334) 244-4000

                                        with a copy to:

					Blount, Inc.
                                        4520 Executive Park Drive
                                        Montgomery, AL 36116-1602
                                        Attention:  General Counsel
                                        Telecopy:   (334) 271-8130
                                        Telephone:  (334) 244-4000

The Syndication Agent:                  Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention: Michael O'Brien
                                        Telecopy:    (212) 526-0437
                                        Telephone:  (212)  526-7691

The Administrative Agent:		Bank of America, N.A.
					101 North Tryon Street, 15th Floor
					Charlotte, NC 28255
					Attention: Angela Berry
					Telecopy:  (704) 409-0009
					Telephone:  (704) 386-8958

                                        with a copy to each of:

					Bank of America, N.A.
					600 Peachtree St. N.E., 19th Floor
					Atlanta, GA 30308
					Attention: David Jackson
					Telecopy:  (404) 607-4619
					Telephone:  (404) 607-6323

					Bank of America, N.A.
					One Perimeter Park South, Suite 100N
					Birmingham, AL 35243
					Attention: Alan Schweer
					Telecopy:  (205) 970-6176
					Telephone:  (205) 970-6154

provided that any notice, request or demand to or upon either Agent or any Lender shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Syndication Agent and the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective officers, directors, trustees, employees, affiliates, agents, controlling persons, attorneys and advisers (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder. It is understood and agreed that, to the extent not precluded by a conflict of interest and not resulting in a material disadvantage or risk, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any such defense and any such potential settlement or judgment (including, to the extent reasonably practicable and not disadvantageous to any Indemnitee in its sole opinion, the use of a single counsel on behalf of the affected Indemnitees).

10.6  Successors and Assigns; Participations and Assignments.  (a)
 This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither Holdings nor the Borrower may assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents.
In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except for those matters specified in clauses (i) of the proviso in Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent and the Syndication Agent, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Borrower and the Agents and, in the case of any assignment of Revolving Credit Commitments and Revolving Credit Loans only, the written consent of the Agents, the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed and shall not be required in connection with an assignment involving LCPI or any of its Affiliates or if the Assignee is already a Lender or an Affiliate of a Lender) to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Agents, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate thereof, including, without limitation, in the case of any Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common (or affiliated) management with such Lender) shall (other than in the case of an assignment of all of a Lender's rights under this Agreement) be in an aggregate principal amount of less than $2,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agents). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto); provided that the Assignor shall continue to be entitled to the benefits of the indemnity and expense reimbursement provisions hereof for the period prior to such assignment. Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.
The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that (i) no such registration and processing fee shall be payable in connection with an assignment (y) by or to LCPI or any of its Affiliates or (z) by a Lender to any of its Affiliates (including, without limitation in the case of any Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common (or affiliated) management with such Lender), (ii) if the Assignee is already a Lender the registration and processing fee shall be $1,000 and (iii) only a single $3,500 registration and processing fee shall be payable in connection with an assignment by a Lender to an Assignee (that is not already a Lender) and one or more of its Affiliates (including, without limitation in the case of any such Assignee that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common (or affiliated) management with such Assignee)), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Person including, without limitation, any Federal Reserve Bank in accordance with applicable law.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Credit
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Credit Party pursuant to this Agreement that is designated by such Credit Party as confidential (including any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent or any other Lender or any of its Affiliates, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Credit Document; provided that in the case of the foregoing clauses
(d), (e) and (f) the relevant Agent or Lender shall (except with respect to routine regulatory disclosure) promptly notify the Borrower of any such request or demand for such information unless prohibited from doing so by applicable law.

10.15  Accounting Changes.  In the event that any "Accounting
Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.
 Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.16 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, the Borrower and each Agent.



10.17  WAIVERS OF JURY TRIAL.  HOLDINGS, THE BORROWER, THE AGENTS
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BLOUNT INTERNATIONAL, INC.


                                        By:  _____________________________
                                           Name:  ________________________
                                           Title: ________________________


                                        BLOUNT, INC.


                                        By:  _____________________________
                                           Name:  ________________________
                                           Title: ________________________


                                        LEHMAN BROTHERS INC.,
                                        as Arranger


                                        By:  _____________________________
                                           Name:  ________________________
                                           Title: ________________________

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        as Syndication Agent


                                        By:  _____________________________
                                           Name:  ________________________
                                           Title: ________________________




                                        BANK OF AMERICA, N.A.
                                        as Administrative Agent


                                        By:  _____________________________
                                           Name:  ________________________
                                           Title: ________________________




SCHEDULE I



PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE
LOANS, TRANCHE A TERM LOANS AND COMMITMENT FEES



Consolidated          Tranche A Term         Tranche A Term         Commitment
Leverage Ratio        Loan and Revolving     Loan and Revolving     Fee Rate
                      Credit Facility        Credit Facility
                      Applicable Margin      Applicable Margin
                      for LIBOR Loans        for Base Rate Loans

=>5.0 to 1                  3.25%                  2.25%               0.50%
< 5.0 => 4.5 to 1           3.00%                  2.00%               0.50%
< 4.5 => 4.0 to 1           2.75%                  1.75%               0.50%
< 4.0 => 3.5 to 1           2.25%                  1.25%               0.375%
<3.5 to 1                   1.75%                  .075%               0.375%



                                                     SCHEDULE 1.1
                        MORTGAGED PROPERTY


See Schedule 4.22

                                                     SCHEDULE 4.4
          CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


Hart - Scott - Rodino filings, consents or expirations with respect to the Recapitalization.

                                                     SCHEDULE 4.9
                      INTELLECTUAL PROPERTY


None.

                                                    SCHEDULE 4.15
          COMMITMENTS RELATING TO THE CAPITAL STOCK OF
               HOLDINGS AND ANY OF ITS SUBSIDIARIES


Registration Rights and Stock Transfer Restriction Agreement dated as of November 3, 1995, by and between Holdings and Winton M. Blount, Carolyn S. Blount, Winton M. Blount III, Samuel R. Blount, Joseph W. Blount, Thomas A. Blount, and Katherine Blount Miles, and The Blount Holding Company, L.P., a Delaware limited partnership.

                                                    SCHEDULE 4.15
                                                           Part A
           CAPITALIZATION, SUBSIDIARIES AND INVESTMENTS



                                       Shares of             Percentage
             Name                 Capital Stock(1)(2)(3)   Owned(1)(2)(3)
             ----                 ----------------------   --------------
Lehman Brothers Merchant Banking
  Partners(4). . . . . . . . . .      26,833,334                87.1%
John M. Panettiere . . . . . . .         390,231                 1.3%
Harold E. Layman . . . . . . . .         153,912                <1.0%
James S. Osterman. . . . . . . .          42,624                <1.0%
Gerald W. Bersett. . . . . . . .           4,259                <1.0%
Donald B. Zorn . . . . . . . . .          55,951                <1.0%
Richard H. Irving, III . . . . .          54,645                <1.0%
D. Joseph McInnes. . . . . . . .              --                 0.0%
Alan L. Magdovitz(4) . . . . . .      26,833,334                87.1%
Eliot M. Fried(4). . . . . . . .      26,833,334                87.1%
E. Daniel James(4) . . . . . . .      26,833,334                87.1%
Others . . . . . . . . . . . . .       3,265,044                10.6%


---------------
(1) Under their new employment agreements, the executives listed or otherwise accounted for in the above table commit to invest specific amounts for shares in Holdings after giving effect to the recapitalization transactions, according to individual formulas based in part upon the net tax proceeds resulting from the cancellation of their respective existing stock options in Holdings. The above table applies an assumed federal tax rate of 39.6%, 1.45% for medicare insurance and various state tax rates, which may or may not prove to be the applicable rates. The above computation also assumes that those executives who hold any shares in the Borrower (other than those subject to stock options) take actions equivalent to electing to receive the cash consideration as to those shares. The above individual and aggregate totals exclude ownership amounts of certain individuals pending resolution thereof. While it is not expected that either the number of shares or the total investment by management will vary materially from the information set forth herein, final ownership percentages will be established only at the consummation of the recapitalization transactions.
(2) This table does not give effect to shares that may be acquired pursuant to options and warrants.
(3) In connection with the recapitalization transactions, approximately 37 employees not named in the table above will collectively acquire approximately 300,000 shares of capital stock, representing approximately 1.0% ownership after giving effect to the recapitalization transactions. In aggregate, management will contribute approximately $15.0 million of cash, representing approximately 3.2% of ownership after giving effect to the recapitalization transactions, through purchase of equity at $15/share.
(4) Messrs. Magdovitz, Fried and James are affiliates of Lehman Brothers Merchant Banking Partners and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Merchant Banking Partners. Such individuals disclaim beneficial ownership of such shares.

                                                    SCHEDULE 4.15
                                                           Part B
           CAPITALIZATION, SUBSIDIARIES AND INVESTMENTS


                                             Percentage of
                              Jurisdiction   Capital Stock
                                   of        owned by any    Non-Operating
        Subsidiary            Incorporation  Credit Party     Subsidiary

Blount, Inc.                  Delaware           100%
BI Holdings Corp.             Delaware           100%
Blount (Thailand) Ltd.        Thailand           100%              x
Benjamin F. Shaw Company      Delaware           100%              x
Blount Export Company,Inc.    Barbados           100%
Svenska Blount AB             Sweden             100%
Svenska Oregon AB             Sweden             100%
BI, L.L.C.                    Delaware           100%
OOO Blount                    Russia             100%
Blount Canada Ltd.            Canada            99.90%
Blount Europe, S.A.           Belgium            100%
Blount U.K. Limited           England           99.99%
Blount Holdings Ltd.          Canada            99.99%
                              Ontario,
Oregon Distribution Ltd.      Canada             100%
Blount Industrial LTDA        Brazil            99.99%
Blount GmbH                   Germany            100%
Blount Development Corp.      Delaware           100%              x
Blount Japan Inc.             Japan              100%
Omark Properties, Inc.        Oregon             100%
4520 Corp., Inc.              Delaware           100%              x
Gear Products, Inc.           Oklahoma           100%
Dixon Industries, Inc.        Kansas             100%
Frederick Manufacturing
  Corporation                 Delaware           100%
Federal Cartridge Company     Minnesota          100%
Simmons Outdoor Corporation   Delaware           100%
Mocenplaza Development
  Corp.                       Delaware           100%              x
CTR Manufacturing             North Carolina     100%

                                                    SCHEDULE 4.15
                                                           Part C
           CAPITALIZATION, SUBSIDIARIES AND INVESTMENTS


Miscellaneous investments not exceeding $5,000,000.

100 shares of the common stock of Sturm, Ruger & Co.

Two notes from Lockheed Martin Corporation to the Borrower in the aggregate amount of $118,888.

Until November 1, 1999, cash collateral accounts in an amount of up to $22,000,000 relating to cash collateralization of letters of credit relating to the industrial development revenue bonds described in Schedule 7.2(d).

                                                    SCHEDULE 4.17

                      ENVIRONMENTAL MATTERS


Section 4.17(a)

Oregon Cutting Systems Division - Milwaukee, Oregon

OCSD received a Notice of Violation, Compliance Order and Assessment of Civil Penalty relating to the June 29, 1998 hazardous waste management compliance inspection conducted by the Oregon Department of Environmental Quality. A cash settlement has been negotiated in the amount of $9,128 and is completed.

Sporting Equipment Division - Lewiston, Idaho

SED violated discharge standards at Lewiston Wastewater treatment plant in 1987. City of Lewiston assessed penalty of $184,000 pursuant to a compliance order.

Forestry and Industrial Equipment Division - Owatonna, Minnesota

The wastewater from the plant was out of compliance in 1995. It was too high in heavy metals. The matter was resolved with the installation of a closed loop system for wastewater processing.

Forestry and Industrial Equipment Division - Prentice, Wisconsin

The wastewater from the plant was out of compliance in 1998; it was too high in oils and grease. The matter was resolved with the installation of a closed loop system for wastewater processing.

Forestry and Industrial Equipment Division - Spencer, Wisconsin

The wastewater from the plant was out of compliance in 1998; it was too high in oils and grease. The matter was resolved with the installation of a closed loop system for wastewater processing.


Section 4.17(b)

Blount Canada Ltd. - Guelph, Ontario Facility

Degreasing operations within the facility have caused localized contamination in the soil overburden and shallow groundwater by volatile organic compounds. No enforcement actions by the Ministry of the Environment or other third party claims are pending against the Borrower.

An underground storage tank containing oily waste, removed in 1995, was found to have caused localized volatile organic compound contamination. No enforcement actions by the Ministry of the Environment or other third party claims are pending against the Borrower.

Gasoline related compounds have impacted the site from a previous and/or existing off-site gas station unrelated to the Blount operations.

The dumping of chromium sludge onto property was voluntarily reported. This occurred about 70 years ago. The Borrower is investigating this release.

Federal Cartridge Company* - Anoka, Minnesota

At Master Site #11, there was a release of cyanide to soil beneath the concrete floor of the building.

Oregon Cutting Systems Division

OCSD is currently working with the Oregon Department of Environmental Quality Voluntary Cleanup Program to resolve a solvent release. Remediation of the release is proceeding, with expected completion in summer of 2000. There are minimal on-going costs for monitoring and remediating the release.

Forestry Industrial Equipment Division - Prentice, Wisconsin

Two underground storage tanks were removed in 1989. There were releases of petroleum products and impacts to groundwater. Blount reported the release to the Wisconsin Department of Natural Resources and is voluntarily remediating the release.

In 1991 there was a release of trichloroethylene. The release was reported to the Wisconsin Department of Natural Resources and the release is being monitored by the Borrower and allowed to naturally attenuate.


Section 4.17(c)

HBC Vogue Rattan** - Lexington, Kentucky

Lawsuit for contribution involving cleanup of former Vogue Rattan leased facility in Lexington, Kentucky with a total cleanup cost for all parties expected to be less than $200,000. The lawsuit was initiated by subsequent owners of the facility. A separate claim by the Commonwealth of Kentucky was settled for $5,000.

Calstrip Steel Corp.** - Glen Avon, California

Austin v. Stringfellow, et al. This was an action against Calstrip Steel Corp. and other contributors of waste to Stringfellow Quarry by certain residents of the adjacent town, Glen Avon; it was settled in March 1994 for a payment of $124,900 by Blount on behalf of Calstrip. A de minimis claim by U.S. EPA was settled in August 1994, for $117,574. A second lawsuit was initiated by residents (past and present) of the town of Glen Avon, which residents did not participate in the first lawsuit.

Gear - Sand Springs, Oklahoma

ARCO consented to clean up Sand Springs Petrochemical Complex and then sued potential responsible parties, including Gear, for contribution. Gear had a previous de minimis settlement agreement. Gear tendered the lawsuit to Simon U.S., which accepted tender based upon 1991 stock purchase agreement.

Oregon Cutting Systems Division

OCSD operated a plant in Bayamon, Puerto Rico. Waste was allegedly discharged in a creek, which emptied into the Bayamon River. U.S. EPA filed suit in February 1985, alleging Clean Water Act violations. The matter was settled with payment of $576,100 in penalties.

Oregon Cutting Systems Division

OCSD sold a facility in Milwaukee, Oregon to ITT in 1979. ITT sold the facility to Phillips Drill Company in 1985. ITT stock was sold to ITW. Trichloroethane was discovered on the site. ITW initiated a lawsuit, which included ITT. ITT joined Blount. Blount settled in January 1996 and paid $90,000, even though Blount did not use TCE during its ownership.


Section 4.17(d)

Oregon Cutting Systems Division

Pasco Sanitary Landfill (See contingency section of financial footnote 7 to Blount International, Inc. Form 10-K for period ending 12/31/98).

Western Processing Superfund Site - Kent, Washington. In 1987 this matter was settled under a CERCLA Consent Decree. The site is now in Phase II of subsurface remediation. There are annual allotments of response costs. To date, the Borrower has paid $19,323.

Sporting Equipment Division - Onalaska, Wisconsin

Onalaska Municipal Landfill (See contingency section of financial footnote 7 to Blount International, Inc. Form 10-K for period ending 12/31/98).

HBC - Lindsay Wire**

New Lyme Landfill, Ashtabula County, Ohio. EPA and group of Defendants settled. The defense group sent a letter to Blount offering to allow Blount to settle for $5,000. The Borrower is investigating its responsibility at this site.


Section 4.17(e)

Sporting Equipment Division - Lewiston, Idaho

Gould Superfund, Washington. Between 1963 - 1981, CCI and Speer deposited small amounts of lead scraps at the Gould site. Blount paid $255,834 to settle with EPA.

Young American Homes

Jack Creek Site, Pennsylvania. EPA and Pennsylvania Department of Interior settlement offers were accepted in September 1994, for $5,513 and $198, respectively.

KSM**

Malvern Superfund Site, Chester County, Pennsylvania. KSM sent six barrels of trichloroethane to this site in 1979. KSM accepted an EPA de minimis buyout for $2,801 in December 1998.


Section 4.17(f)

Acquisitions since January 1, 1992

CTR Manufacturing, Inc.                                   4/28/94

Simmons Outdoor Corporation                              12/18/95

Frederick Manufacturing Corporation                        1/3/97

Orbex, Inc.                                                1/3/97

Federal Cartridge Company*                               10/31/97



Dispositions since January 1, 1992

Construction Division of Blount, Inc.                      3/1/94

Pozzo Construction Co.                                    4/28/95

Injection Molding Metal Products Operations                5/2/95

BI Industries, Inc. ("BI") Oniskany/Utica, NY (Waterbury Felt Division) and Florence, Mississippi (Lindsay Division). On February 12, 1992, BI sold the assets of its Waterbury Felt Division. On February 1, 1993, BI sold the assets of its Lindsay Wire Division. BI retained certain environmental liabilities and obligations of BI existing as of the dates of such sales. BI was a subsidiary of the Blount International, Inc. (then known as HBC, Incorporated). On June 15, 1993, BI was merged into HBC, Inc. (now known as Blount International, Inc.).


* There are excluded from the schedule certain on-site and off-site matters involving Federal Cartridge Company, that are managed and financed by Pentair, Inc., the prior parent of Federal, as provided in the Blount and Pentair stock purchase agreement.
** Calstrip, Lindsay Wire, Vogue Rattan and KSM are no longer owned, directly or indirectly, by Blount.

                                                 SCHEDULE 4.19(A)

                     UCC FILING JURISDICTIONS

                  SHARED COLLATERAL FORMS UCC-1



        DEBTOR                                  STATE/FILING OFFICE
        ------                                  -------------------

1.(a)   Blount International, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS


2.(a)   Blount, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           California SOS

  (c)                                           Idaho SOS

  (d)                                           Minnesota SOS

  (e)                                           Nebraska S0S

  (f)                                           North Carolina SOS

  (g)                                           Oregon SOS

  (h)                                           Wisconsin SOS

  (i)                                           Wisconsin Price County
                                                (Prentice)
  (j)                                           Indiana Madison County
                                                (Indianapolis)
                                                (Offsite goods)

3.(a)   Federal Cartridge Company
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Indiana S0S

  (c)                                           Indiana Wayne County
                                                (Richmond)
  (d)                                           Minnesota S0S

4.(a)   Dixon Industries, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Kansas S0S

  (c)                                           Kansas Montgomery County
                                                (Coffeyville)

5.(a)   Frederick Manufacturing
        Corporation
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Missouri S0S

  (c)                                           Missouri Jackson County
                                                (Kansas City)

6.(a)   CTR Manufacturing Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           North Carolina SOS

  (c)                                           North Carolina Wake County

7.(a)   Gear Products, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS


  (b)                                           Oklahoma Oklahoma County
                                                (Central Filing)

8.(a)   BI Holdings Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

9.(a)   Benjamin F. Shaw Company
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

10.(a)  BI, L.L.C.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

   (b)                                          Oregon SOS

11.(a)  Blount Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

12.(a)  Omark Properties, Inc.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

   (b)                                          Oregon SOS

13.(a)  4520 Corp., Inc.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

14.(a)  Mocenplaza Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

                NON-SHARED COLLATERAL FORMS UCC-1



        DEBTOR                                  STATE/FILING OFFICE


1.(a)   Blount International, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

2.(a)   Blount, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           California SOS

  (c)                                           Idaho SOS

  (d)                                           Minnesota SOS

  (e)                                           Nebraska S0S

  (f)                                           North Carolina SOS

  (g)                                           Oregon SOS

  (h)                                           Wisconsin SOS

  (i)                                           Wisconsin Price County
                                                (Prentice)

  (j)                                           Missouri [         ] County
                                                (Chesterfield)

3.(a)   Federal Cartridge Company
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Indiana S0S

  (c)                                           Indiana Wayne County
                                                (Richmond)

  (d)                                           Minnesota S0S

  (e)                                           Indiana Madison County
                                                (Indianapolis)
                                                (Offsite goods)
  (f)                                           New York SOS
                                                (Offsite goods)

  (g)                                           New York Eirie County
                                                (Offsite goods)

  (h)                                           Minnesota Anoka County
                                                (St. Francis)

4.(a)   Dixon Industries, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Kansas S0S

  (c)                                           Kansas Montgomery County
                                                (Coffeyville)

  (d)                                           Alabama SOS

  (e)                                           Minnesota SOS

  (f)                                           Indiana SOS

  (g)                                           Indiana [         ] County
                                                (Indianapolis)

  (h)                                           Utah [         ] SOS
                                                (Salt Lake City)

5.(a)   Frederick Manufacturing
        Corporation
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Missouri S0S

  (c)                                           Missouri Jackson County
                                                (Kansas City)

6.(a)   CTR Manufacturing Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           North Carolina SOS

  (c)                                           North Carolina Wake County

7.(a)   Gear Products, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116                   Alabama SOS

  (b)                                           Oklahoma Oklahoma County
                                                (Central Filing)

8.(a)   Simmons Outdoor Corporation
        4520 Executive Park Drive
        Montgomery, AL  36116                   Georgia Thomas County

9.(a)   BI Holdings Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS


10.(a)  Benjamin F. Shaw Company
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

11.(a)  BI, L.L.C.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

   (b)                                          Oregon SOS

12.(a)  Blount Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

13.(a)  Omark Properties, Inc.
        4909 S.E. International Way
        Portland, OR 97222                      Alabama SOS

   (b)                                          Oregon SOS

14.(a)  4520 Corp., Inc.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS


15.(a)  Mocenplaza Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116                    Alabama SOS

                                                 SCHEDULE 4.19(B)

                  MORTGAGE FILING JURISDICTIONS


See Schedule 4.22

                                                    SCHEDULE 4.22



                          REAL PROPERTY

                         Owned Properties
                         ----------------

     LOCATION                   OWNER                  TO BE
                                                     MORTGAGED
                                                     AT CLOSING
                                                       DATE?

MONTGOMERY OFFICES
4520 Executive Park Drive
Montgomery, AL 36116
(Montgomery County)             Blount, Inc.            Yes

MONTGOMERY WAREHOUSE
2100 Blackshear Drive
Montgomery, AL 36108
(Montgomery County)             Blount, Inc.            Yes

605 Oro Dam Boulevard
Oroville, CA 95965
(Butte County)                  Blount, Inc.            Yes

Lewiston - CCI
2299 Snake River Avenue
Lewiston, ID 83501
(Nez Perce County)              Blount, Inc.            Yes

Lewiston - Speer
1023 Snake River Avenue
Lewiston, ID 83501
(Nez Perce County)              Blount, Inc.            Yes

Lewiston - Southport
150 Southport Avenue
Lewiston, ID 83501
(Nez Perce County)              Blount, Inc.            Yes

Lewiston - Tammany
Tammany Road
Lewiston, ID 83501
(Nez Perce County)              Blount, Inc.            No

232 Industrial Parkway
Richmond, IN 4737               Federal Cartridge
(Wayne County)                  Company                 Yes

Airport Industrial Park
Coffeyville, KS 67337
(Montgomery County)             Dixon Industries, Inc.  Yes

900 Ehlen Drive
Anoka, MN 55303                 Federal Cartridge
(Anoka County)                  Company                 Yes

3249 South Country Road 45
Owatonna, MN 55060
(Steele County)                 Blount, Inc.            Yes

2840 East 12th Street           Frederick
Kansas City, MO 64127           Manufacturing
(Jackson County)                Corporation             Yes

Grant & Nebraska Aves.
b/t 9th & 10th Streets
York, Nebraska
(York County)                   Blount, Inc.            No

774 Zeb Road
Union Grove, NC 28689           CTR Manufacturing
(Iredell County)                Inc.                    No

415 Mack Todd Road
Zebulon, NC 27597               Omark Properties,
(Wake County)                   Inc.                    Yes

1111 N.161st East Avenue
Tulsa, OK 74116
(Rogers County)                 Gear Products, Inc.     Yes

4909 SE International Way       Omark Properties, Inc.
Portland, OR 97222              (as to Tax Lots 100
(Clackamas County)              and 300) and Blount,
                                Inc. (as to the
                                remainder)              Yes

Route #2
N5549 County Trunk "Z"
Onalaska, WI 54650
(LaCrosse County)               Blount, Inc.            Yes

474 Birch Street
Prentice, WI 54556
(Price County)                  Blount, Inc.            Yes

800 Monroe Street
Spencer, WI 54479
(Marathon County)               Blount, Inc.            No


                        LEASED PROPERTIES

LOCATION                        LESSEE                  LESSOR

1415 South 3200 West                                    American Distribution
Salt Lake City, UT 84104        Dixon Industries, Inc.  Centers, Inc.

2900 North Shadeland Avenue
Indianapolis, IN 46219          Dixon Industries, Inc.  R&W Warehouse, Inc.

3703 Kennebec Drive
Eagan, MN 55122                 Dixon Industries, Inc.  FREIGHTMASTERS, Inc.

3200 2nd Avenue South
Birmingham, AL 35233            Dixon Industries, Inc.  Shaw Warehouse Company

Montgomery Regional Airport
4445 Selma Highway                                      The Montgomery Airport
Montgomery, AL 36108            Blount, Inc.            Authority

Plantation Oak Industrial Park
Plantation Oak Drive            Simmons Outdoor
Thomasville, GA                 Corporation             Realty Four

900 Bob Ehlen Drive             Federal Cartridge
Anoka, MN                       Company                 Hoffman Enclosures Inc.

The Wiltel Building
15450 South Outer Forty Road                            The Realty Associates
Chesterfield, MO 63017          Blount, Inc.            Fund III, L.P.

1401 Bedford                    Frederick
North Kansas City, MO           Manufacturing Corp.     Barney A. Karbank

Hawthorne Industrial Park       Blount, Inc.
10955 SE Jennifer               (Oregon Cutting         Hawthorne Investment
Clackamas, OR                   Systems Division)       Company




LOCATION                        LESSEE                  LESSOR

Montgomery Offices
4520 Executive Park Drive
(Building B)                    Lockheed Martin
Montgomery, AL 36116            Corporation             Blount, Inc.

Montgomery Offices
4520 Executive Park Drive
(Building B)                    Community
Montgomery, AL 36116            Communications, Inc.    Blount, Inc.

Montgomery Offices
2511 Fairlane Drive
(Building C)                    Lockheed Martin
Montgomery, AL 36116            Corporation             Blount, Inc.

Montgomery Offices
2511 Fairlane Drive
(Building C)                    Montgomery Home
Montgomery, AL 36116            Care, Inc.              Blount, Inc.

Montgomery Offices
2511 Fairlane Drive
(Building C)
Montgomery, AL 36116            Thornton Farish, Inc.   Blount, Inc.

                                                  SCHEDULE 7.2(D)

                      EXISTING INDEBTEDNESS



Instrument           Due Date        Outstanding  Rate       Action
----------           --------        -----------  ----       ------
                                       June 30,
                                         1999
                                      in '000's
                                     -----------
$150.0m Senior Notes June 15, 2005    $148,665    7%         Continue as is.

$150.0m Revolving                                            Optional
Credit Agreement     April 1, 2002           0               Termination on
                                                             Closing Date.

Industrial
Development
Revenue Bond:                                                Optional
Village of Prentice,                                         Redemption by
Series 1992          July 1, 2002        1,350    Var. Rate  November 1, 1999.

Industrial
Development
Revenue Bond:                                                Optional
City of Bluffton,                                            Redemption by
Series 1988          June 1, 2013        2,200    Var. Rate  November 1, 1999.

Industrial
Development
Revenue Bond:        September 1, 2004   4,200               Optional
Village of Prentice, Restricted Cash     1,156               Redemption by
Series 1994          Net                 3,044    Var. Rate  November 1, 1999.

Industrial
Development
Revenue Bond:
County of Steele,    December 1, 2004    3,200               Optional
Minnesota, Series    Restricted Cash     2,111               Redemption by
1994                 Net                 1,389    Var. Rate  November 1, 1999.

Industrial
Development
Revenue Bond:                                                Optional
City of Coffeyville,                                         Redemption by
Kansas (Dixon)       November 1, 2004    1,800    Var. Rate  November 1, 1999.

Donald Wintz Note    October 31, 2002      438               Optional
                                                             Redemption by
                                                             November 1, 1999.

Blount Industrial
LTDA (Brazil) -
Export Advances                            322               Continue as is.

Blount Canada - GE                                5.86%
Capital Leases       October 1, 1999        44    eff. rate  Continue as is.

Blount Canada -                                   0%
Tuckahoe Leasing     March 1, 2000           9    eff. rate  Continue as is.

Federal - USL                                     6.0%
Corp Lease           February 1, 2000       39    eff. rate  Continue as is.

Blount Japan -                                    7.626%
NEC Lease            March 20, 2003        186     eff. rate  Continue as is.

TOTAL, as of June 30, 1999            $162,753
                                      ========

                        Letters of Credit
                          As of 8/18/99



  Division/   Guaranty                                                                    Issue   Expiration
  Company      Number    Issuing Bank   In Favor of    L/C Type     Rate     Amount       Date       Date
------------ ---------- -------------- ------------- ------------- ------ ------------- --------- ----------
Blount, Inc.
Blount, Inc. S-865606   Morgan         Bank One,     Bluffton, IDB 0.550%  2,282,876.71 30-Jun-92 30-Jun-00
                        Guaranty Trust Indianapolis
Blount, Inc. SA89488094 NationsBank*   Aetna         Insurance     0.475%    927,202.00 29-Jul-94 29-Jul-00
                                       Casualty &
                                       Surety
Blount, Inc. C7108641   Bank of
                        America*       Aetna         Insurance     0.475%  4,618,770.00 05-Sep-89 01-Jul-00
                                       Casualty &
                                       Surety
Blount Int'l,
Inc.         C7305122   Bank of        Employers     Insurance     0.475%  1,000,000.00 01-Jul-96 01-Jul-00
                        America*       Insurance
                                       of Wassau
Blount, Inc. SA84637094 NationsBank*   Norwest Bank, Prentice 94   0.475%  4,248,328.77 20-Oct-94 20-Oct-99
                                       Minnesota     IDB
Blount, Inc. SA84660094 NationsBank*   Norwest Bank, Steele Cly    0.475%  3,540,273.97 08-Dec-94 08-Dec-99
                                       Minnesota     IDB
                        Total Blount,
                        Inc.                                              16,617,451.45


Dixon Industries, Inc.
Dixon                                  Norwest Bank, Coffeyville
Industries   SA84657094 NationsBank*   Minnesota     IDB           0.475%  1,820,712.33 23-Nov-94 22-Nov-99

                        Total Dixon                                        1,820,712.33


Forestry
Industrial
Equipment
Division
Blount, Inc. S-865539   Morgan         Norwest Bank, Prentice 92   0.550%  1,050,115.07 15-Jun-92 15-Jul-00
                        Guaranty Trust Minnesota     IDB
Blount, Inc. C7358410   Bank of        Ambassador                  0.475%     35,693.90 01-Jul-98 30-Apr-00
                        America*       Corporation   Standby

                        Total
                        Forestry
                        Industrial
                        Equipment
                        Division                                           1,085,808.97


Oregon Cutting Systems
Blount, Inc. 5103690    NationsBank,   V.F. Electric Import        0.25%      53,623.20 02-Aug-99 15-Dec-99
                        Charlotte*     Manufacturing
                                       Co.
Blount, Inc. 3056143    NationsBank,   V.F. Electric Import        0.25%      53,605.20 15-Jun-99 15-Oct-99
                        Charlotte*     Manufacturing
                                       Co.

                        Total Oregon
                        Cutting Systems                                      107,228.40


Orbex, Inc.
Orbex, Inc.  S040502    NationsBank    Donald E.  Standby          0.475%    437,500.00 30-Sep-94 01-Oct-99
(now merged             Corp*          Wintz
into Frederick
Manufacturing
Corporation)

                        Total Orbex Inc.                                     437,500.00


Simmons Outdoor Corp.
Simmons      3052301    NationsBank,   Shinhan    Import           0.25%     143,160.00 27-Apr-99 30-Jul-99
                        Charlotte*     Industrial
Simmons      3052303    NationsBank,   Powerlink  Import           0.25%       3,326.96 27-Apr-99 30-Jul-99
                        Charlotte*
Simmons      3054751    NationsBank,   Sun Long   Import           0.25%     170,606.00 27-May-99 30-Sep-99
                        Charlotte*
Simmons      3056124    NationsBank,   Powerlink  Import           0.25%   1,694,310.22 15-Jun-99 30-Sep-99
                        Charlotte*
Simmons      3056125    NationsBank,   Shinhan    Import           0.25%      44,751.04 15-Jun-99 30-Sep-99
                        Charlotte*     Industrial
Simmons      5068257    Bank of        Powerlink  Import           0.25%     221,131.00 13-Aug-99 30-Nov-99
                        America, N.A.*
Simmons      5068772    Bank of        Powerlink  Import           0.25%   3,494,450.64 13-Aug-99 30-Nov-99
                        America, N.A.*
Simmons      5068773    Bank of        Shinhan    Import           0.25%     191,890.28 16-Aug-99 30-Nov-99
                        America, N.A.* Industrial
Simmons      5102440    NationsBank,   Shinhan    Import           0.25%      52,701.00 14-Jul-99 15-Sep-99
                        Charlotte*     Industrial

                        Total Simmons
                        Outdoor Corp                                       6,016,327.14


Sporting Equipment Division
Blount, Inc. S277608    ABN AMRO       Government Performance      $215       32,641.00 28-Dec-98 31-Mar-00
                        Bank N.V.      of Hong    Bond
                                       Kong

                        Total Sporting
                        Equipment Division                                    32,641.00


Fredrick Manufacturing Corp
Fredrick     5103517    NationsBank,   Rong Shin  Import           0.25%      73,600.00 29-Jul-99 21-Oct-99
                        Charlotte*     Industrial
                                       Co. Ltd.

                        Total Frederick
                        Manufacturing Corp                                    73,600.00


Federal Cartridge Company
None at this time


                        Total For All
                        Letters of Credit                                 26,191,269.29

*Deemed to be Letters of Credit issued by the Issuing Lender under this Agreement.

                                                  SCHEDULE 7.3(F)
                          EXISTING LIENS


See Annex I to Schedule 7.3(f)




                                                        EXHIBIT A-1

[FORM OF NON-SHARED GUARANTEE AND COLLATERAL AGREEMENT]








        NON-SHARED GUARANTEE AND COLLATERAL AGREEMENT
                          made by
                BLOUNT INTERNATIONAL, INC.
                        BLOUNT, INC.
                and certain of its Subsidiaries
                        in favor of
                    BANK OF AMERICA, N.A.

                   as Administrative Agent

                Dated as of August 19, 1999




TABLE OF CONTENTS                                                     Page
SECTION 1.  DEFINED TERMS                                               2
1.1     Definitions                                                     2
1.2     Other Definitional Provisions                                   4
SECTION 2.  GUARANTEE                                                   5
2.1     Guarantee                                                       5
2.2     Right of Contribution                                           5
2.3     Postponement of Subrogation                                     6
2.4	Amendments, etc. with respect to the Borrower Obligations	6
2.5     Guarantee Absolute and Unconditional                            6
2.6     Reinstatement                                                   7
2.7     Payments                                                        8
SECTION 3.  GRANT OF SECURITY INTEREST                                  8
SECTION 4.  REPRESENTATIONS AND WARRANTIES                              9
4.1     Representations in Credit Agreement                             9
4.2     No Other Liens                                                  9
4.3     Perfected First Priority Liens                                  9
4.4     Chief Executive Office                                          9
4.5     Inventory and Equipment                                         9
4.6     Intellectual Property                                           10
SECTION 5.  COVENANTS                                                   10
5.1     Delivery of Instruments and Chattel Paper                       10
5.2	Maintenance of Perfected Security Interest; Further
          Documentation                                                 10
5.3     Changes in Locations, Name, etc.                                11
5.4     Intellectual Property                                           11
SECTION 6.  REMEDIAL PROVISIONS                                         13
6.1     Certain Matters Relating to Receivables                         13
6.2     Communications with Obligors; Grantors Remain Liable            13
6.3     Proceeds to be Turned Over To Administrative Agent              14
6.4     Application of Proceeds                                         14
6.5     Code and Other Remedies                                         14
6.6     Waiver; Deficiency                                              15
SECTION 7.  THE ADMINISTRATIVE AGENT                                    15
7.1     Administrative Agent's Appointment as Attorney-in-Fact, etc.    15
7.2     Duty of Administrative Agent                                    17
7.3     Execution of Financing Statements                               18
7.4     Authority of Administrative Agent                               18
SECTION 8.  MISCELLANEOUS                                               18
8.1     Amendments in Writing                                           18
8.2     Notices                                                         18
8.3     No Waiver by Course of Conduct; Cumulative Remedies             18
8.4     Enforcement Expenses; Indemnification                           19
8.5     Successors and Assigns                                          19
8.6     Set-Off                                                         19
8.7     Counterparts                                                    20
8.8     Severability                                                    20
8.9     Section Headings                                                20
8.10    Integration                                                     20
8.11    GOVERNING LAW                                                   20
8.12    Submission To Jurisdiction; Waivers                             21
8.13    Acknowledgements                                                21
8.14    Additional Guarantors                                           21
8.15    Releases                                                        21
8.16    WAIVER OF JURY TRIAL                                            22


NON-SHARED GUARANTEE AND COLLATERAL AGREEMENT


NON-SHARED GUARANTEE AND COLLATERAL AGREEMENT, dated as of August
19, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of BANK OF AMERICA, N.A. as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making OF the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agents, for the ratable benefit of the Lenders, as follows:

SECTION 1.  DEFINED TERMS

1.1	Definitions.
(a)	Unless otherwise defined herein, terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory and Investment Property.
(b)	The following terms shall have the following meanings:

"Agreement": this Non-Shared Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

"Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

"Collateral": as defined in Section 3.

"Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

"Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

"Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"Excluded Collateral": all property included in the definition of

"Collateral" in the Shared Collateral Pledge Agreement and any Foreign Subsidiary Pledge Agreement and all property included in the definition of

"Property" in any Mortgage made in favor of or to be made in favor of the Collateral Trustee.

"General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor Is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and
(iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

"Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Syndication Agent, the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document).

"Guarantors": the collective reference to each Grantor other than the Borrower.

"Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

"Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

"Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

"Proceeds": all "proceeds" as such term is defined in Section 9-
306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

"Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

"Secured Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

"Securities Act": the Securities Act of 1933, as amended.

"Trademarks":	(i) all trademarks, trade names, corporate
names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or, acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

"Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in
Schedule 5.

"Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation all tires and other appurtenances to any of the foregoing.

1.2	Other Definitional Provisions.
(a)	The words "hereof," "herein", "hereto" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)	The meanings given to terms defined herein shall be equally
applicable to both the singular and plural forms of such terms.
(c)	Where the context requires, terms relating to the
Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1	Guarantee.

(a)	Each of the Guarantors hereby, jointly and severally,
unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)	Anything herein or in any other Credit Document to the
contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)	Each Guarantor agrees that the Borrower Obligations may at
any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)	The guarantee contained in this Section 2 shall remain in
full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)	No payment made by the Borrower, any of the Guarantors, any
other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2	Right of Contribution.  Each Subsidiary Guarantor
hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3	Postponement of Subrogation.  Notwithstanding any
payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4	Amendments, etc. with respect to the Borrower
Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5	Guarantee Absolute and Unconditional.  Each Guarantor
waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this
Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by and Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of tile Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

2.6	Reinstatement.  The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7	Payments.  Each Guarantor hereby guarantees that
payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

SECTION 3.  GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative
Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Secured
Obligations:
        (a)     all Accounts;
        (b)     all Chattel Paper;
        (c)     all Documents;
        (d)     all Equipment;
        (e)     all General Intangibles;
        (f)     all Instruments;
        (g)     all Intellectual Property;
        (h)     all Inventory;
        (i)     all Vehicles;
        (j)     all Investment Property;
        (k)     all deposit accounts and other bank accounts;
        (l)     all books and records pertaining to the Collateral; and
        (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (a) any Excluded Collateral or (b) any other Property to the extent the grant by a Grantor of a security interest pursuant to this Agreement in such Property is prohibited by any applicable contractual obligation or requirement of law or would give any party thereto (other than the Grantors or Affiliates of the Grantors) the right to terminate its obligations with respect to such Property (except that the foregoing limitation shall not affect, limit, restrict or impair the grant by any Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under such Property, including, without limitation, any Account, contract, agreement, Instrument or indenture).

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Agents and each Lender that:

4.1	Representations in Credit Agreement.  In the case of
each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agents and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this
Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

4.2	No Other Liens.  No financing statement or other
public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.3	Perfected First Priority Liens.  The security
interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (to the extent perfection of a security interest in such Collateral can be obtained by such filings or other actions) in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens permitted by the Credit Agreement and (ii) Liens described on Schedule 6.

4.4	Chief Executive Office.  On the date hereof, such
Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3.

4.5	Inventory and Equipment.  On the date hereof, the
Inventory (other than Inventory held by a third party on a consignment basis) and the Equipment (other than Equipment that has been temporarily removed from any such location for maintenance or repair and goods which are mobile and which are of a type normally used in more than one jurisdiction) are kept at the locations listed on Schedule 4 under its name or in transit from one of such locations to another.

4.6	Intellectual Property.

(a)	Schedule 5 lists all Intellectual Property that is
registered in the United States Patent and Trademark Office or the United States Copyright Office by such Grantor in its own name on the date hereof.

(b)	On the date hereof, all material Intellectual Property is
valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)	Except as set forth in Schedule 5, on the date hereof, none
of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)	No holding, decision or judgment has been rendered by any
Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any material Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)	No action or proceeding is pending, or, to the knowledge of
such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1	Delivery of Instruments and Chattel Paper.  If any
amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, effectively endorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement; provided that, so long as no Event of Default shall have occurred and be continuing, the relevant Grantor may retain for collection in the ordinary course of business any Instruments or Chattel Paper received by such Grantor in the ordinary course of business.

5.2	Maintenance of Perfected Security Interest; Further
Documentation.

(a)	Such Grantor shall maintain the security interest created
by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever (subject in each case to permitted releases and permitted Liens).

(b)	Such Grantor will furnish to the Administrative Agent and
the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)	At any time and from time to time, upon the written request
of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.3	Changes in Locations, Name, etc.  Such Grantor will
not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Agents to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i)	permit any of the Inventory or Equipment (other than
Equipment that has been temporarily removed from any such location for maintenance or repair and goods which are mobile and which are of a type normally used in more than one jurisdiction) to be kept at a location other than those listed on Schedule 4 under its name or in transit from one of such locations to another;

(ii)	change the location of its chief executive office or sole
place of business from that referred to in Section 4.4; or

(iii)	change its name, identity or corporate structure to such an
extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

5.4	Intellectual Property.

(a)	Such Grantor (either itself or through licensees) will (i)
continue to use each material registered Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) use such registered Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such registered Trademark may become invalidated or impaired in any way.

(b)	Such Grantor (either itself or through licensees) will not
do any act, or, omit to do any act, whereby any registered Patent that is material to the conduct of its business may become forfeited, abandoned or dedicated to the public.

(c)	Such Grantor (either itself or through licensees) (i) will
employ each registered Copyright material to the conduct of its business and
(ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such registered Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such registered Copyrights may fall into the public domain.

(d)	Such Grantor (either itself or through licensees) will not
do any act that knowingly uses any material Intellectual Property in violation of the intellectual property rights of any other Person.

(e)	Such Grantor will notify the Administrative Agent and the
Lenders immediately if it knows, or has reason to know, that any application or registration of such Grantor relating to any registered Intellectual Property material to the conduct of its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any registered Intellectual Property material to the conduct of its business or such Grantor's right to register the same or to own and maintain the same.

(f)	Whenever such Grantor, either by itself or through any
agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any registered Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)	Such Grantor will take all commercially reasonable steps,
including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)	In the event that any registered Intellectual Property
material to the conduct of its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Agents after it learns thereof and, if consistent with good business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

SECTION 6.  REMEDIAL PROVISIONS

6.1	Certain Matters Relating to Receivables.

(a)	If required by the Administrative Agent at any time after
the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)	If required by the Administrative Agent at any time after
the occurrence and during the continuation of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2	Communications with Obligors; Grantors Remain Liable.

(a)	The Administrative Agent in its own name or in the name of
others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

(b)	Upon the request of the Administrative Agent at any time
after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)	Anything herein to the contrary notwithstanding, each
Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3	Proceeds to be Turned Over To Administrative Agent.
In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4	Application of Proceeds.  At such intervals as may be
agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agents' election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Credit Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Lenders according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Lenders;

Third, to the Administrative Agent, for application by it towards prepayment of the Secured Obligations, pro rata among the Lenders according to the amounts of the Secured Obligations then held by the Lenders; and

Fourth, any balance of such Proceeds remaining after the Secured
Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whosoever may be lawfully entitled to receive the same.

6.5	Code and Other Remedies.  If an Event of Default
shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6	Waiver; Deficiency.  Each Grantor waives and agrees
not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Agents or any Lender to collect such deficiency.

SECTION 7.  THE ADMINISTRATIVE AGENT

7.1	Administrative Agent's Appointment as Attorney-in-Fact, etc.

(a)	Each Grantor hereby irrevocably constitutes and appoints
the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)	in the name of such Grantor or its own name, or otherwise,
take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)	in the case of any Intellectual Property that is
Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)	pay or discharge taxes and Liens levied or placed on or
threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

(iv)	execute, in connection with any sale provided for in
Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark that is Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. Anything in this Agreement to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)	If any Grantor fails to perform or comply with any of its
agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)	The reasonable expenses of the Administrative Agent
incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)	Each Grantor hereby ratifies all that said attorneys shall
lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2	Duty of Administrative Agent.  The Administrative
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.
Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3	Execution of Financing Statements.  Pursuant to
Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4	Authority of Administrative Agent.  Each Grantor
acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.  MISCELLANEOUS

8.1	Amendments in Writing.  None of the terms or
provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2	Notices.  All notices, requests and demands to or
upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor (other than Holdings) at its notice address set forth on Schedule 1.

8.3	No Waiver by Course of Conduct; Cumulative Remedies.
Neither the Agents nor any Lender shall by any act (except by a written instrument pursuant to Section 10.1 of the Credit Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.
No failure to exercise, nor any delay in exercising, on the part of any Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4	Enforcement Expenses; Indemnification.

(a)	Each Guarantor agrees to pay or reimburse each Lender and
the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)	Each Guarantor agrees to pay, and to save the
Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)	Each Guarantor agrees to pay, and to save the
Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to
Section 10.5 of the Credit Agreement.

(d)	The agreements in this Section 8.4 shall survive repayment
of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5	Successors and Assigns.  This Agreement shall be
binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agents.

8.6	Set-Off.  Each Grantor hereby irrevocably authorizes
the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7	Counterparts.  This Agreement may be executed by one
or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8	Severability.  Any provision of this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9	Section Headings.  The Section headings used in this
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10	Integration.  This Agreement and the other Credit
Documents represent the agreement of the Grantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

8.11	GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12	Submission To Jurisdiction; Waivers.  Each Grantor
hereby irrevocably and unconditionally:

(a)	submits for itself and its Property in any legal action or
proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)	consents that any such action or proceeding may be brought
in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)	agrees that nothing herein shall affect the right to effect
service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)	waives, to the maximum extent not prohibited by law, any
right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13    Acknowledgements.  Each Grantor hereby acknowledges that:

(a)	it has been advised by counsel in the negotiation,
execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b)	neither the Agents nor any Lender has any fiduciary
relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)	no joint venture is created hereby or by the other Credit
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14	Additional Guarantors.  Each Subsidiary of the
Borrower that is required to become a party to this Agreement pursuant to
Section 6.10(c) of the Credit Agreement shall become a Guarantor (and, thereby a Grantor) for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

8.15	Releases.

(a)	At such time as the Loans, the Reimbursement Obligations
and the other Secured Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agents and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agents shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)	If any of the Collateral shall be sold, transferred or
otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents.

8.16	WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Non-
Shared Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        BLOUNT INTERNATIONAL, INC.

                                        By: ____________________________
                                         Title:

                                        BLOUNT, INC.

                                        By: ____________________________
                                         Title:

                                        BI HOLDINGS CORP.

                                        By:________________________
                                         Title:


                                        BENJAMIN F. SHAW COMPANY
                                        By:________________________
                                         Title:


                                        BI, L.L.C.

                                        By:________________________
                                         Title:


                                        BLOUNT DEVELOPMENT CORP.

                                        By:________________________
                                         Title:


                                        OMARK PROPERTIES, INC.

                                        By:________________________
                                         Title:


                                        4520 CORP., INC.

                                        By:________________________
                                         Title:


                                        GEAR PRODUCTS, INC.

                                        By:________________________
                                         Title:


                                        DIXON INDUSTRIES, INC.

                                        By:________________________
                                         Title:


                                        FREDERICK MANUFACTURING
                                          CORPORATION

                                        By:________________________
                                         Title:


                                        FEDERAL CARTRIDGE COMPANY

                                        By:________________________
                                         Title:


                                        SIMMONS OUTDOOR CORPORATION

                                        By:________________________
                                         Title:


                                        MOCENPLAZA DEVELOPMENT CORP.

                                        By:________________________
                                         Title:


                                        CTR MANUFACTURING, INC.

                                        By:________________________
                                         Title:



                                        BANK OF AMERICA, N.A.,
                                          as Administrative Agent

                                        By:________________________
                                         Title:



                                                       SCHEDULE 1




               NOTICE ADDRESSES OF GUARANTORS


FOR ALL GUARANTORS:
c/o Blount International, Inc.
4520 Executive Park Drive
Montgomery, AL 36116-1602
Attention:  General Counsel
Telecopy:  334-271-8130
Telephone:  334-244-4340
                                                       SCHEDULE 2


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings

As set forth on attached schedule of UCC filings.



                          Patent and Trademark Filings

Filing of copy of Non-Shared Guarantee and Collateral Agreement (or other form of security agreement to be agreed) in the Patent and Trademark Office.



                              Other Actions

None.


            NON-SHARED COLLATERAL FORMS UCC-1



        DEBTOR                          STATE/FILING OFFICE
        ------                          -------------------

1.(a)   Blount International, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS

2.(a)   Blount, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   California SOS


  (c)                                   Idaho SOS


  (d)                                   Minnesota SOS


  (e)                                   [Nebraska S0S]


  (f)                                   North Carolina SOS


  (g)                                   Oregon SOS


  (h)                                   Wisconsin SOS


  (i)                                   Wisconsin Price County
                                        (Prentice)


  (j)                                   Missouri [         ] County
                                        (Chesterfield)


3.(a)   Federal Cartridge Company
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   Indiana S0S


  (c)                                   Indiana Wayne County
                                        (Richmond)


  (d)                                   Minnesota S0S


  (e)                                   Indiana Madison County
                                        (Indianapolis)
                                        (Offsite goods)


  (f)                                   New York SOS
                                        (Offsite goods)


  (g)                                   New York Eirie County
                                        (Offsite goods)


  (h)                                   Minnesota Anoka County
                                        (St. Francis, Anoka)


4.(a)   Dixon Industries, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   Kansas S0S


  (c)                                   Kansas Montgomery County
                                        (Coffeyville)


  (d)                                   Alabama SOS


  (e)                                   Minnesota SOS


  (f)                                   Indiana SOS


  (g)                                   Indiana [         ] County
                                        (Indianapolis)


  (h)                                   Utah [         ] SOS
                                        (Salt Lake City)


5.(a)   Frederick Manufacturing
        Corporation
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   Missouri S0S


  (c)                                   Missouri Jackson County
                                        (Kansas City)


6.(a)   CTR Manufacturing Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   North Carolina SOS


  (c)                                   North Carolina Wake County


7.(a)   Gear Products, Inc.
        4520 Executive Park Drive
        Montgomery, AL  36116           Alabama SOS


  (b)                                   Oklahoma Oklahoma County
                                        (Central Filing)


8.(a)   Simmons Outdoor Corporation
        4520 Executive Park Drive
        Montgomery, AL  36116           Georgia Thomas County


9.(a)   BI Holdings Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


10.(a)  Benjamin F. Shaw Company
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


11.(a)  BI, L.L.C.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


   (b)                                  Oregon SOS


12.(a)  Blount Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


13.(a)  Omark Properties, Inc.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


   (b)                                  Oregon SOS


14.(a)  4520 Corp., Inc.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS


15.(a)  Mocenplaza Development Corp.
        4520 Executive Park Drive
        Montgomery, AL 36116            Alabama SOS




                                                       SCHEDULE 3




                          LOCATION OF JURISDICTION OF
                     ORGANIZATION AND CHIEF EXECUTIVE OFFICE


Grantor                                         Location
------------------------------- ----------------------------------------------
                                Jurisdiction of         Jurisdiction of
                                Organization            Chief Executive Office
                                ----------------------- ----------------------

Blount International, Inc.      Delaware                Alabama


BI Holdings Corp.               Delaware                Alabama


Benjamin F. Shaw Company        Delaware                Alabama


BI, L.L.C.                      Delaware                Oregon


Blount Development Corp.        Delaware                Alabama


Omark Properties, Inc.          Oregon                  Oregon


4520 Corp., Inc.                Delaware                Alabama


Gear Products, Inc.             Oklahoma                Oklahoma


Dixon Industries, Inc.          Kansas                  Kansas


Frederick Manufacturing
Corporation                     Delaware                Missouri


Federal Cartridge Company       Minnesota               Minnesota


Simmons Outdoor Corporation     Delaware                Georgia


Mocenplaza Development Corp.    Delaware                Alabama


CTR Manufacturing, Inc.         North Carolina          North Carolina




                                                       SCHEDULE 4



                 LOCATION OF INVENTORY AND EQUIPMENT


See Schedule 4.22 of the Credit Agreement.

In addition:

Federal Cartridge Company
-------------------------
Olin Brass
1800 South Holt Road
Indianapolis, IN  46241
(Madison County)

Outokumpo American Brass
70 Sayre Street
Buffalo, NY  14207
(Eire County)

Northland Screw Products
PO Box 429
3855 Stark Drive
St. Francis, MN
(Anoka County)


Blount, Inc.
------------
Olin Brass
1800 South Holt Road
Indianapolis, IN  46241
(Madison County)




                                                       SCHEDULE 5


        REGISTERED COPYRIGHTS AND COPYRIGHT LICENSES

See Schedule 5A and 5B


           REGISTERED PATENTS AND PATENT LICENSES

See Schedule 5A and 5B


        REGISTERED TRADEMARKS AND TRADEMARK LICENSES

See Schedule 5A and 5B






                                                      SCHEDULE 5A

BLOUNT INC. - PATENTS
Chain saw with chain tensioner
Inventor: GIBSON D M; HILLE A A; HUNTINGTON K L; WEBER J
US 5896670  A  19990427

Appts. for loading primers into component holder for transfer into cartridge casing - has primer holder strip with several primer containing receptacles and teeth which form gaps, providing means of indexing strip as it progresses along track in cartridge case primer loading device
Inventor: BILL E F; BLODGETT F B; BRAND J D; KOCH S J; RODRIQUES L V; SCHUFELDT A D; SHIELDS S R; SMITH R L
US 5831197  A  19981103

Depth gauge for cutter teeth of chainsaws, sawblades etc. - has front end offset from centreline and rear end offset to opposite side where distance across offsets is greater than blade width
Inventor: HARFST M D
EP 865886   A2 19980923
JP 10315202 A  19981202

Steel composition and heat treatment for saw chains used at low temperature
- the composition having an increased nickel content which increases the toughness of the steel when austempered
Inventor: LEWIS D E; PECK J; THOMSON I A; WARD L G
US 5772957  A  19980630

Cutter for an endless cutter device - comprises a body portion with a cutter, also has a depth gauge portion on the forward region of the body portion which comprises a plate portion
Inventor: BURROWS J O; HUNTINGTON K L; JENSEN R D
US 5740715  A  19980421

Tool for inserting primer into cartridge case - comprises priming station having holder that holds cartridge case with primer socket in target position for receiving primer from target receptacle of primer holder strip
Inventor: BLODGETT F B; BRAND J D; LEGG D F; PETERS A F; RODRIQUES L V; SHIELDS S R
US 5693905  A  19971202

Apparatus for loading cartridge reloading components, e.g. primers, into component holder - has tray, including strip receptacle to receive and position component holder, to receive and orient primers
Inventor: BILL E F; BLODGETT F B; BRAND J D; KOCH S J; RODRIQUES L V; SCHUFELDT A D; SHIELDS S R; SMITH R L
EP 790477   A2 19970820
US 5747718  A  19980505

Holder for feeding components such as primers or bullets into reloading machine, used by enthusiasts - includes elongate strip having notched longitudinal margins for indexing the strip as it progresses through the reloading machine, with strip having receptacles for holding these components
Inventor: BILL E F; BLODGETT F B; PETERS A F; RANFT K; RODRIGUES L V; SMITH R L; ZUCK D A
EP 789220   A2 19970813
US 5719348  A  19980217
US 5767433  A  19980616

Chain saw guide bar to aid in selection of replacement guide bar and saw chain - has coloured insert installed in aperture of guide bar, with insert is coloured to indicate the proper type of chain for the guide bar
Inventor: HILLE A A; PENBERTHY R J
US 5649367  A  19970722
EP 807498   A1 19971119

Target trap with ratchet and pawl mechanism - permits arm to rotate in first rotational direction when arm begins motion from cocked position and arrests motion of arm against rotation in first rotational direction when arm changes rotational direction
Inventor: ORWOLL E G
US 5605139  A  19970225

High strength steel with good low temp. toughness - involves using compsn. with reduced nickel@ content which is austenised and austempered, to produce a steel suitable for saw chains
Inventor: LEWIS D E; PECK J; THOMSON I A; WARD L G
EP 745696   A1 19961204
JP 8311604  A  19961126
US 5651938  A  19970729

Cartridge magazine capacity extender for firearms - has metal body with cartridges having upper outlet through which cartridges may exit having follower body disposed in with slidable collar
Inventor: CHESNUT M G; SWEET D D
US 5526600  A  19960618

Saw chain cutter with bent over depth gauge esp, for cutting kerf in workpiece - has cutter placed on rearward region of body, whose heel is clipped to permit limited rearward rocking of cutter
Inventor: BURROWS J O; HUNTINGTON K L; JENSEN R D
EP 712700   A1 19960522
JP 8207004  A  19960813
US 5666871  A  19970916

Magazine for holding firearm cartridges - has follower assembly, for moving cartridges through chamber towards open end, including follower body and force spring unit
Inventor: CHESNUT M G; SWEET D D; ULASIK M A
US 5507110  A  19960416

Recoil pad assembly for attachment to stock of firearm - has lock including locking plate for connecting recoil pad sub-assembly to mounting sub-assembly, with fastener for causing bottom portions of recoil pad sub-assembly to be compressed
Inventor: CHESNUT M G; ULASIK M
US 5471776  A  19951205

Motorised case trimmer for controlling length of cartridge for reloading rifle and gun - has lever operated case holder having trimming blade slidably mounted upon rails for quick and easy movement and handle providing one stop motion
Inventor: BLODGETT F B; BRAND J D; KOCH S J; SMITH R L
EP 685703   A1 19951206
AU 9513643  A  19951207
BR 9502558  A  19951226
US 5497539  A  19960312
AU 686296   B  19980205
US 5718423  A  19980217

Wood processing device for delimbing tree limbs of felled trees - has support and feeding structure having blading structure mounted on housing having impact hammer structures operatively coupled to blade having actuator
Inventor: LANSBERRY J B
US 5465771  A  19951114
EP 712571   A1 19960522
NO 9504532  A  19960520
CA 2160325  A  19960516
FI 9505483  A  19960516
BR 9505175  A  19971028
NO 302922   B1 19980511
CA 2160325  C  19980811
EP 712571   B1 19981216
DE 69506677 E  19990128

Tree harvesting and severing device - has housing with holding structure constructed and arranged with respect to having cutting blade mounted to be movable between positions
Inventor: LANSBERRY J B
US 5465770  A  19951114
EP 712570   A1 19960522
NO 9504531  A  19960520
CA 2160327  A  19960516
FI 9505484  A  19960516
BR 9505174  A  19971028
EP 712570   B1 19981216
DE 69506676 E  19990128
CA 2160327  C  19990202

Lens cap assembly for firearm scope having first scope lens - includes first connection assembly for fixing lid assembly to firearm scope, with first lid assembly having lens ring for receiving first polarised lens
Inventor: CHESNUT M G; SWEET D D; ULASIK M A; WATSON J B; CHESNUT M
WO 9529377  A1 19951102
AU 9523837  A  19951116
US 5495676  A  19960305
US 5561563  A  19961001

Tool, pref. hand held, for inserting primer into ammunition cartridge cases
- has guard selectively closing off passage through which primers are supplied to station when primer already in station is being inserted into cartridge
Inventor: BLODGETT F B; SCHUFELDT A D; SHIELDS S R
US 5435223  A  19950725
AU 9511309  A  19950824
EP 672884   A2 19950920
BR 9500650  A  19951024
EP 672884   A3 19960417
EP 672884   B1 19980729
DE 69412065 E  19980903

Blade assembly with cooperating teeth for hedge trimmer - has guard portions which prevent camming away or deflection of hedge material while providing more open throat
Inventor: GIBSON D M
EP 635200   A1 19950125
CA 2125261  A  19950122
US 5412873  A  19950509

Chain saw blade with wire form connectors - has upright plate formed cutter links connected by wire links with bore to permit limited degree of vertical movement
Inventor: HARFST M D
EP 597816   A2 19940518
EP 597816   A3 19940817

Multi-ring sprocket for chain - comprises rounded polygon hub received in bores of rings which have sprocket teeth, and mounted in face-to-face nesting engagement
Inventor: KUZAROV E
US 5303477  A  19940419

Grapple saw for felling tree - has frame for receiving tree to be felled and includes grapple arm mounted on frame to pivot to hold tree against frame
Inventor: FISHER T A; WIEMERI R W
US 5267594  A  19931207

Method for cutting metal with chain saw - involves using slower speed chain with first tooth of link at negative angle to reduce breakages on re-entry
RD 354017   A  19931010

Multi-purpose die for cartridge reloading press - uniformly coats exterior of cartridge case with lubricant, eject spent primer, resize exterior of case, wipe and lightly lubricate neck interior and resize neck interior in one operation
Inventor: BENDER W W; CHANEY A
US 5221806  A  19930622

Saw chain for cutting aggregate material - has abrasive particle impregnated mesh with support from edge links of chain
Inventor: SCOTT L A
US 5215072  A  19930601

Cutting tooth for tree felling - has aperture to receive mount, with intersections of each side section with front surface forming cutting edge
Inventor: CARLSON B W; WIEMERI R W
US 5211212  A  19930518

Convertible ammunition reloading press - includes base with first and second tool holder plates
Inventor: SHIELDS S R
US 5202529  A  19930413

Electroplating heat treatable chromium@ onto cutter elements - from trivalent chromium bath contg. reducing agent and sulphate catalyst, provides good wear resistance
Inventor: DASH J; DEHAVEN J
US 5194100  A  19930316

Rim-fire cartridge mfr., free from toxic metals - includes propellant tamped over primer dried in situ in casing base
Inventor: BJERKE R K; KEES K P; STEVENS W H; WARD J P
EP 529230   A2 19930303
ZA 9202779  A  19921230
CA 2067302  A  19930109
BR 9202626  A  19930316
US 5216199  A  19930601
EP 529230   A3 19950503
EP 529230   B1 19980107
DE 69223881 E  19980212
ES 2111586  T3

Chain saw for aggregate materials - has guards formed or attached to side link pairs positioned between successive cutting blocks
Inventor: BELL D A
US 5184598  A  19930209

Rivet connector for hedge cutting blade - has central flange and distal hubs with flange occupying slots in cutting blade while hubs attach within apertures of stationary blade
Inventor: KUZAROV E J; PENBERTHY R
US 5153996  A  19921013

System for controlling saw chain tension - guide bar is loosened by loosening hold-down screw and this loosened guide bar is slightly spaced away from chain saw mounting plate
Inventor: WEBER J
US 5144751  A  19920908

Selectable spray pattern chain saw bar system - with tubular or dual valve plate flow controller slidable in chamber for engagement by harvester actuator
Inventor: PLUMBLEY R A; SEIGNEUR C D
US 5143131  A  19920901
AU 9211260  A  19930429

Chain saw sprocket - has teeth defining gullets to receive centre link tang portions of saw chain, and cooperates with guide bar
Inventor: BELL D A; KUZAROV E
US 5136783  A  19920811

Feed mechanism for cutting device - includes arm pivotally mounted to chain saw carrying dog for pivotally engaging workpiece at kerb
Inventor: BELL D A
US 5129160  A  19920714
EP 517447   A1 19921209
EP 517447   B1 19951213
DE 69206683 E  19960125

Saw chain having headless fastener - has centre links and side link pairs that are pivotally joined by headless fastener with side link pairs formed into integral unit by bridge portion to receive centre link between
Inventor: EDGERTON J L
US 5123400  A  19920623
IT 1254396  B  19950914

Ultrasonic log grading system - uses computer to determine grade of log and produce output signal from transient time data and length-dia. signals
Inventor: MACK M J
US 5097881  A  19920324
AU 9210895  A  19921029
SE 9200483  A  19921026
NO 9200530  A  19921026
BR 9200510  A  19921201
CA 2061218  A  19921026
FI 9200654  A  19921026
AU 648867   B

Repairable guide bar for tree harvesters -  has bendable section betweenmounting bracket and principal cutting portion of bar
Inventor: LOC ; SEIGNEUR C D
US 5093998  A  19920310

Chain saw drive sprocket - achieves reduced hammering and wear via support portions on rims with relief between supports
Inventor: ONEEL T H
EP 476819   A  19920325
US 5098348  A  19920324
CA 2040526  A  19920319
BR 9102178  A  19920428

Saw chain -  has cutter link with central pivot on bottom edge
Inventor: MAC ; MACGAVIN D J; PETROVICH M V
US 5092211  A  19920303

Fluid injecting nose sprocket for chain saw guide bar - has channels for conducting fluid and sprocket with grooves for injecting fluid into bearing surface
Inventor: EDGERTON J L; TAY ; TAYLOR W L
US 5092044  A  19920303

Bow sight with projected reticle aiming spot - with range adjustment provided by moving reticle projection mirror to shift aiming spot between different pre-calibrated range positions
Inventor: STAWARZ D A
US 5090805  A  19920225

Abrasive cutting appts. - has inverted cutting chain with inward facing cutting elements
Inventor: SCOTT L A
EP 474446   A  19920311
CA 2050445  A  19920305
US 5119798  A  19920609
ZA 9106810  A  19920527
EP 474446   A3 19920826

Mfg. hollow point bullet - by forming slits in bullet jacket to promote desired mushrooming without fragmentation
Inventor: IMTHURN D A; MOORE S R; OLIN B
US 5079814  A  19920114

Vegetation cutting tool - has fixed elongated blade mounted on power head of tool with reciprocating teeth with sides configured in complex curve
Inventor: KLYZEK C R; KUZAROV E J; NEUSCHWANGER K E; RAETZ K P; NEUSCHWANG
K EEP 465117   A  19920108
CA 2041959   A  19911230
US 5093999   A  19920310
US 5138908   A  19920818
EP 465117    B1 19940921
DE 69104145  E  19941027

Chain saw guide bar - is formed by wire spacing laminates and contg. adhesive foam core
Inventor: ONEEL T H
US 5067243  A  19911126
DE 4206064  A  19920924
FR 2674169  A1 19920925
CA 2058811  A  19920923

Cartridge case flash hole finishing tool - has pilot on shank of aperture cutting tool coaxial to cutter, below limit stop
Inventor: SMITH R L
US 5066174  A  19911119

Tree harvester guide bar - has pattern of interconnecting oil channels leading to bar edge, contg. C-shaped valves
Inventor: SEIGNEUR C D
US 5056224  A  19911015
EP 494491   A1 19920715
AU 9181348  A  19920716
CA 2047927  A  19920708
FI 9200056  A  19920708

Repairable guide bar for tree harvesters - has pliable section of lowered hardness in limited zone between mounting bracket and cutter
Inventor: SEIGNEUR C D; VANDERZANDEN J L; VANDERZAND J L
US 5052109  A  19911001
ZA 9103314  A  19920226
EP 482763   A  19920429
AU 9176272  A  19920430
CA 2041449  A  19920427
FI 9102732  A  19920427
BR 9102177  A  19920616
EP 482763   B1 19940316
DE 69101422 E  19940421

Chain saw bar fluid passage - has bar with slot extending from attachment end to nose end of bar
Inventor: HARFST M D; PINK P W; PLUMBLEY R A; SINCLAIR J B
US 5050303  A  19910924

Cartridge reloading press with controlled powder dispensing - has case-detecting arm engaged with drive rod to operate powder measure
Inventor: BENDER W W
US 5024135  A  19910618

Chain saw sprocket assembly - has adaptor with opening for saw drive shaft, and with shaft member having rim sprocket
Inventor: CALKINS E E; PETROVICH M V
EP 418436   A  19910327

Cutting chain for aggregate materials - has side plates spaced by connecting web supporting front and rear of cutting block
Inventor: EDGERTON J L; SCOTT L A; WEBER J
US 4971022  A  19901120
EP 453322   A  19911023
ZA 9100645  A  19911030
CA 2035072  A  19911024

Sprocket nose guide bar for chain saw - has shaped sprocket to guide and lift saw chain
Inventor: BELL D A
US 4970789  A  19901120
NO 9002563  A  19901211
EP 427370   A  19910515
AU 9050557  A  19910411
CA 2010757  A  19910406
SE 9002851  A  19910407

Primer compsn. - contains percussion sensitive explosive, sec. explosive, nitrate ester fuel and strontium nitrate, for small arms munitions
Inventor: BJERKE R K; ELIS D O; KEES K P; WARD J P; ELLS D O
US 4963201  A  19901016
EP 440873   A  19910814
CA 2027449  A  19910711
CA 2027449  C  19940412
EP 440873   B1 19940622
DE 69010180 E  19940728
ES 2056290  T3 19941001

Device to fell tree - has circular saw mounted to felling head on vehicle and fixed guard with opening
Inventor: MITCHELL J N; WIEMERI R W
US 4921024  A  19900501

Hay bale cutting chain - has cutting link with vertical cutting edge and truncated top plate
Inventor: TALBOT R E; WUNDER B C
US 4903562  A  19900227

Low vibration centre drive cutter chain - side links of varying widths, and provided with forward and rearward pivot openings
Inventor: HILLE A A
US 4898057  A  19900206
EP 402560   A  19901219

Integral dust cover and pump drive - has combination seal and worm gear drive member slidably fitted to clutch cup
Inventor: LANE R D
US 4893407  A  19900116
EP 400768   A  19901205
BR 8906835  A  19901204
CA 2005956  A  19901130

Lubricating die for cartridge reloader - has reservoir for lubricant and reloading die in form of rod which is lubricated for re-sizing
Inventor: BENDER W W
US 4890534  A  19900102
AU 8944446  A  19900906

Saw chain wear link - has abrasion resistant link with rectangular pin openings
Inventor: HARFST M D
US 4873903  A  19891017
EP 351455   A  19900124
JP 2034301  A  19900205
AU 8825848  A  19900111
BR 8900692  A  19901002

Chain saw cutting aggregate stone, or concrete - consists of centre links, side links and cutting block supported on some side links by bonding on links upper edges
Inventor: BOLKAN K R; HOFFMAN F E; SCOTT L A
EP 337753   A  19891018
ZA 8808979  A  19890830
AU 8930164  A  19891019
US 4920947  A  19900501

Chain saw sprocket assembly - has relieved landing between spline base of adaptor to provide clearance for tang
Inventor: CALKINS E E; PETROVICH M V
EP 333460   A  19890920
AU 8827464  A  19890921
US 4876796  A  19891031
BR 8900018  A  19900301

Saw chain cutting link hook angle - gauge has openings which can be placed at different heights relative to bar edge
Inventor: PETROVICH M V
EP 333355   A  19890920
US 4862593  A  19890905

Laminated guide bar for chain saw - has laminate centre which resists deformation and is inert to oil
Inventor: HILLE A A; KELSAY I
EP 333354   A  19890920
AU 8827471  A  19890921
JP 1297201  A  19891130
US 4885843  A  19891212

Vehicle mountable tree felling implement - has frame with opening for tree and mounting for chain saw
Inventor: MITCHELL J N; WIEMERI R W
US 4848424  A  19890718

Hand gun and rifle cartridge reloading device - includes overhead die holder, slidable plunger and cartridge holding turret mounted on top of plunger, with indexing shaft
Inventor: BENDER W W; GAUSTAD C A
US 4841831  A  19890627
EP 366222   A  19900502
AU 8939317  A  19900426
EP 366222   B1 19940223
DE 68913266 E  19940331
US 34612    E  19940524

Saw chain with wrap-over depth gauge - includes planar side portions carrying cutting element and interconnected by cross piece forming U-shaped zone to determine cut depth
Inventor: MARTIN K B
US 4841825  A  19890627

Sprocket with radial clearing arrangement - has circumferentially-spaced pockets to receive chain drive tangs, and including enlarged clearance portions
Inventor: REYNOLDS M J
US 4816010  A  19890328

Saw chain hooded cutter link - has side and top plates with identical face angles and more blunt then hook angle, itself about 30 deg.
Inventor: MACGAVIN D J; PETROVICH M V
EP 308276   A  19890322
AU 8822349  A  19890323
BR 8804767  A  19890425

Saw chain cutter with rearward meal tooth - has carbide layer fused onto kerf side and bottom cutting parts
Inventor: SCOTT L A
EP 306767   A  19890315

Recessed-head riveted structure - comprises rivet opening with frusto-conical surface between in board and outboard plate surfaces, with rivet deformed into opening
Inventor: HARFST M D; HUNTINGTON K L
EP 304270   A  19890222
BR 8803094  A  19890228

Link for use in chain - has two integral portions, one folded to form bight with parallel walls defining space receiving portion of adjacent link
Inventor: HARFST M D
EP 304256   A  19890222
US 4813323  A  19890321
AU 8819059  A  19890223
BR 8803080  A  19890502
EP 304256   B  19911016
DE 3865586  G  19911121
CA 1306405  C  19920818

Brush cutting circular blade - has cutter edge curved but outward directed as hook-shape slitter edge to cut willow-type stems
Inventor: HUNTINGTON K L
US 4782731  A  19881108
EP 302609   A  19890208
AU 8815386  A  19890209
CA 1283546  C  19910430

Saw chain cutter link - has file guide edge extending between depth gauge peak and cutter portion
Inventor: DAY K R; GIBSON D M; HUNTINGTON K L; PETROVICH M V
EP 292241   A  19881123
US 4785700  A  19881122
EP 292241   B  19910814
DE 3864189  G  19910919
CA 1307999  C  19920929

Chain saw drive sprocket with wear mark indicators - comprises grooves in saw contacting surface, each at preset distance from chain tip
Inventor: SCOTT G
US 4776826  A  19881011
EP 332743   A  19890920
AU 8824408  A  19890914
BR 8806127  A  19900626
CA 1302734  C  19920609

Saw chain relieved link - has side links with splayed edges and centre with inset portions
Inventor: WOLD J K
US 4773160  A  19880927
EP 353359   A  19900207

Chain for cutting wood - has first vertical links interconnected by second horizontal links, each with associated cutting element
Inventor: SCOTT L A; WEBER J
EP 268054   A  19880525
AU 8780907  A  19880512
US 4827821  A  19890509
CA 1306404  C  19920818
EP 268054   B1 19930224
DE 3784311  G  19930401

Cutting line for rotating string cutter e.g. electric lawn mower - has several sharp edges equally spaced apart circumferentially about periphery of line enabling them to engage grass to be cut
Inventor: MICKELSON R
EP 260158   A  19880316
AU 8810046  A  19880728
NO 8800198  A  19880815
FI 8800263  A  19880724
US 4869055  A  19890926
CA 1292122  C  19911119

Saw chain with reduced vibration - includes cutting and safety side links, latter acting to pivot during cutting to absorb impact
Inventor: MACGAVIN D J
US 4643065  A  19870217
EP 251493   A  19880107
CA 1284759  C  19910611
EP 251493   B  19910717
DE 3771403  G  19910822

Saw chain cutting link - has depth control projections to control cut and avoid interference during sharpening
Inventor: PETROVICH M V
US 4625610  A  19861202
DE 3637134  A  19870507
GB 2182281  A  19870513
GB 2182281  B  19891004
CA 1280054  C  19910212

Primer compsn. for small arms ammunition - comprises non-metallic percussion sensitive explosive, fuel source and manganese dioxide and opt. sec. explosives, oxidisers and binders
Inventor: BJERKE R K; ELLS D O; KRAMPEN A A; WARD J P
GB 2167057  A  19860521
FR 2573066  A  19860516
US 4608102  A  19860826
DE 3616004  A  19871119
GB 2167057  B  19880810
IT 1182983  B  19871005
DE 3616004  C2 19950427

Chain saw drive wheel - has recesses for drive links with widened portion between successive link pairs to clear cuttings from recesses
Inventor: REYNOLDS M J
DE 3418030  A  19850110
GB 2142409  A  19850116
SE 8403356  A  19841228
BR 8401972  A  19850319
US 4530679  A  19850723
CA 1202232  A  19860325
GB 2142409  B  19870311
SE 456147   B  19880912
DE 3418030  C2 19950803

Saw chain drive sprocket - has pockets for chain drive tangs with radial bores for clearing debris
Inventor: REYNOLDS M J
GB 2100668  A  19830106
DE 3224863  A  19830120
SE 8204057  A  19830207
BR 8203782  A  19830621
CA 1170859  A  19840717
GB 2100668  B  19850411
SE 451811   B  19871102
DE 3224863  C  19920326

Sharpening attachment for chain saw - comprises housing bolted to nose of chain bar and containing abrasive strips for tops and sides of teeth
Inventor: GIBSON D M; SCOTT L A
GB 2093743  A  19820908
SE 8201095  A  19820927
DE 3225098  A  19840105
FR 2529494  A  19840106
GB 2093743  B  19850103
CA 1204286  A  19860513
SE 8603025  A  19860707
CA 1219448  A  19870324
SE 450628   B  19870713
IT 1154293  B  19870121
DE 3225098  C  19911205

Grain dryer with heat exchange assembly - has housing and vertical granular material conduit
Inventor: EIKERMAN H H; NAYLOR J L
US 4341516  A  19820727

Link for chain saw - has teeth shaped to be machine ground without need for hand sharpening
Inventor: GIBSON D M; SCOTT L A
DE 3017519  A  19801113
BR 8002735  A  19801215
SE 8003434  A  19801207
CA 1119078  A  19820302
CH 638130   A  19830915
DE 3051108  A  19880204
DE 3017519  C  19920109

DIXON INDUSTRIES INC. - PATENTS

Operator-manipulated drive control mechanism for self-propelled, walk-behind traction mower
Inventor: EISENBART R J; SPLITTSTOESSER C D
US 5915487  A  19990629

Automatic tensioner used with drive train of self-propelled mower for drivingly connecting wheel to mower transmission - includes tensioning mechanism and anti-slackening assembly with elongated take-up rod pivotally coupled with idler arm
Inventor: CROCKETT B C; EISENBART R J; SPLITTSTOESSER C D
US 5569106  A  19961029

Variable speed friction drive device for lawn mower - includes pair of drive cones supported by frame, and pair of drums supported by carriages for rotation about axes transverse to lengths of carriages
Inventor: CROSBY D P; FUNK L S; PARK D G; SPLITTSTOESSER C D
US 5496226  A  19960305

Resilient rod coupling for friction drive - has elongate connector body with offset bore to receive resilient rod
Inventor: SPLITTSTOE C D
US 4625586  A  19861202

D/RIDING LAWN MOWERInventors: Crosby Donald P (US); Splittstoesser Clair R
(US)
US D359740    19950627

D/RIDING LAWN MOWERInventors: Splittstoesser Clair D (US)
US D311742    19901030

FREDERICK MANUFACTURING - PATENTS

Variable speed drive transmission - has cone rotating in contact with curved track
Inventor: FRANCIS J H; VANDERLIND R E
US 4682517  A  19870728

Conical drive for transmission - has input and output shafts aligned with conical drive rolls
Inventor: FRANCIS J H; VANDERLIND R E
US 4644810  A  19870224
EP 263201   A  19880413

Cone-type rolling wobble press - has cone rolling on planar surface with relative disposition such as to prevent slippage under normal use
Inventor: FRANCIS J H
US 4459840  A  19840717

Infinitely variable transmission e.g. for vehicle - comprises composite angle cone connected to input shaft via crank and rotating about oblique axis
Inventor: FRANCIS J H
EP 107388   A  19840502
US 4515028  A  19850507
US 4599910  A  19860715

Periodic lubricating appts. for conveyor chains - has chain with metal lugs traveling past magnetic detector providing signal to energise solenoid valves to dispense lubricant
Inventor: FITZMAURIC J P
EP 49598    A  19820414

FEDERAL CARTRIDGE COMPANY - PATENTS

FORMING NON-TOXIC FRANGIBLE BULLET CORE
Inventor: HALLIS J M; PROULX R W
US 5894645  A  19990420

A one-piece shot cup for use with hard shot includes circumferentially spaced shield members - that protect the bore of the gun barrel from damage
Inventor: ALKHATIB Y F; RIEDEL J H; RUBATT J J
US 5874689  A  19990223
CA 2239632  A  19981202

Biodegradable injection molded articles, especially shot shell components - manufactured from polycaprolactone surface coated with fatty acid amide and vegetable oil
Inventor: LONGREN D C; SHAHID M
US 5859090  A  19990112

Photodegradable, injection-moulded, high-strength plastic shot-shell component - comprising linear polyethylene having low melt index and ethylene-vinyl acetate-carbon monoxide terpolymer in sufficient amount to render linear polyethylene photodegradable
Inventor: SHAHID MUS 5795923  A  19980818

Lead free centrefire primer composition for small arms centrefire cartridges - contains cupric azide primary explosive, secondary explosive, oxidiser, fuel, frictionator and tetracene
Inventor: ERICKSON J A; MELBERG J M
WO 9828244  A2 19980702
AU 9865325  A  19980717

Lead free centre fire cartridge primer with no serious toxic effects when fired - which uses barium nitrate oxidiser, has excellent propellant igniting qualities providing substantially better velocity and pressure results
Inventor: ERICKSON J A
WO 9825869  A1 19980618
AU 9860122  A  19980703
US 5831208  A  19981103

Non-toxic, lead-free, rim-fire primer compsn. for small arms - comprising cupric azide, tetracene, nitrocellulose, glass particles and a gum binder.
Inventor: ERICKSON J A; HALLIS J M; KRAMER R L; MELBERG J M
US 5610367  A  19970311
WO 9712845  A1 19970410
AU 9675145  A  19970428
NO 9801568  A  19980406
EP 869934   A1 19981014
NZ 321740   A  19981125

Highly frangible training round bullet - comprises slug made of fragments of non toxic metal swaged under pressure which fragment on hitting target
Inventor: HALLIS J M; PROULX R W
WO 9706401  A2 19970220
AU 9667152  A  19970305
WO 9706401  A3 19970410
US 5679920  A  19971021
EP 842389   A2 19980520
TW 326491   A  19980211
US 5852858  A  19981229

Non-toxic primer compsn. used in small arms cartridges - comprises propellant, percussion sensitive diazo, triazole and tetrazole cpds., calcium silicide and fine glass particles
Inventor: ERICKSON J A; HALLIS J M; KRAMER R L
US 5547528  A  19960820
WO 9638397  A2 19961205
WO 9638397  A3 19970109
AU 9671032  A  19961218
NO 9705389  A  19980122
EP 828698   A2 19980318

Non-toxic bullet - has zinc slug which may be jacketed or non-jacketed and adapted to perform as frangible or non-frangible bullet
Inventor: HALLIS J M
WO 9623193  A1 19960801
AU 9525900  A  19960814
FI 9703119  A  19970725
EP 805945   A1 19971112
BR 9510199  A  19971223
AU 693557   B  19980702
KR 98701776 A  19980625

Non-toxic primer for centre-fire cartridges for indoor use - comprising a propellant, at least percussion sensitive cpds. and calcium silicide as a moderator
Inventor: ERICKSON J A; HALLIS J M; KRAMER R L
US 5466315  A  19951114
WO 9607625  A1 19960314
AU 9531297  A  19960327

Match performance 0.22 calibre cartridge having enhanced accuracy - uses synthetic lubricant coating to reduce lock-time and drag on the bullet during aerodynamic flight
Inventor: CALLAHAN S F; JOHNSON D N; LAMBERTY B R
WO 9508747  A1 19950330
AU 9476382  A  19950410
US 5490463  A  19960213

Sabot bullet for shotgun shell - has centrally constructed body and segments providing forward end guidance for accuracy
Inventor: KRAMER R L; LONGREN D C; RUBATT J J
US 5175389  A  19921229
AU 9230426  A  19930708
JP 6082199  A  19940322
AU 649581   B  19940526
NZ 245540   A  19940927
JP 96014478 B2 19960214
KR 9616217  B1 19961207

12 Gauge buckshot shell - contains pellets in single pairs in superimposed manner in slightly axially offset relationship
Inventor: REED H B
US 4679505  A  19870714

Process for covering munition priming chamber vents - has anvil extending outwards with pointed end, and shaper, support and cover
Inventor: KENT S J; PROULX R W
BE 903500   A  19860217
DE 3536455  A  19860522
US 4590840  A  19860527
FR 2573197  A  19860516
DE 3536455  C  19870806
CA 1242611  A  19881004
IT 1182936  B  19871005

Single piece plastics shot shell casing - has section of dollop telescoped into thickened walls of tube, then formed into integral thickened base
Inventor: DAVICH L J; ERICKSON J A; PROULX R W
US 4509428  A  19850409

One-piece shot-shell casing of biaxially orientated polymer - with uniform sidewalls and integral base wad
Inventor: DAVICH L J; ERICKSON J A; PROULX R W; SCHMIDT D D; SORENSON D D CA 1182687 A 19850219
IT 1170710  B  19870603

Fluid-tight sealed lay-in cable duct - has channel between covers carrying connecting sealing plate which is moved upwards to cooperate with sealing flange gaskets
Inventor: MUNICH T L; SEMMEL G K; YOUNG S J
US 4398564  A  19830816
CA 1188638  A  19850611

Cartridge cases of partially reformed oriented thermoplastic tubing - with a percussion flange strengthened by residual orientation
Inventor: DAVICH L J; ERICKSON J A; PROULX R W; SCHMIDT D D; SORENSON D D
BE 887321   A  19810514
GB 2069400  A  19810826
FR 2475209  A  19810807
US 4332766  A  19820601
JP 57129400 A  19820811
BR 8100545  A  19820928
DE 3102830  A  19821014
GB 2069400  B  19830706
US 4481885  A  19841113
CA 1177691  A  19841113
CA 1178121  A  19841120
US 4514352  A  19850430
DE 3102830  C  19870122
JP 89004120 B  19890124

Easily replaceable junction enclosure assembly - has junction mounting panel mounted on rails and contg. hot-stick interengaging element securing panel to rails
Inventor: HOFFMANN H W; POSTHUMA K A
US 4246436  A  19810120

Sealed lay-in conduit duct - uses U-shaped collar to connect adjacent end portions of several trough or duct sections of sheet metal
Inventor: BRECKENRID J R; FRAYSTEH R D; SIECKERT E W

CA 1067428  A  19791204

Sealed lay-in conduit duct - has hinged covers and U-shaped sealing collars bridging joints of adjacent duct sections
Inventor: BRECKENRID J R; FRAYSETH R D; SIECKERT E W
US 4077434  A  19780307

Self-retaining reload capsule for shotgun shells - has positive anchor to insure fired reload capsule remains attached to head during firing
CA 964524   A  19750318

Wad column - with adjustable spacing member
US 3788224  A  19740129

Shotgun shell wad - with molded polyethylene members
US 3662683  A
CA 931818   A

Gun cartridge holder
US 3616976  A
CA 941338   A  19740205

Plastic shot shell
US 3611938  A

Plastic shot shell case
CA 860034   A

Obturator wads for shotgun cartridges
GB 1195282  A
CA 865969   A

Wad column in shotgun cartridges
GB 1195281  A
CA 865969   A

Plastics-shot sheel case having a crimped end closure
US 3349459  A

Polyolefin shell tube formed by molding and stretching
US 3284560  A
GB 1058362  A

Support die for a polyolefin tube in the expanding
US 3478390  A
CA 860832   A


SIMMONS OUTDOOR CORPORATION - PATENTS

Spotting scope with alignment viewer - has optical viewer lens within finder body to provide optical axis in alignment with scope axis
Inventor: MISE M
US 4669833  A  19870602

D/SPOTTING SCOPE
Inventors: MISE MINORU (JP)
US D288210    19870210


CTR MANUFACTURING - PATENT

Slog cutting apparatus - has device removably attaching linking support frame member to first and second support frame members for disassembly and transport of support frame
Inventor: JOHNSON C S
US 5724876  A  19980310

Log cutting device - has U-shaped base with spaced arms defining cutting area for receiving tree to be cut
Inventor: JOHNSON C S
US 5103881  A  19920414

Transportable work machine - has stabiliser leg with selectively operable auxiliary chain saw
Inventor: JOHNSON C S
US 5086684  A  19920211

Tree felling device - has U-shaped base with lateral spaced cams defining cutting area with movable chain saw cutting mechanism and tension adjuster
Inventor: JOHNSON C S
US 4958670  A  19900925

Tree felling machine - has U-shaped base with pivotally mounted chain saw support
Inventor: JOHNSON C S
US 4763705  A  19880816


BLOUNT INTERNATIONAL, INC. - COPYRIGHTS

 Doing it my way / by Winton M. "Red" Blount with Richard Blodgett. REGISTRATION NUMBER: TX4374970
     DATE REGISTERED: September 19, 1996 (19960919)

S. T. E. P. pipefitter training manual.
     REGISTRATION NUMBER: TX1481289
     DATE REGISTERED: December 24, 1984 (19841224)

S. T. E. P. millwright training manual.
     REGISTRATION NUMBER: TX1481288
     DATE REGISTERED: December 24, 1984 (19841224)

S. T. E. P. welder training manual.
     STATUS: Registered
     REGISTRATION NUMBER: TX1481287

S. T. E. P. structural ironworker manual.
     REGISTRATION NUMBER: TX1481286
     DATE REGISTERED: December 24, 1984 (19841224)

S. T. E. P. boilermaker training manual.
     REGISTRATION NUMBER: TX1481285
     DATE REGISTERED: December 24, 1984 (19841224)


DIXON INDUSTRIES - COPYRIGHTS

Dixon--because there's more to mowing than meets the eye.
     REGISTRATION NUMBER: TX2917487
     DATE REGISTERED: September 04, 1990 (19900904)

Because there's more to mowing.
     REGISTRATION NUMBER: TX2915439
     DATE REGISTERED: September 04, 1990 (19900904)


FREDERICK MANUFACTURING - COPYRIGHTS

Silver Streak outdoor power equipment replacement parts: [catalog].
   REGISTRATION NUMBER: TX593450
     Registered: December 08, 1980 (19801208)

Silver Streak engine parts: [catalog].
     REGISTRATION NUMBER: TX593449
     Registered: December 08, 1980 (19801208).


FEDERAL CARTRIDGE COMPANY - COPYRIGHTS

No titles given for all works of Federal Cartridge Corporation, including its catalogs. Collateral patent, trademark, copyright, and license
  assignment.         PARTY OF THE FIRST:  Federal Cartridge
Corporation
     PARTY OF THE SECOND: First National Bank of Minneapolis & the
     First National Bank of Boston.
     DOC TYPE: Assignment of Copyright
     DATE(s) OF EXECUTION: as of December 01, 1985; December 06,
  1985 DATE RECORDED: December 26, 1985
     MICROFILM: V002159 P147



CTR MANUFACTURING - COPYRIGHTS

314/418 delimber & topping saw : owners manual.
     REGISTRATION NUMBER: TX3567506
     DATE REGISTERED: May 24, 1993 (19930524)


BLOUNT, INC. - TRADEMARKS - UNITED KINGDOM:

CCI
     GOODS/SERVICES: FIREARMS; AMMUNITION; PRIMERS.
     REGISTRATION NUMBER: 2017811

 OREGON and Design

      GOODS/SERVICES: CLASS 7: POWER OPERATED MACHINES AND DEVICES INCLUDING LAWN TRIMMERS, SHREDDING MACHINES AND CHIPPERS,
     AND STUMP GRINDERS, PRIMERS; GREASE GUNS; CUTTING CHAINS AND ROTARY CUTTING BLADES; POWEROPERATED CHAIN SHARPENING
     DEVICES AND SAW CHAIN GRINDERS; PARTS AND FITTINGS FOR THE AFORESAID GOODS; SPROCKETS, GUIDE BARS, FILES, FILE HANDLES, BAR COVERS AND WEDGES AS ACCESSORIES FOR CHAIN SAWS AND POWER-OPERATED MACHINES AND DEVICES. CLASS 8: HAND TOOLS, GREASE GUNS, AXES, MAULS, CHISELS, CUTTING BARS, FILES, GOUGERS, HATCHETS, HAMMERS, MAULS AND PRUNING SAWS. CLASS 9:
     PROTECTIVE HEADGEAR, EYE PROTECTORS, EARMUFFS.
     REGISTRATION NUMBER: 2001169
     APPLICATION DATE: 31 October 1994 (October 31, 1994)

CLEAN FIRE

     GOODS/SERVICES: AMMUNITION; PRIMERS; ALL INCLUDED IN CLASS 13. REGISTRATION NUMBER: B1528501
     APPLICATION DATE:  25 February 1993 (February 25, 1993)

WOODZIG

     GOODS/SERVICES: POWER OPERATED PRUNING SAWS; ALL INCLUDED IN
      CLASS 7.
     REGISTRATION NUMBER: 1508733
     APPLICATION DATE: 04 August 1992 (August 4, 1992)

TRAK LOK O OMARK     and Design
      GOODS/SERVICES: RIVETS AND FASTENERS INCLUDED IN CLASS 6, ALL MADE OF METAL AND FOR USE WITH WELDING MACHINES OR WITH
     ELECTRIC WELDING APPARATUS.
     REGISTRATION NUMBER: B1120878
     APPLICATION DATE: 18 September 1979 (September 18, 1979)

WOOD GRENADE
     GOODS/SERVICES: HAND TOOLS ADAPTED FOR USE IN SPLITTING WOOD, REGISTRATION NUMBER: 1118586
     APPLICATION DATE: 02 August 1979 (August 2, 1979)

POWERSHARR
      GOODS/SERVICES: SHARPENING DEVICES INSTALLED UPON CHAIN SAWS FOR SHARPENING SAW CHAIN WHILE IN MOTION UPON A CHAIN SAW
     SPROCKET AND SAW BAR.
     REGISTRATION NUMBER: B909722
     APPLICATION DATE: 22 May 1967 (May 22, 1967)

STARLINE
      GOODS/SERVICES: PLASTIC CUTTING LINES FOR USE IN APPARATUS FOR CUTTING GRASS OR WEEDS; ALL INCLUDED IN CLASS 20.
     REGISTRATION NUMBER: B1390597
     APPLICATION DATE: 21 July 1989 (July 21, 1989)

REDFIELD
      GOODS/SERVICES: (1) Sighting devices, namely both iron and telescopic rifle sights, spotting telescopes; mounts, and clamps therefor. (2) Rifle scopes, rifle sights, spotting scopes, scope and sight mounts and adapters, reticles, lens covers, tripods and bipods, carrying cases, adjusting screws, slot blanks, sighting discs, tap and drill sets,
     sight bases, variable diopters and parallax control devices. APP. NO.: 0361,404
     REG. NO.: TMA201,001    REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 9, 1974
     FILED: February 13, 1973


BLOUNT, INC. - TRADEMARKS - U.S. FEDERAL

MICRO CHISEL
     GOODS/SERVICES: SAW CHAIN FOR CHAIN SAWS
     SERIAL NO.: 72-390,294
     REG. NO.: 944,029
     REGISTERED: October 3, 1972
     FIRST USE: January 15, 1971 (U.S. Class 23)


BLOUNT, INC. - TRADEMARKS - SPAIN

CLEAN-FIRE
     GOODS/SERVICES:  MUNICIONES; DETONANTES.
     APPLICATION NUMBER:  1755674 M
     REGISTERED: 05 Febrero 1996 (February 5, 1996)

OREGON
      GOODS/SERVICES: CADENAS DENTADAS, BARRAS, DIENTES Y PARTES DE MOTOSIERRAS, QUE SON HERRAMIENTAS ACCIONADAS POR MOTOR.
     APPLICATION NUMBER:  885661 M
     REGISTERED: 05 Marzo 1979 (March 5, 1979)

SPEER
     GOODS/SERVICES:  BALAS Y CARTUCHOS.
     APPLICATION NUMBER:  822430 M
     REGISTERED:  17 Junio 1978 (June 17, 1978)

WOOD GRENADE
     GOODS/SERVICES:  HERRAMIENTAS E INSTRUMENTOS MANUALES;
      CUCHILLERIA, TENEDORES Y CUCHARAS; ARMAS BLANCAS.
     APPLICATION NUMBER:  916416 M
     REGISTERED: 05 Marzo 1980 (March 5, 1980)

CCI y diseno (and Design)
      GOODS/SERVICES:  ARMAS DE FUEGO; MUNICIONES Y PROYECTILES;
     SUSTANCIAS EXPLOSIVAS; FUEGOS ARTIFICIALES.
     APPLICATION NUMBER:  916250 M
     REGISTERED: 05 Abril 1980 (April 5, 1980)

C.C.I.
      GOODS/SERVICES:  ARMAS DE FUEGO; MUNICIONES Y PROYECTILES;
     SUSTANCIAS EXPLOSIVAS; FUEGOS ARTIFICIALES.
     APPLICATION NUMBER:  794384 M
     REGISTERED: 09 Diciembre 1977 (December 9, 1977)

O OMARK y diseno (and Design)
      GOODS/SERVICES:  APARATOS, INSTRUMENTOS Y DISPOSITIVOS DE
     INSTALACIONES DE ALUMBRADO, DE CALEFACCION, DE PRODUCCION DE
     VAPOR, DE COCCION, DE REFRIGERACION, DE SECADO, DE
     VENTILACION, DE DISTRIBUCION DE AGUA E INSTALACIONES
     SANITARIAS.
     APPLICATION NUMBER:  653455 M
     REGISTERED: 27 Febrero 1978 (February 27, 1978)

WEAVER y diseno (and Design)
      GOODS/SERVICES: MIRAS DE PUNTERIA TELESCOPICAS PARA FUSILES Y MONTURAS DE LAS MISMAS.
     APPLICATION NUMBER:  631523 M
     APPLICATION DATE: 19 Diciembre 1970 (December 19, 1970)

OMARK
      GOODS/SERVICES:  MAQUINARIA Y HERRAMIENTAS PARA LA
     CONSTRUCCION, DISCOS DE DIAMANTE, ABRASIVOS PARA CORTE DE
     MATERIALES DE CONSTRUCCION Y HORMIGONES Y CORONAS
     PERFORADAS.
     APPLICATION NUMBER:  521465 M
     REGISTERED: 25 Abril 1969 (April 25, 1969)



BLOUNT, INC. - TRADEMARKS - FRANCE

SUPER GUARD
      GOODS/SERVICES: MACHINES ET MACHINES-OUTILS; MOTEURS (EXCEPTE POUR VEHICULES TERRESTRES); ACCOUPLEMENTS ET COURROIES DE
     TRANSMISSION (EXCEPTE POUR VEHICULES TERRESTRES); GRANDS
     INSTRUMENTS POUR L'AGRICULTURE; COUVEUSES. CHAINES DE SCIES
     POUR SCIES A CHAINES.
     APPLICATION NUMBER:  851373
     REGISTRATION NUMBER:  1404061

PRENTICE

      GOODS/SERVICES: MACHINES, MACHINES-OUTILS ET NOTAMMENT ENGINS POUVANT ETRE MONTES SUR VEHICULE POUR LA MANUTENTION ET LE CHARGEMENT DE PIECES LOURDES TELS QUE TRONCS D'ARBRES ET CANALISATIONS, POUR ABATTRE ET SCIER LES ARBRES, MACHINES A SCIER, ENGINS DE LEVAGE, GRUES, APPAREILS HYDRAULIQUES, ET VEHICULES, NOTAMMENT CAMIONS ET TRACTEURS.
     APPLICATION NUMBER:  952128
     REGISTRATION NUMBER:  1527147
     RENEWED: 05 Aout 1998 (August 5, 1998)
     APPLICATION DATE: 02 Septembre 1988 (September 2, 1988)

STARLINE
      GOODS/SERVICES:  FILS A COUPER EN MATIERE PLASTIQUE POUR
     UTILISATION DANS DES EQUIPEMENTS POUR COUPER LE GAZON ET LES
     MAUVAISES HERBES.
     APPLICATION NUMBER:  900964
     REGISTRATION NUMBER:  1495036
     RENEWED: 15 Janvier 1998 (January 15, 1998)

OREGON

      GOODS/SERVICES: MACHINES ET MACHINES-OUTILS; MOTEURS (A L'EXCEPTION DES MOTEURS POUR VEHICULES TERRESTRES); ACCOUPLEMENTS ET COURROIES DE TRANSMISSION (A L'EXCEPTION DE CEUX POUR VEHICULES TERRESTRES); SCIES, SCIES A DENTS ARTICULEES ET PIECES DETACHEES ET PARTIES CONSTITUTIVES POUR SCIES. INSTRUMENTS AGRICOLES; COUVEUSES POUR LES OEUFS; OUTILS ET INSTRUMENTS A MAIN, COUTELLERIE, FOURCHETTES ET CUILLERS, ARMES BLANCHES, RASOIRS.
     APPLICATION NUMBER:  949893
     REGISTRATION NUMBER:  1484522
     RENEWED: 05 Aout 1998 (August 5, 1998)
     APPLICATION DATE: 22 Aout 1988 (August 22, 1988)



BLOUNT, INC. - TRADEMARKS - BENELUX

SUPER GUARD
     APPLICATION NUMBER:  934907
     APPLICATION DATE: 22 March 1999 (March 22, 1999)

STARLINE
      GOODS/SERVICES:  CL 22 FILS TRANCHANTS EN MATIERE PLASTIQUE
     UTILISES EN RELATION AVEC DES EQUIPEMENTS DESTINES A COUPER
     L'HERBE ET LE GAZON.
     APPLICATION NUMBER:  710864
     REGISTRATION NUMBER:  443671
     RENEWED: 12 January 1998 (January 12, 1998)

SPEER
      GOODS/SERVICES: CL 13 CARTOUCHES COMPRISES DANS CETTE CLASSE.

     APPLICATION NUMBER: 614717
     REGISTRATION NUMBER: 341515
     RENEWED: 22 April 1996 (April 22, 1996)

WEAVER and Design
      GOODS/SERVICES: CL 9,13 VISEURS TELESCOPIQUES POUR ARMES A FEU ET LEURS MONTURES.
     APPLICATION NUMBER: 9615
     REGISTRATION NUMBER: 56511
     RENEWED: 23 February 1990 (February 23, 1990)



 BLOUNT, INC. - TRADEMARKS - DENMARK

 O CCI  og Figur (and Design)
      GOODS/SERVICES:  KLASSE 13: KUGLER OG AMMUNITION TIL RIFLER OG
     HAANDVAABEN.
     APPLICATION NUMBER:  VA 3627 1975
     REGISTRATION NUMBER:  VR 1680 1977
     REGISTERED: 05 Maj 1977 (May 5, 1977)


BLOUNT, INC. - TRADEMARKS - SWITZERLAND

SUPER GUARD
     APPLICATION NUMBER:  2523
     APPLICATION DATE: 22 March 1999 (March 22, 1999)

CCI
     APPLICATION NUMBER:  9047
     REGISTRATION NUMBER:  434268
     APPLICATION DATE: 14 July 1995 (July 14, 1995)

823 H
     APPLICATION NUMBER: 7490
     REGISTRATION NUMBER: 429060
     APPLICATION DATE: 09 May 1995 (May 9, 1995)

OREGON and Design
     APPLICATION NUMBER: 9030
     REGISTRATION NUMBER: 428147
     APPLICATION DATE: 20 December 1994 (December 20, 1994)

CCI
     APPLICATION NUMBER: 9047
     APPLICATION DATE: 14 July 1995 (July 14, 1995)

H
     APPLICATION NUMBER: 7490
     APPLICATION DATE: 09 May 1995 (May 9, 1995)

OREGON and Design
     APPLICATION NUMBER: 9030
     APPLICATION DATE: 20 December 1994 (December 20, 1994)


BLOUNT, INC. - TRADEMARKS - GERMANY

CCI
     GOODS/SERVICES:  13: MUNITION FUR FEUERWAFFEN.
     APPLICATION NUMBER:  .9 38066
     REGISTRATION NUMBER:  39538066
     REGISTERED: 20 Juni 1996 (June 20, 1996)


823H
     GOODS/SERVICES:  07: MASCHINELL BETRIEBENE SAGEN.
     APPLICATION NUMBER:  .2 18963
     REGISTRATION NUMBER:  39518963
     REGISTERED: 12 Maerz 1996 (March 12, 1996)

WEAVER  und Bild (and Design)
      GOODS/SERVICES: ZIELFERNROHRE UND BUEGEL, HALTER UND TRAEGER AUS METALL SOWIE DEREN KOMBINATIONEN ZUR BEFESTIGUNG EINES
     ZIELFERNROHRES AUF HANDFEUERWAFFEN.
     APPLICATION NUMBER:  W 22449
     REGISTRATION NUMBER:  885023
     REGISTERED: 01 September 1971 (September 1, 1971)

PRENTICE
      GOODS/SERVICES:  MASCHINEN SOWIE DEREN TEILE, INSBESONDERE
     HYDRAULISCHE VERLADEMASCHINEN UND -GERAETE, FUER
     FORSTWIRTSCHAFTLICHE ZWECKE.
     APPLICATION NUMBER:  O 09874
     REGISTRATION NUMBER:  1007228
     REGISTERED: 04 September 1980 (September 4, 1980)



BLOUNT, INC. - TRADEMARKS - ITALY

STARLINE
      GOODS/SERVICES: 22 FILI PLASTICI PER APPARECCHIATURE PER IL TAGLIO DI ERBA E ERBACCE.
     APPLICATION NUMBER:  98 245 MILANO
     APPLICATION DATE: 14 Gennaio 1998 (January 14, 1998)

SUPER GUARD
     GOODS/SERVICES:  07. PRODOTTI NON SPECIFICATI SUL VERBALE
     APPLICATION NUMBER:  97 2550 ROMA-UFFI-CENT.B
     APPLICATION DATE: 26 Maggio 1997 (May 26, 1997)

SURE SHARP
     GOODS/SERVICES:  GUIDE PER LIMARE CATENE DI SEGA
     APPLICATION NUMBER:  96 3756 ROMA-UFFI-CENT.B
     APPLICATION DATE: 23 Agosto 1996 (August 23, 1996)

SPEER
      GOODS/SERVICES:  ARMI DA FUOCO; MUNIZIONI E PROIETTILI;
     ESPLOSIVI; FUOCHI D'ARTIFICIO
     APPLICATION NUMBER:  96 2613 ROMA-UFFI-CENT.B
     APPLICATION DATE: 12 Giugno 1996 (June 12, 1996)

SPEER
     INTL CLASS:   13 (Armi da fuoco/Firearms)
     STATUS:  Deposito (Application) (Pending)
     GOODS/SERVICES:  13 TUTTA LA CLASSE.
     APPLICATION NUMBER:  96 2590 ROMA-UFFI-CENT.B
     APPLICATION DATE: 10 Giugno 1996 (June 10, 1996)

OREGON
      GOODS/SERVICES: CATENE A TAGLIENTI, BARRE, ROCCHETTI E PARTI PER SEGHE A MOTORE CHE SONO UTENSILI MOTORIZZATI.
     APPLICATION NUMBER:  95 4009 ROMA-UFFI-CENT.B
     REGISTRATION NUMBER:  719653
     REGISTERED: 23 Luglio 1997 (July 23, 1997)
     APPLICATION DATE: 30 Agosto 1995 (August 30, 1995)

C.C.I.
      GOODS/SERVICES:  ARMI DA FUOCO, MUNIZIONI E PROIETTILI,
     SOSTANZE ESPLOSIVE, FUOCHI D'ARTIFICIO
     APPLICATION NUMBER:  95 2877 ROMA-UFFI-CENT.B
     REGISTRATION NUMBER:  714635
     REGISTERED: 18 Giugno 1997 (June 18, 1997)

823 H
     GOODS/SERVICES:  07 "SEGHE A MOTORE".
     APPLICATION NUMBER:  95 2310 ROMA-UFFI-CENT.B
     REGISTRATION NUMBER:  714157
     REGISTERED: 16 Giugno 1997 (June 16, 1997)

O OMARK INDUSTRIES
      GOODS/SERVICES: CL. 06 TUTTA PIU SPINE DI FISSAGGIO E RIBATTINI; CL. 07 TUTTA LA CLASSE PIU CATENE TAGLIATRICI, BARRE, PIGNONI E PARTI PER SEGHE A MOTORE; APPARECCHIATURE A MOTORE E IDRAULICHE PER CARICARE TRONCHI, RACCOGLIERE ALBERI; GRU, TRAVI, APPARECCHIATURE E UTENSILI DI FISSAGGIO PNEUMATICI E AZIONATI A MARTELLO AD INTRODUZIONE FORZATA; LAME E PUNTE TAGLIENTI PER UTENSILI A MOTORE; MACCHINE SALDATRICI, APPARECCHIATURE ED UTENSILI AZIONATI A MOTORE PER SEGARE, ABRADERE, TRAPANARE E RIBADIRE; VALVOLE AD ARIA COMPRESSA; COMANDI PER MOTORI E SISTEMI DI COMANDO; PARTI ED ACCESSORI PER I SUDDETTI PRODOTTI. CL. 08 TUTTA LA CLASSE PIU LAME DA TAGLIO, PUNTE DA TRAPANO, UTENSILI DI FISSAGGIO, ABRASIONE E TAGLIO; CL. 09 TUTTA LA CLASSE PIU APPARECCHIATURE DI SALDATURA E PARTI ACCESSORIE; CL. 11 TUTTA LA CLASSE. CL. 12 TUTTA LA CLASSE PIU FRENI AD ARIA COMPRESSA, COMANDI DI TRASMISSIONE ED APPARECCHI DI CAMBIO AD ARIA COMPRESSA, RITARDATORI DI FRENI A COMPRESSIONE, COMANDI PER MOTORI; APPARECCHIATURE E PARTI MONTATE SU VEICOLI PER RACCOGLIERE, CARICARE ED AFFERRARE ALBERI; CL. 13 TUTTA LA CLASSE PIU INNESCHI, APPARECCHI E PARTI DI FISSAGGIO E DI FIBADITURA AZIONATI AD ESPLOSIONE. APPLICATION NUMBER: 91 3287 ROMA-UFFI-CENT.B
     REGISTRATION NUMBER:  613896
     REGISTERED: 30 Dicembre 1993 (December 30, 1993)


GEAR PRODUCTS, INC. - TRADEMARKS - U.S. FEDERAL

DESIGN ONLY
      GOODS/SERVICES: RING GEARS, BEARINGS, ROTATIONAL DRIVE SYSTEMS, WINCHES AND PUMP DRIVES
     SERIAL NO.: 75-480,198
     FIRST USE: September 15, 1997 (Intl Class 7)

G and Design
      GOODS/SERVICES: (INT. CL. 7) GEAR SYSTEMS, AND PARTS THEREFOR, NAMELY PLANETARY SWING DRIVES, SPUR AND WORM GEAR SPEED REDUCERS, ROTATION BEARINGS, PLANETARY WINCHES, WORM GEAR
     WINCH ASSEMBLIES, HYDRAULIC PUMP DRIVES, AND HYDRAULIC MOTOR SHAFT BRAKES NOT FOR USE IN LAND VEHICLES (INT. CL. 12) GEAR SYSTEMS, AND PARTS THEREFOR FOR USE ON LAND AND WATER
     VEHICLES, NAMELY GEAR DIGGERS, HYDRAULIC PUMP DRIVES,
     CAPSTAN DRIVES, AND HYDRAULIC MOTOR SHAFT BRAKES FOR LAND
     VEHICLES
     SERIAL NO.: 73-825,563
     REG. NO.: 1,624,458
     REGISTERED: November 27, 1990


DIXON INDUSTRIES, INC. - TRADEMARKS - CANADA

ZTR

      GOODS/SERVICES:  (1) Lawnmowers.
     APP. NO.: 0648,827
     REG. NO.: TMA380,550   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: February 22, 1991

DIXON
     GOODS/SERVICES:  (1) Lawnmowers.
     APP. NO.: 0648,826
     REG. NO.: TMA394,678   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: February 28, 1992


DIXON INDUSTRIES, INC. - TRADEMARKS - U.S. FEDERAL

DIXON ESTATE
     GOODS/SERVICES: LAWNMOWERS
     SERIAL NO.: 75-317,372
     FILED: June 30, 1997

HG HYDRO-GEAR
     GOODS/SERVICES: LAWN MOWERS
     SERIAL NO.: 74-026,566
     REG. NO.: 1,617,343
     REGISTERED: October 16, 1990

BLUE LINE
      GOODS/SERVICES: FINANCIAL SERVICES, NAMELY, PROVIDING CREDIT TO CUSTOMERS OF LAWN MOWER DEALERS
     SERIAL NO.: 73-836,003
     REG. NO.: 1,604,039
     REGISTERED: June 26, 1990

DIXON
     GOODS/SERVICES: LAWNMOWERS
     SERIAL NO.: 73-779,687
     REG. NO.: 1,555,507
     REGISTERED: September 12, 1989

SPECTRUM
     GOODS/SERVICES: SPAS IN THE NATURE OF HEATED POOLS
     SERIAL NO.: 73-675,165
     REG. NO.: 1,519,707
     REGISTERED: January 10, 1989

HORIZON
     GOODS/SERVICES: SPAS IN THE NATURE OF HEATED POOLS
     SERIAL NO.: 73-675,127
     REG. NO.: 1,519,706
     REGISTERED: January 10, 1989

CALIFORNIA COOPERAGE
      GOODS/SERVICES: HOT TUBS IN THE NATURE OF HEATED POOLS
     SERIAL NO.: 73-662,181
     REG. NO.: 1,505,721
     REGISTERED: September 27, 1988

CONVERTIBLE
     GOODS/SERVICES: FURNACES
     SERIAL NO.: 73-662,180
     REG. NO.: 1,503,462
     REGISTERED: September 6, 1988

RANGING
      GOODS/SERVICES: BINOCULARS AND OPTICAL RANGEFINDERS
     SERIAL NO.: 73-643,962
     REG. NO.: 1,480,570
     REGISTERED: March 15, 1988

COLEMAN and Design
      GOODS/SERVICES: (INT. CL. 25) JACKETS, < PARKAS, VESTS, SHELLS, RAINSUITS, > PULLOVERS, < PANTS, SOCKS, > SHOES, BOOTS,
     HIKING BOOTS, MOCCASINS, < HOSIERY, HATS, SKI CAPS, BASEBALL
     CAPS, > SWEATERS, < SWIMSUITS, GLOVES, T-SHIRTS, >
     SWEATSHIRTS < , SWEATPANTS, SHORTS, WARMUP SUITS, WIND-
     RESISTANT JACKETS, AND SCARVES > (INT. CL. 26) < EMBROIDERED
     EMBLEMS AND > BELT BUCKLES
     SERIAL NO.: 73-639,490
     REG. NO.: 1,497,802
     REGISTERED: July 26, 1988

S and Design
      GOODS/SERVICES: (INT. CL. 9) LIFE VESTS (INT. CL. 25) CLOTHING, NAMELY, JACKETS, CAPS, SWEATERS, SHIRTS, AND SHORTS
     SERIAL NO.: 73-622,717
     REG. NO.: 1,463,339
     REGISTERED: November 3, 1987

SKEETER
      GOODS/SERVICES: (INT. CL. 3) BOAT POLISH AND CLEANER (INT. CL.
     6) METAL KEY CHAINS (INT. CL. 12) BASS BOATS (INT. CL. 18)
     TOTE BAGS (INT. CL. 21) PORTABLE ICE CHESTS FOR FOOD AND
     BEVERAGES (INT. CL. 25) JACKETS, WINDBREAKERS, SWEATERS,
     CAPS, SCARVES
     SERIAL NO.: 73-616,139
     REG. NO.: 1,457,907
     REGISTERED: September 22, 1987

COLEMAN
      GOODS/SERVICES: OUTDOOR KNIVES, KNIFE SHARPENERS, LEATHER
     SHEATHS FOR KNIVES, AND SETS COMPRISED OF STAINLESS STEEL
     KNIFE, FORK AND SPOON
     SERIAL NO.: 73-569,091
     REG. NO.: 1,427,226
     REGISTERED: February 3, 1987

MASTER CRAFT
     GOODS/SERVICES: BOATS AND BOAT TRAILERS
     SERIAL NO.: 73-559,907
     REG. NO.: 1,427,389
     REGISTERED: February 3, 1987


CHALLENGER
     GOODS/SERVICES: SPORTING GUNS AND AMMUNITION THEREFOR
     SERIAL NO.: 73-501,401
     REG. NO.: 1,336,551
     REGISTERED: May 21, 1985

O'BRIEN
     GOODS/SERVICES: BOATS
     SERIAL NO.: 73-498,357
     REG. NO.: 1,371,212
     REGISTERED: November 19, 1985

NEWPORT
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 73-441,308
     REG. NO.: 1,290,909
     REGISTERED: August 21, 1984

QUIGGLE-ATOR
      GOODS/SERVICES: REFRIGERANT CHARGE COMPENSATOR WHICH
     AUTOMATICALLY MAINTAINS PROPER REFRIGERANT CHARGE IN HEAT
     PUMPS
     SERIAL NO.: 73-421,717
     REG. NO.: 1,310,848
     REGISTERED: December 25, 1984

DIXON
     GOODS/SERVICES: LAWNMOWERS
     SERIAL NO.: 73-404,950
     REG. NO.: 1,288,443
     REGISTERED: July 31, 1984

O'  Stylized Letters
      GOODS/SERVICES: WATER SKIS, WATER SKI VESTS, AND TOW ROPES FOR
     WATER SKIING
     SERIAL NO.: 73-403,941
     REG. NO.: 1,265,133
     REGISTERED: January 24, 1984

DELUXE ENERGY SAVER
      GOODS/SERVICES: AIR CONDITIONING UNITS INCLUDING A REFRIGERANT COMPRESSOR, AN OUTSIDE CONDENSING COIL, AND AN EVAPORATOR
     COIL
     SERIAL NO.: 73-376,950
     REG. NO.: 1,283,834
     REGISTERED: June 26, 1984
INSUL
      GOODS/SERVICES: SYNTHETIC FILLING MATERIAL FOR SLEEPING BAGS SERIAL NO.: 73-355,377
     REG. NO.: 1,244,520
     REGISTERED: July 5, 1983

STEEL-BELTED
     GOODS/SERVICES: INSULATED FOOD AND BEVERAGE COOLERS
     SERIAL NO.: 73-354,238
     REG. NO.: 1,260,551
     REGISTERED: December 6, 1983

TSR  Stylized Letters
     GOODS/SERVICES: AIR CONDITIONERS FOR RECREATIONAL VEHICLES
     SERIAL NO.: 73-346,400
     REG. NO.: 1,242,708
     REGISTERED: June 21, 1983

ROLL-TOP
      GOODS/SERVICES: COVERS FOR HOT TUBS AND SPAS
     SERIAL NO.: 73-343,261
     REG. NO.: 1,279,725
     REGISTERED: May 29, 1984

 CALIFORNIA COOPERAGE  and Design
      GOODS/SERVICES: HOT TUBS AND SPAS IN THE NATURE OF HEATED
     POOLS, AND PARTS THEREFOR
     SERIAL NO.: 73-343,260
     REG. NO.: 1,245,176
     REGISTERED: July 12, 1983

 SCANOE
     GOODS/SERVICES: SQUARE STERN CANOES
     SERIAL NO.: 73-316,823
     REG. NO.: 1,194,283
     REGISTERED: April 27, 1982

 PRESIDENTIAL
     GOODS/SERVICES: GAS AND ELECTRIC RESIDENTIAL WATER HEATERS
     SERIAL NO.: 73-312,384
     REG. NO.: 1,323,061
     REGISTERED: March 5, 1985

 BULLFROG
     GOODS/SERVICES: WATER KNEE BOARDS
     SERIAL NO.: 73-300,135
     REG. NO.: 1,198,934
     REGISTERED: June 22, 1982

 SHENANDOAH
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 73-296,430
     REG. NO.: 1,219,042
     REGISTERED: December 7, 1982

 SUN VALLEY
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 73-296,429
     REG. NO.: 1,224,140
     REGISTERED: January 18, 1983

 WILLIAMSBURG
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 73-296,428
     REG. NO.: 1,264,152
     REGISTERED: January 17, 1984

 SEQUOIA
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 73-296,425
     REG. NO.: 1,216,606
     REGISTERED: November 16, 1982

 POWERMATE
      GOODS/SERVICES: PORTABLE ELECTRIC POWER SUPPLY UNIT COMPRISING AN INTERNAL COMBUSTION ENGINE AND GENERATOR
     SERIAL NO.: 73-294,441
     REG. NO.: 1,229,284
     REGISTERED: March 8, 1983

DIAMONDCORE and Design
     GOODS/SERVICES: BOATS
     SERIAL NO.: 73-277,397
     REG. NO.: 1,175,067
     REGISTERED: October 27, 1981

ZEETER
     GOODS/SERVICES: LAWN MOWERS
     SERIAL NO.: 73-254,009
     REG. NO.: 1,207,863
     REGISTERED: September 14, 1982

COPPERHEAD
     GOODS/SERVICES: AMMUNITION FOR AIR GUNS
     SERIAL NO.: 73-252,573
     REG. NO.: 1,163,642
     REGISTERED: August 4, 1981

CLASSIC
     GOODS/SERVICES: TENTS
     SERIAL NO.: 73-250,154
     REG. NO.: 1,163,781
     REGISTERED: August 4, 1981

PATIOMATIC and Design
     GOODS/SERVICES: HOUSE AWNINGS
     SERIAL NO.: 73-243,214
     REG. NO.: 1,171,318
     REGISTERED: September 29, 1981

POWER SLOT and Design
     GOODS/SERVICES: SKI BOATS
     SERIAL NO.: 73-235,816
     REG. NO.: 1,185,668
     REGISTERED: January 12, 1982

PELLGUNOIL
     GOODS/SERVICES: LUBRICATING OIL FOR BB AND PELLET GUNS
     SERIAL NO.: 73-233,595
     REG. NO.: 1,156,061
     REGISTERED: June 2, 1981

WESTLOCK
     GOODS/SERVICES: KNIVES, NAMELY, KNIVES WITH LOCKING BLADES
     SERIAL NO.: 73-228,080
     REG. NO.: 1,185,488
     REGISTERED: January 12, 1982

MACH
     GOODS/SERVICES: AIR CONDITIONERS FOR RECREATIONAL VEHICLES
     SERIAL NO.: 73-225,849
     REG. NO.: 1,147,999
     REGISTERED: March 3, 1981

MASTER CRAFT and Design
     GOODS/SERVICES: SKI BOATS
     SERIAL NO.: 73-205,059
     REG. NO.: 1,136,108
     REGISTERED: May 27, 1980

COLEMAN
      GOODS/SERVICES: DUFFEL BAGS FOR WATER SKIING; WATER SKI VESTS, WATER SKI HATS, WATER SKI GLOVES, WATER SKI SOCKS, T-SHIRTS,
     SWIMSUITS, WET SUITS, AND JACKETS; WATER SKIS, WATER SKI
     CASES, WATER SKI BINDING PARTS, AND WATER SKI ROPES
     SERIAL NO.: 73-199,045
     REG. NO.: 1,142,565
     REGISTERED: December 9, 1980

COLEMAN and Design
      GOODS/SERVICES: DUFFEL BAGS FOR WATER SKIING; WATER SKI VESTS, WATER SKI HATS, WATER SKI GLOVES, WATER SKI SOCKS, T-SHIRTS,
     SWIMSUITS, WET SUITS, AND JACKETS; WATER SKIS, WATER SKI
     CASES, WATER SKI BINDING PARTS, AND WATER SKI ROPES
     SERIAL NO.: 73-199,043
     REG. NO.: 1,142,564
     REGISTERED: December 9, 1980

D.E.S.
     GOODS/SERVICES: AIR CONDITIONERS
     SERIAL NO.: 73-194,912
     REG. NO.: 1,136,712
     REGISTERED: June 3, 1980

INFLATE-ALL
     GOODS/SERVICES: PORTABLE AIR COMPRESSORS
     SERIAL NO.: 73-187,946
     REG. NO.: 1,138,590
     REGISTERED: August 12, 1980

RAM-FLX
     GOODS/SERVICES: BACKPACK FRAMES
     SERIAL NO.: 73-178,533
     REG. NO.: 1,125,982
     REGISTERED: October 16, 1979

PONY
      GOODS/SERVICES: SELF-PROPELLED ROTARY TILLERS FOR USE IN
     CULTIVATING GARDENS AND THE LIKE
     SERIAL NO.: 73-163,871
     REG. NO.: 1,104,656
     REGISTERED: October 24, 1978

COLEMAN
     GOODS/SERVICES: BOATS AND BOAT CARRIERS
     SERIAL NO.: 73-153,490
     REG. NO.: 1,097,378
     REGISTERED: July 25, 1978

RAM X
      GOODS/SERVICES: MOLDED PLASTIC COMPONENTS OF BOATS-NAMELY,
     SEATS, END CAPS AND BULKHEADS
     SERIAL NO.: 73-127,391
     REG. NO.: 1,085,978
     REGISTERED: February 21, 1978

CALIFORNIA COOPERAGE Stylized Letters
      GOODS/SERVICES: REDWOOD TUBS FOR USE FOR HUMAN BATHING
     PURPOSES, THERAPEUTIC PURPOSES OR AS HOT TUBS FOR HUMAN
     ENJOYMENT
     SERIAL NO.: 73-126,713
     REG. NO.: 1,126,944
     REGISTERED: November 20, 1979

 CALIFORNIA COOPERAGE REDWOOD HOT TUBS SAN LUIS OBISPO and Design
      GOODS/SERVICES: REDWOOD TUBS FOR USE FOR HUMAN BATHING
     PURPOSES, THERAPEUTIC PURPOSES OR AS "HOT TUBS" FOR HUMAN
     ENJOYMENT
     SERIAL NO.: 73-126,704
     REG. NO.: 1,124,061
     REGISTERED: August 14, 1979

VERSA-TOP
     GOODS/SERVICES: AUTOMOBILE BOAT CARRIER
     SERIAL NO.: 73-119,373
     REG. NO.: 1,078,868
     REGISTERED: December 6, 1977

COLEMAN and Design
     GOODS/SERVICES: BOATS AND BOAT CARRIERS
     SERIAL NO.: 73-119,317
     REG. NO.: 1,078,866
     REGISTERED: December 6, 1977

OSCAR
     GOODS/SERVICES: PICNIC COOLERS
     SERIAL NO.: 73-115,576
     REG. NO.: 1,074,587
     REGISTERED: October 4, 1977

PEAK 1
      GOODS/SERVICES: (INT. CL. 11) BACKPACK STOVES (INT. CL. 18)
     BACKPACK FRAMES, PACKS, AND DAY SACKS (INT. CL. 20) BACKPACK
     SLEEPING BAGS AND TENTS
     SERIAL NO.: 73-109,625
     REG. NO.: 1,087,247
     REGISTERED: March 14, 1978

PEAK 1.
      GOODS/SERVICES: (INT. CL. 18) BACKPACKS (INT. CL. 25) <
     CLOTHING FOR MEN AND WOMEN-NAMELY, JACKETS, PARKAS AND VESTS
     >
     SERIAL NO.: 73-109,327
     REG. NO.: 1,074,546
     REGISTERED: October 4, 1977

WRANGLER
     GOODS/SERVICES: BOATS
     SERIAL NO.: 73-101,630
     REG. NO.: 1,105,586
     REGISTERED: November 7, 1978

CROSMAN and Design
      GOODS/SERVICES: (INT. CL. 13) SPORTING GUNS AND AMMUNITION
     (INT. CL. 28) SPORTING GUN TARGETS
     SERIAL NO.: 73-043,022
     REG. NO.: 1,032,209
     REGISTERED: February 3, 1976

ZTR
     GOODS/SERVICES: LAWNMOWERS
     SERIAL NO.: 73-040,438
     REG. NO.: 1,024,513
     REGISTERED: November 11, 1975

COLEMAN and Design
     GOODS/SERVICES: PORTABLE AIR COMPRESSORS
     SERIAL NO.: 73-035,332
     REG. NO.: 1,021,409
     REGISTERED: September 30, 1975

COLEMAN
     GOODS/SERVICES: PORTABLE AIR COMPRESSORS
     SERIAL NO.: 73-035,331
     REG. NO.: 1,021,408
     REGISTERED: September 30, 1975

WORLD TEAM
      GOODS/SERVICES: SPORTING GOODS-NAMELY, WATER SKIS AND WATER SKI
     VESTS
     SERIAL NO.: 73-034,536
     REG. NO.: 1,068,197
     REGISTERED: June 21, 1977

R and Design
     GOODS/SERVICES: RANGE FINDERS
     SERIAL NO.: 73-033,578
     REG. NO.: 1,022,557
     REGISTERED: October 14, 1975

O'BRIEN
      GOODS/SERVICES: SPORTING GOODS-NAMELY, WATER SKIS, WATER SKI VESTS AND TOW ROPES FOR WATER SKIING
     SERIAL NO.: 73-029,785
     REG. NO.: 1,019,479
     REGISTERED: September 2, 1975

O'BRIEN
      GOODS/SERVICES: JACKETS, T-SHIRTS, GLOVES, HATS AND SWIMMING
      TRUNKS
     SERIAL NO.: 73-029,685
     REG. NO.: 1,011,062
     REGISTERED: May 20, 1975

CROSMAN
      GOODS/SERVICES: (U.S. CL. 9) SPORTING GUNS AND AMMUNITION (U.S. CL. 22) SPORTING GUN TARGETS
     SERIAL NO.: 72-431,821
     REG. NO.: 975,285
     REGISTERED: December 25, 1973

COLEMAN and Design
     GOODS/SERVICES: PORTABLE ELECTRIC LANTERNS AND BATTERIES
     SERIAL NO.: 72-431,536
     REG. NO.: 993,702
     REGISTERED: September 24, 1974

COLEMAN
      GOODS/SERVICES: PORTABLE ELECTRIC LANTERNS AND BATTERIES
     SERIAL NO.: 72-431,457
     REG. NO.: 995,200
     REGISTERED: October 8, 1974

BRANDYWINE
     GOODS/SERVICES: CAMPING TRAILERS
     SERIAL NO.: 72-421,167
     REG. NO.: 946,678
     REGISTERED: November 7, 1972

WESTERN
      GOODS/SERVICES: (U.S. CL. 4) HONES (U.S. CL. 23) KNIVES, AXES, SAWS, FILES, SHEATHS, AND HOLDERS THEREFOR
     SERIAL NO.: 72-414,622
     REG. NO.: 1,003,134
     REGISTERED: January 28, 1975

COLEMAN
      GOODS/SERVICES: (U.S. CL. 3) BACKPACK FRAMES, BACKPACK SACKS, AND BACKPACK DAY PACKS (U.S. CL. 19) CAMPING TRAILERS, < MOTORCYCLES > AND AIR CONDITIONERS FOR VEHICLES (U.S. CL. 22) BACKPACK GEAR-NAMELY, BACKPACK SLEEPING BAGS, BACKPACK TENTS, AND BACKPACK FOAM SLEEPING PADS
     SERIAL NO.: 72-406,422
     REG. NO.: 973,159
     REGISTERED: November 20, 1973

CHARGER
     GOODS/SERVICES: PORTABLE ELECTRIC LANTERNS AND BATTERIES
THEREFOR
     SERIAL NO.: 72-405,526
     REG. NO.: 951,798
     REGISTERED: January 30, 1973

PRESIDENTIAL
      GOODS/SERVICES: FORCED AIR FURNACES BURNING HYDROCARBON FUELS AND OPTIONALLY INCLUDING AIR COOLING MEANS
     SERIAL NO.: 72-381,714
     REG. NO.: 960,424
     REGISTERED: June 5, 1973

WESTMARK
      GOODS/SERVICES: KNIVES FOR SPORTSMEN, SUCH AS HUNTING KNIVES, AND SHEATHS THEREFOR
     SERIAL NO.: 72-369,152
     REG. NO.: 940,457
     REGISTERED: August 8, 1972

POLY-LITE
     GOODS/SERVICES: COOLERS FOR PICNIC AND CAMPING USE
     SERIAL NO.: 72-327,858
     REG. NO.: 888,899
     REGISTERED: April 7, 1970

COLEMAN VAGABOND
     GOODS/SERVICES: TENTS FOR OUTDOOR CAMPING
     SERIAL NO.: 72-279,374
     REG. NO.: 858,231
     REGISTERED: October 8, 1968

OASIS
     GOODS/SERVICES: TENTS FOR OUTDOOR CAMPING
     SERIAL NO.: 72-279,372
     REG. NO.: 848,151
     REGISTERED: April 30, 1968

COLEMAN  Stylized Letters
      GOODS/SERVICES: (U.S. CL. 2) JUGS AND COOLERS FOR PICNIC AND CAMPING USE, AND FOR CAMPING WATER BAGS (U.S. CL. 6)
     PACKAGED LIQUEFIED HYDROCARBON GAS FUELS FOR LANTERNS AND OUTDOOR COOKERS (U.S. CL. 13) CAMP STOVE COOKING UTENSILS (U.S. CL. 15) PACKAGED HYDROCARBON LIQUID FUELS FOR LANTERNS, PORTABLE RADIANT HEATERS, AND OUTDOOR COOKERS
     (U.S. CL. 22) CAMPING SLEEPING BAGS AND TENTS (U.S. CL. 34) LIQUID AND GAS FUEL BURNING LANTERNS AND LAMPS, REPLACEMENT PARTS THEREFOR, ACCESSORIES AND SUPPLIES-NAMELY,
     GENERATORS, GLOBES, FILTER FUNNELS, AND MANTELS; LIQUID AND GAS FUEL BURNING COOKING STOVES FOR PICNIC AND CAMPING USE, REPLACEMENT PARTS THEREFOR, ACCESSORIES AND SUPPLIES FOR USE THEREWITH-NAMELY, CAMP STOVE OVENS, CAMP STOVE STANDS, CAMP STOVE GRIDDLES, < AND CAMP STOVE HEAT DRUMS, > PORTABLE RADIANT HEATERS USING CATALYTIC COMBUSTION FOR OUTDOOR OR CAMPING USE, GAS, OIL, AND ELECTRIC FURNACES AND WALL HEATERS, AIR CONDITIONERS, HEAT PUMPS, COIL BLOWER UNITS,
     AND ELECTRIC DUCT HEATERS
     SERIAL NO.: 72-262,738
     REG. NO.: 862,566
     REGISTERED: December 31, 1968

COLEMAN and Design
      GOODS/SERVICES: (U.S. CL. 2) JUGS AND COOLERS FOR PICNIC AND CAMPING USE, AND FOR CAMPING WATER BAGS (U.S. CL. 6)
     PACKAGED LIQUEFIED HYDROCARBON GAS FUELS FOR LANTERNS AND OUTDOOR COOKERS (U.S. CL. 13) CAMP STOVE COOKING UTENSILS (U.S. CL. 15) PACKAGED HYDROCARBON LIQUID FUELS FOR LANTERNS, PORTABLE RADIANT HEATERS, AND OUTDOOR COOKERS
     (U.S. CL. 22) CAMPING SLEEPING BAGS AND TENTS (U.S. CL. 34) LIQUID AND GAS FUEL BURNING LANTERNS AND LAMPS, REPLACEMENT PARTS THEREFOR, ACCESSORIES AND SUPPLIES-NAMELY,
     GENERATORS, GLOBES, FILTER FUNNELS, AND MANTLES; LIQUID AND GAS FUEL BURNING COOKING STOVES FOR PICNIC AND CAMPING USE, REPLACEMENT PARTS THEREFOR, ACCESSORIES AND SUPPLIES FOR USE THEREWITH-NAMELY, CAMP STOVE OVENS, CAMP STOVE STANDS, CAMP STOVE GRIDDLES, < AND CAMP STOVE HEAT DRUMS, > PORTABLE RADIANT HEATERS USING CATALYTIC COMBUSTION FOR OUTDOOR OR CAMPING USE, GAS, OIL, AND ELECTRIC FURNACES AND WALL HEATERS, AIR CONDITIONERS, HEAT PUMPS, COIL BLOWER UNITS < , AND ELECTRIC DUCT HEATERS >
     SERIAL NO.: 72-262,737
     REG. NO.: 865,555
     REGISTERED: March 4, 1969

COLEMAN
     GOODS/SERVICES: SLEEPING BAGS AND TENTS
     SERIAL NO.: 72-256,271
     REG. NO.: 840,367
     REGISTERED: December 12, 1967

COLEMAN and Design
     GOODS/SERVICES: SLEEPING BAGS AND TENTS
     SERIAL NO.: 72-256,270
     REG. NO.: 840,366
     REGISTERED: December 12, 1967

SUPER B-B
      GOODS/SERVICES: SHOT PARTICULARLY FOR AIR RIFLES
     SERIAL NO.: 72-188,427
     REG. NO.: 792,385
     REGISTERED: July 6, 1965

MELDIN
     GOODS/SERVICES: MACHINE BEARINGS
     SERIAL NO.: 72-169,118
     REG. NO.: 762,281
     REGISTERED: December 31, 1963

SKEETER and Design
     GOODS/SERVICES: BOATS
     SERIAL NO.: 72-158,484
     REG. NO.: 758,037
     REGISTERED: October 8, 1963

SPORTSTER
     GOODS/SERVICES: CAMPING STOVES
     SERIAL NO.: 72-136,629
     REG. NO.: 747,629
     REGISTERED: April 2, 1963

POLAR PRINCE and Design
     GOODS/SERVICES: AIR CONDITIONERS
     SERIAL NO.: 72-086,483
     REG. NO.: 700,529
     REGISTERED: July 5, 1960

SNOW-LITE
     GOODS/SERVICES: PICNIC COOLERS AND THERMOS JUGS
     SERIAL NO.: 72-057,601
     REG. NO.: 679,069
     REGISTERED: May 26, 1959


WEST-CUT  Block Letters
     GOODS/SERVICES: SHEATH KNIVES
     SERIAL NO.: 71-683,159
     REG. NO.: 622,111
     REGISTERED: February 28, 1956

POWERLET Stylized Letters
      GOODS/SERVICES: POWER CYLINDERS FOR USE IN GAS POWERED PISTOLS
     AND RIFLES
     SERIAL NO.: 71-674,324
     REG. NO.: 612,019
     REGISTERED: September 13, 1955

COLEMAN and Design
      GOODS/SERVICES: OIL WARM AIR FURNACES, < GAS AND OIL FLOOR FURNACES, > OIL SPACE HEATERS, < GAS AND OIL WATER HEATERS, > GASOLINE LAMPS AND LANTERNS, GASOLINE CAMP STOVES, < GASOLINE SMOOTHING IRONS, > TRAILER COOKING STOVES AND HEATERS
     SERIAL NO.: 71-565,688
     REG. NO.: 541,687
     REGISTERED: May 1, 1951


DIXON INDUSTRIES, INC. - TRADEMARKS - FRANCE

DIXON
      GOODS/SERVICES: TONDEUSES ET FAUCHEUSES A GAZON (MACHINES).
     MACHINES ET MACHINES-OUTILS; MOTEURS (A L'EXCEPTION DES
     MOTEURS POUR VEHICULES TERRESTRES); ACCOUPLEMENTS ET
     COURROIES DE TRANSMISSION (A L'EXCEPTION DE CEUX POUR
     VEHICULES TERRESTRES); INSTRUMENTS AGRICOLES; COUVEUSES POUR
     LES OEUFS.
     APPLICATION NUMBER: 179864
     REGISTRATION NUMBER: 1569739
     APPLICATION DATE: 11 Janvier 1990 (January 11, 1990)

ZTR
      GOODS/SERVICES: TONDEUSES ET FAUCHEUSES A GAZON (MACHINES).
     MACHINES ET MACHINES-OUTILS; MOTEURS (A L'EXCEPTION DES
     MOTEURS POUR VEHICULES TERRESTRES); ACCOUPLEMENTS ET
     COURROIES DE TRANSMISSION (A L'EXCEPTION DE CEUX POUR
     VEHICULES TERRESTRES); INSTRUMENTS AGRICOLES; COUVEUSES POUR
     LES OEUFS.
     APPLICATION NUMBER: 179863
     REGISTRATION NUMBER: 1569738
     APPLICATION DATE: 11 Janvier 1990 (January 11, 1990)


DIXON INDUSTRIES, INC. - TRADEMARKS - BENELUX

DIXON
      GOODS/SERVICES: KL 7 GRASMAAIMACHINES.
     APPLICATION NUMBER: 739751
     REGISTRATION NUMBER: 475805
     APPLICATION DATE: 11 January 1990 (January 11, 1990)

ZTR
     GOODS/SERVICES: KL 7 GRASMAAIMACHINES.
     APPLICATION NUMBER: 739750
     REGISTRATION NUMBER: 474310
     APPLICATION DATE: 11 January 1990 (January 11, 1990)


DIXON INDUSTRIES, INC. - TRADEMARKS - DENMARK

ZTR
     APPLICATION NUMBER: VA 194 1990
     APPLICATION DATE: 10 Januar 1990 (January 10, 1990)


DIXON
     GOODS/SERVICES: KLASSE 07: PLAENEKLIPPERE
     APPLICATION NUMBER: VA 193 1990
     REGISTRATION NUMBER: VR 4456 1991
     REGISTERED: 26 Juli 1991 (July 26, 1991)



DIXON INDUSTRIES, INC. - TRADEMARKS - GERMANY

DIXON
     GOODS/SERVICES: RASENMAHER, SOWEIT IN KLASSE 7 ENTHALTEN.
     APPLICATION NUMBER: D 47479
     REGISTRATION NUMBER: 1165752
     REGISTERED: 15 Oktober 1990 (October 15, 1990)


FREDERICK MANUFACTURING COMPANY - TRADEMARKS - U.S. FEDERAL

POWERWORKS
      GOODS/SERVICES: LAWNMOWER AND LINE TRIMMER REPLACEMENT PARTS, NAMELY, AIR FILTERS, LAWN MOWER BLADES, LAWN MOWER BLADE ADAPTORS, TUNE-UP KITS CONSISTING OF POINTS, CONDENSER AND SPARK PLUG, MUFFLERS, GAS CAPS, FLYWHEEL KEYS, GAS FILTERS, LAWN MOWER WHEEL BOLTS, STARTER ROPES, AND TRIMMER LINE
     SERIAL NO.: 73-823,588
     REG. NO.: 1,614,633
     REGISTERED: September 25, 1990

GOLF-BUOY
     GOODS/SERVICES: INSULATED AND SWIVEL-MOUNTED DRINK HOLDERS
     SERIAL NO.: 73-416,897
     REG. NO.: 1,277,037
     REGISTERED: May 8, 1984

BIKE-BUOY
     GOODS/SERVICES: INSULATED AND SWIVEL-MOUNTED DRINK HOLDERS
     SERIAL NO.: 73-370,104
     REG. NO.: 1,253,801
     REGISTERED: October 11, 1983

SAIL-BUOY
      GOODS/SERVICES: SWIVEL-MOUNTED HOLDER FOR BEVERAGE BOTTLES,
     CANS AND THE LIKE FOR ATTACHMENT TO MOVING VEHICLES
     SERIAL NO.: 73-341,685
     REG. NO.: 1,242,126
     REGISTERED: June 14, 1983

DRINK-BUOY
     GOODS/SERVICES: INSULATED FOAM HOLDERS FOR BEVERAGES
     SERIAL NO.: 73-341,461
     REG. NO.: 1,249,869
     REGISTERED: August 30, 1983

CADDIE-BUOY
      GOODS/SERVICES: SWIVEL-MOUNTED HOLDERS FOR BEVERAGE BOTTLES, CANS AND THE LIKE FOR ATTACHMENT TO MOVING VEHICLES
     SERIAL NO.: 73-341,460
     REG. NO.: 1,236,373
     REGISTERED: May 3, 1983
MUG-BUOY
      GOODS/SERVICES: SWIVEL-MOUNTED HOLDER FOR BEVERAGE BOTTLES,
     CANS AND THE LIKE FOR ATTACHMENT TO MOVING VEHICLES
     SERIAL NO.: 73-341,450
     REG. NO.: 1,242,125
     REGISTERED: June 14, 1983

COASTER-BUOY
      GOODS/SERVICES: SWIVEL-MOUNTED HOLDER FOR BEVERAGE BOTTLES,
     CANS AND THE LIKE FOR ATTACHMENT TO MOVING VEHICLES
     SERIAL NO.: 73-341,324
     REG. NO.: 1,242,124
     REGISTERED: June 14, 1983

A Stylized Letters
     GOODS/SERVICES: BLADES FOR ROTARY LAWNMOWERS
     SERIAL NO.: 73-303,881
     REG. NO.: 1,187,411
     REGISTERED: January 26, 1982

ORBEX
     GOODS/SERVICES: LIQUID FUEL FOR HAND WARMERS
     SERIAL NO.: 73-278,298
     REG. NO.: 1,194,957
     REGISTERED: May 11, 1982

DESIGN ONLY
     GOODS/SERVICES: HOLDER FOR CONTAINERS OF BEVERAGES
     SERIAL NO.: 73-277,218
     REG. NO.: 1,251,684
     REGISTERED: September 20, 1983

DESIGN ONLY
     GOODS/SERVICES: BLADES FOR ROTARY LAWNMOWERS
     SERIAL NO.: 73-277,115
     REG. NO.: 1,215,472
     REGISTERED: November 9, 1982

ORBEX
     GOODS/SERVICES: BLADES FOR ROTARY LAWNMOWERS
     SERIAL NO.: 73-277,094
     REG. NO.: 1,189,134
     REGISTERED: February 9, 1982

ORBEX
      GOODS/SERVICES: FISHING REELS AND TACKLE BOXES, NAMELY, BOXES USED FOR STORING ARTIFICAL FLIES USED IN FISHING; AND ANIMAL
     SCENTED LURE
     SERIAL NO.: 73-276,942
     REG. NO.: 1,195,816
     REGISTERED: May 18, 1982

DESIGN ONLY
      GOODS/SERVICES: LIQUID FUEL CATALYTIC HAND WARMERS AND
     REPLACEMENT BURNERS THEREFOR
     SERIAL NO.: 73-276,937
     REG. NO.: 1,172,163
     REGISTERED: October 6, 1981

ORBEX
      GOODS/SERVICES: BODY BELTS WORN FOR WARMTH AND FOR SUPPORTING HAND WARMERS AND THE LIKE IN CLOSE PROXIMITY TO USERS
     THEREOF
     SERIAL NO.: 73-276,904
     REG. NO.: 1,189,408
     REGISTERED: February 9, 1982

ORBEX
      GOODS/SERVICES: LIQUID FUEL CATALYTIC HAND WARMERS AND
     REPLACEMENT BURNERS THEREFOR
     SERIAL NO.: 73-276,903
     REG. NO.: 1,189,222
     REGISTERED: February 9, 1982

DESIGN ONLY
      GOODS/SERVICES: BODY BELTS WORN FOR WARMTH AND FOR SUPPORTING HAND WARMERS AND THE LIKE IN CLOSE PROXIMITY TO USERS
     THEREOF
     SERIAL NO.: 73-276,901
     REG. NO.: 1,197,975
     REGISTERED: June 15, 1982

DESIGN ONLY
      GOODS/SERVICES: FISHING REELS, FISHING TACKLE BOXES, AND ANIMAL
     SCENTED LURE
     SERIAL NO.: 73-276,900
     REG. NO.: 1,189,479
     REGISTERED: February 9, 1982

ORBEX
      GOODS/SERVICES: FRAME TYPE HOLDERS TO BE MOUNTED ON BOATS AND OTHER MOVING VEHICLES FOR HOLDING BEVERAGE BOTTLES, DRINKING
     GLASSES, DRINK CANS, MUGS AND RECEPTACLES FOR CIGARETTES AND
     ASHES
     SERIAL NO.: 73-276,843
     REG. NO.: 1,226,681
     REGISTERED: February 8, 1983

ALADDIN
     GOODS/SERVICES: BLADES FOR ROTARY LAWNMOWERS
     SERIAL NO.: 73-169,042
     REG. NO.: 1,125,924
     REGISTERED: October 16, 1979

JON-E and Design
      GOODS/SERVICES: ANIMAL SCENTED LURE
     SERIAL NO.: 73-088,774
     REG. NO.: 1,066,296
     REGISTERED: May 24, 1977

DESIGN ONLY
      GOODS/SERVICES: FISHING REELS AND BOXES USED FOR STORING
     ARTIFICIAL FLIES USED IN FISHING
     SERIAL NO.: 72-368,565
     REG. NO.: 912,852
     REGISTERED: June 8, 1971

SILVER STREAK and Design
     GOODS/SERVICES: LAWN MOWER PARTS AND BLADES
     SERIAL NO.: 72-142,847
     REG. NO.: 788,710
     REGISTERED: April 27, 1965

PERRINE
     GOODS/SERVICES: FISHING REELS AND FISHING TACKLE BOXES
     SERIAL NO.: 72-105,041
     REG. NO.: 719,943
     REGISTERED: August 15, 1961

DEER-COY
     GOODS/SERVICES: ANIMAL SCENTED LURE
     SERIAL NO.: 72-075,459
     REG. NO.: 700,084
     REGISTERED: June 28, 1960

BAR BUOY
      GOODS/SERVICES: FRAME TYPE HOLDERS TO BE MOUNTED ON BOATS AND OTHER MOVING VEHICLES FOR HOLDING BEVERAGE BOTTLES, DRINKING
     GLASSES AND THE LIKE
     SERIAL NO.: 72-056,753
     REG. NO.: 679,813
     REGISTERED: June 9, 1959

JON-E' Stylized Letters
     GOODS/SERVICES: LIQUID FUEL CATALYTIC TYPE HAND WARMERS
     SERIAL NO.: 71-569,548
     REG. NO.: 529,119
     REGISTERED: August 15, 1950


FEDERAL CARTRIDGE COMPANY - TRADEMARKS - UNITED KINGDOM

AMERICAN EAGLE and Design
      GOODS/SERVICES:  SHOTSHELLS, RIM AND CENTER-FIRE CARTRIDGES;
     AMMUNITION.
     REGISTRATION NUMBER:  2029218
     APPLICATION DATE: 03 August 1995 (August 3, 1995)

AMERICAN EAGLE and Design
      GOODS/SERVICES:  SHOTGUN SHELLS, RIMFIRE AND CENTERFIRE
     CARTRIDGES: AMMUNITION.
     REGISTRATION NUMBER:  2029215
     APPLICATION DATE: 03 August 1995 (August 3, 1995)

FEDERAL PREMIUM
      GOODS/SERVICES:  AMMUNITION; SHOTGUN SHELLS AND RIFLE
     CARTRIDGES; ALL INCLUDED IN CLASS 13.
     REGISTRATION NUMBER:  2026861
     APPLICATION DATE: 13 July 1995 (July 13, 1995)

EXTRA LITE
      GOODS/SERVICES:  AMMUNITION; SHOTGUN CARTRIDGES AND SHOTGUN
     SHELLS.
     REGISTRATION NUMBER:  2024311
     APPLICATION DATE: 20 June 1995 (June 20, 1995)

FEDERAL
      GOODS/SERVICES: AMMUNITION; SHELLS, SHOT AND CARTRIDGES; RIM FIRE CARTRIDGES, CENTRE FIRE CARTRIDGES, SMALL ARMS
     AMMUNITIONS, CENTRE FIRE PISTOL CARTRIDGES, RIM FIRE PISTOL
     CARTRIDGES, SHOT SHELLS, AIR RIFLE SHOT, SHOTGUN SHELL WADS,
     CENTRE FIRE REVOLVER CARTRIDGES.
     REGISTRATION NUMBER:  2024309
     APPLICATION DATE: 20 June 1995 (June 20, 1995)

FEDERAL GOLD MEDAL
      GOODS/SERVICES:  AMMUNITION; SHELLS AND CARTRIDGES; SHOTGUN
     SHELLS, RIM FIRE RIFLE AND PISTOL CARTRIDGES, CENTRE FIRE
     RIFLE AND PISTOL CARTRIDGES.
     REGISTRATION NUMBER:  2024307
     APPLICATION DATE: 20 June 1995 (June 20, 1995)

ULTRAMATCH
     GOODS/SERVICES:  AMMUNITION; CARTRIDGES FOR RIFLES AND PISTOLS; RIM-
      FIRE RIFLE AND PISTOL CARTRIDGES FOR USE IN INTERNATIONAL
      SHOOTING COMPETITIONS.
     REGISTRATION NUMBER:  2015716
     APPLICATION DATE: 28 March 1995 (March 28, 1995)

NYCLAD and Design
      GOODS/SERVICES: AMMUNITION; CENTRE FIRE PISTOL CARTRIDGES; ALL INCLUDED IN CLASS 13
     REGISTRATION NUMBER:  1491627
     APPLICATION DATE: 20 February 1992 (February 20, 1992)

HOFFMAN and Design
      GOODS/SERVICES: APPARATUS FOR LIGHTING AND VENTILATION, AIR-CONDITIONING APPARATUS, AND PARTS AND FITTINGS FOR ALL THE
     AFORESAID GOODS; AND ALL OTHER GOODS IN THIS CLASS
     APPLICATION NUMBER: 1232866
     APPLICATION DATE: 02 January 1985 (January 2, 1985)

HOFFMAN Stylized Letters
      GOODS/SERVICES: ANTI-CORROSIVE PREPARATIONS, CORROSION
     INHIBITORS; AND ALL OTHER GOODS IN THIS CLASS.
     APPLICATION NUMBER: 1232864
     APPLICATION DATE: 02 January 1985 (January 2, 1985)


FEDERAL CARTRIDGE COMPANY - TRADEMARKS - CANADA

THE TECHNOLOGY LEADER
      GOODS/SERVICES: (1) Educational, instructional and informational services rendered to the public, by producing and distributing printed materials pertaining to the latest improvements, designs and materials developed in small arms ammunition, relative to identification of new materials, their characteristics, their availability, geographical sources of materials, composition, methods of formation, advances in constructional design, comparisons between materials available and their identification, choke recommendations, comparative costs and prices, comparative performances, technical study results, domestic and foreign government approval status, legality, and hand loading availability.
     APP. NO.: 0848,372
     REG. NO.: TMA509,905   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: March 24, 1999

LIGHTNING
     GOODS/SERVICES:  (1) Rim fire rifle cartridges.
     APP. NO.: 0637,740
     REG. NO.: TMA372,534   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 24, 1990

BLITZ
     GOODS/SERVICES:  (1) Rifle cartridges.
     APP. NO.: 0520,825
     REG. NO.: TMA306,475   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 30, 1985

HOFFMAN and Design
      GOODS/SERVICES: (1) Industrial electrical enclosures and weatherproof electrical distribution and lighting equipment, specifically empty electrical enclosure boxes and cabinets and panels therefor, empty sheet metal boxes and cabinets, empty wireway and wire troughs, washers for electrical box connections, light bulb holders, portable lighting fixtures, and weatherproof power outlets consisting of prewired electrical receptacles mounted in weatherproof enclosures. APP. NO.: 0512,509
     REG. NO.: TMA320,200   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: October 31, 1986

HOFFMAN
      GOODS/SERVICES: (1) Industrial electrical enclosures and weatherproof electric distribution and lighting equipment, specifically empty electrical enclosure boxes and cabinets and panels therefor, empty sheet metal boxes and cabinets, empty wireway and wire troughs, washers for electrical box connections, light bulb holders, portable lighting fixtures, and weatherproof power outlets consisting of prewired electrical receptacles mounted in weatherproof enclosures. APP. NO.: 0512,508
     REG. NO.: TMA306,760   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: September 6, 1985

H and Design
      GOODS/SERVICES: (1) Industrial electrical enclosures and weatherproof electric distribution and lighting equipment, specifically empty electrical enclosure boxes and cabinets and panels therefor, empty sheet metal boxes and cabinets, empty wireway and wire troughs, washers for electrical box connections, light bulb holders, portable lighting fixtures, and weatherproof power outlets consisting of prewired electrical receptacles mounted in weatherproof enclosures. APP. NO.: 0512,506
     REG. NO.: TMA296,393   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: October 26, 1984

GOLD MEDAL
     GOODS/SERVICES:  (1) Shotgun shells.
     APP. NO.: 0445,958
     REG. NO.: TMA251,434   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: October 10, 1980

PREMIUM and Design
     GOODS/SERVICES:  (1) Shotgun shells and rifle cartridges.
     APP. NO.: 0435,595
     REG. NO.: TMA317,595   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 22, 1986

HI-SHOK
     GOODS/SERVICES: (1) Bullets for rifle and hand gun ammunition. APP. NO.: 0334,735
     REG. NO.: TMA177,590   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 13, 1971

TRIPLE PLUS
     GOODS/SERVICES:  (1) Shotgun shells and shotgun shell wad
columns.
     APP. NO.: 0330,393
     REG. NO.: TMA174,124   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: February 5, 1971

FEDERAL
      GOODS/SERVICES: (1) Ammunition. (2) Ammunition components. (3) Air rifle shot. (4) Shot shells, metallic cartridges, air rifle shot, hand traps, ammunition components such as
     primers, card wads, cushion wads, and empty primed shells.
     APP. NO.: 0306,196
     REG. NO.: TMA158,048   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: August 30, 1968

CHAMPION
     GOODS/SERVICES:  (1) Shot shells and shot shell wads.
     APP. NO.: 0306,195
     REG. NO.: TMA157,040   REGISTRATION TYPE: TMA (Trademark Act)
     REGISTERED: May 31, 1968


FEDERAL CARTRIDGE COMPANY - TRADEMARKS - U.S. FEDERAL

PREMIUM
      GOODS/SERVICES: RIFLE, PISTOL AND SHOTSHELL AMMUNITION, NAMELY, RIMFIRE RIFLE, CENTERFIRE RIFLE, VARMINT RIFLE, HIGH ENERGY, SAFARI RIFLE LOAD, HANDGUN LOADS, TUNGSTEN, TUNGSTEN-IRON, TUNGSTEN POLYMER, STEEL, LEAD, PERSONAL DEFENSE, BUCKSHOT,
     SABOT SLUG, RIFLED SLUG SHOTSHELL LOADS, AND BRAS UNPRIMED
     RIFLE CARTRIDGE CASINGS
     SERIAL NO.: 75-716,522
     FIRST USE: 1978 (Intl Class 13)

FEDERAL CLASSIC
      GOODS/SERVICES: HOTSHELLS, CENTERFIRE RIFLE CARTRIDGES, RIMFIRE RIFLE CARTRIDGES, PISTOL CARTRIDGES, HANDGUN CARTRIDGES,
     SABOT SLUG CARTRIDGES, AND RIFLED SLUG CARTRIDGES
     SERIAL NO.: 75-707,849
     FIRST USE: December 1, 1988 (Intl Class 13)

CLASSIC
      GOODS/SERVICES: RIFLE, PISTOL, REVOLVER, SHOTSHELL AND SHOTGUN SLUG AMMUNITION, NAMELY, RIMFIRE RIFLE, CENTERFIRE RIFLE
     LOADS, PISTOL LOADS, REVOLVER LOADS, SABOT SLUG, RIFLED
     SLUG, BUCKSHOT, STEEL, LEAD, HIGH VELOCITY STEEL LOADS, AND
     HANDGUN LOADS
     SERIAL NO.: 75-707,290
     FIRST USE: 1989 (Intl Class 13)

FEDERAL PREMIUM
      GOODS/SERVICES: SHOTSHELLS, CENTERFIRE RIFLE CARTRIDGES,
     RIMFIRE RIFLE CARTRIDGES, SABOT SLUG CARTRIDGES, RIFLE SLUG
     CARTRIDGES, HANDGUN CARTRIDGES, AND PISTOL CARTRIDGES
     SERIAL NO.: 75-707,288
     FIRST USE: January 24, 1977 (Intl Class 13)

PERSONAL DEFENSE
     GOODS/SERVICES: SHOTSHELLS
     SERIAL NO.: 75-707,287
     FIRST USE: November 6, 1996 (Intl Class 13)

GOLD MEDAL
     GOODS/SERVICES: AMMUNITION PRIMERS
     SERIAL NO.: 75-707,193
     FIRST USE: 1980 (Intl Class 13)

THE LEAD EQUIVALENT
     GOODS/SERVICES: SHOTSHELLS, AND RIFLE AND HANDGUN CARTRIDGES
     SERIAL NO.: 75-686,172
     FILED: April 16, 1999

WHITETAIL CLASSIC
     GOODS/SERVICES: SHOTSHELLS, AND RIFLE AND HANDGUN CARTRIDGES
     SERIAL NO.: 75-684,649
     FILED: April 16, 1999

DEEP-SHOK
     GOODS/SERVICES: SHOTSHELLS, AND RIFLE AND HANDGUN CARTRIDGES
     SERIAL NO.: 75-684,648
     FILED: April 16, 1999

KNOCKDOWN POWER
     GOODS/SERVICES: SHOTSHELLS, AND RIFLE AND HANDGUN CARTRIDGES
     SERIAL NO.: 75-684,647
     FILED: April 16, 1999

GOLD CARTON DESIGN
      GOODS/SERVICES: SHOTGUN SABOT SLUGS, SHOT SHELLS, CENTER FIRE RIFLE CARTRIDGES, RIM FIRE RIFLE CARTRIDGES, AND PISTOL
     CARTRIDGES
     SERIAL NO.: 75-611,761
     FIRST USE: 1992 (Intl Class 13)

HUNTERS FOR CONSERVATION
      GOODS/SERVICES: ASSOCIATION AND PUBLIC SERVICES; NAMELY,
     PROMOTING THE SUPPORT OF HUNTING WITH AN EMPHASIS ON HABITAT
     CONSERVATION AND MANAGEMENT
     SERIAL NO.: 75-475,045

HEAVY FIELD LOAD
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 75-443,609
     REG. NO.: 2,235,542
     REGISTERED: March 23, 1999

FEDERAL PREMIUM SAFARI
     GOODS/SERVICES: CENTERFIRE CARTRIDGES
     SERIAL NO.: 75-212,225
     REG. NO.: 2,125,468
     REGISTERED: December 30, 1997

PERSONAL DEFENSE
     GOODS/SERVICES: CENTERFIRE CARTRIDGES
     SERIAL NO.: 75-200,915
     REG. NO.: 2,112,332
     REGISTERED: November 11, 1997

PREMIUM
     GOODS/SERVICES: RIM-FIRE RIFLE CARTRIDGES AND PISTOL CARTRIDGES SERIAL NO.: 75-089,284
     REG. NO.: 2,047,681
     REGISTERED: March 25, 1997

NON TOXIC LEAD FREE and Design
     GOODS/SERVICES: SMALL FIREARM AMMUNITION
     SERIAL NO.: 75-066,814
     REG. NO.: 2,165,014

EXTRA-LITE
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 75-043,088
     REG. NO.: 2,017,887
     REGISTERED: November 19, 1996

BALLISTICLEAN Stylized Letters
     GOODS/SERVICES: RIM-FIRE AND CENTER-FIRE CARTRIDGES
     SERIAL NO.: 75-027,145
     REG. NO.: 2,012,000
     REGISTERED: October 29, 1996

TOXIC-METAL FREE
     GOODS/SERVICES: SMALL ARMS AMMUNITION
     SERIAL NO.: 75-027,144
     REG. NO.: 2,018,517
     REGISTERED: November 19, 1996

MULTI-PURPOSE
     GOODS/SERVICES: SHOTSHELLS
     SERIAL NO.: 75-022,160
     REG. NO.: 2,045,204
     REGISTERED: March 11, 1997

SUPPORT THE SHOOTING FEDERAL SPORTS and Design
      GOODS/SERVICES: (INT. CL. 16) NEWSLETTERS, PRINTED INFORMATION SHEETS AND BROCHURES WHICH PROMOTE HUNTING, TARGET SHOOTING
     AND CONSERVATION FOR DISTRIBUTION TO THE PUBLIC BY
     AMMUNITION DEALERS (INT. CL. 42) PROMOTING PUBLIC AWARENESS
     OF THE SPORTS OF TARGET SHOOTING AND HUNTING WITH AN
     EMPHASIS ON CONSERVATION
     SERIAL NO.: 74-688,409
     REG. NO.: 1,991,090
     REGISTERED: August 6, 1996

TACTICAL
     GOODS/SERVICES: SHOTSHELL, PISTOL AND CENTERFIRE RIFLE
CARTRIDGES
     SERIAL NO.: 74-680,859
     REG. NO.: 2,091,808
     REGISTERED: August 26, 1997

GOLD MEDAL ULTRAMATCH
      GOODS/SERVICES: ONLY MATCH PERFORMANCE GRADE RIMFIRE, RIFLE AND PISTOL CARTRIDGES FOR USE IN INTERNATIONAL SHOOTING
     COMPETITION
     SERIAL NO.: 74-555,011
     REG. NO.: 1,963,786
     REGISTERED: March 26, 1996

SUPPORT THE SHOOTING SPORTS
      GOODS/SERVICES: (INT. CL. 16) NEWSLETTERS, PRINTED INFORMATION SHEETS, BROCHURES, AND WHICH PROMOTE HUNTING, TARGET
     SHOOTING AND CONSERVATION, FOR DISTRIBUTION TO THE PUBLIC BY
     AMMUNITION DEALERS (INT. CL. 42) PROMOTING PUBLIC AWARENESS
     OF THE SPORTS OF TARGET SHOOTING AND HUNTING, WITH AN
     EMPHASIS ON HABITAT CONSERVATION
     SERIAL NO.: 74-539,689
     REG. NO.: 1,989,022
     REGISTERED: July 23, 1996

FEDERAL WING & CLAY
      GOODS/SERVICES: (INT. CL. 16) EDUCATIONAL AND PROMOTIONAL
     LITERATURE USED IN CONNECTION WITH TRAINING IN THE SPORT OF
     TARGET SHOOTING (INT. CL. 25) T-SHIRTS AND HATS
     SERIAL NO.: 74-539,687
     REG. NO.: 2,141,197
     REGISTERED: March 3, 1998

CLASSIC
      GOODS/SERVICES: CENTERFIRE RIFLE, PISTOL, AND REVOLVER
     CARTRIDGES; RIMFIRE RIFLE AND PISTOL CARTRIDGES; SHOTGUN
     SHELLS; AND SHOTGUN SLUGS
     SERIAL NO.: 74-370,154
     REG. NO.: 1,809,050
     REGISTERED: December 7, 1993

TACTICAL LOAD
     GOODS/SERVICES: SHOTSHELLS AND CENTERFIRE CARTRIDGES
     SERIAL NO.: 74-340,096
     REG. NO.: 1,980,333
     REGISTERED: June 18, 1996

PREMIUM SAFARI
     GOODS/SERVICES: CENTERFIRE RIFLE CARTRIDGES
     SERIAL NO.: 74-326,416
     REG. NO.: 1,778,868
     REGISTERED: June 29, 1993

GOLD MEDAL
      GOODS/SERVICES: CENTERFIRE RIFLE, PISTOL, AND REVOLVER
     CARTRIDGES; AND .22 CALIBER RIMFIRE CARTRIDGES
     SERIAL NO.: 74-319,717
     REG. NO.: 1,820,567
     REGISTERED: February 8, 1994

GOLD MEDAL Stylized Letters
      GOODS/SERVICES: CENTERFIRE RIFLE, PISTOL, AND REVOLVER
     CARTRIDGES; AND .22 CALIBER RIMFIRE CARTRIDGES
     SERIAL NO.: 74-319,397
     REG. NO.: 1,909,268
     REGISTERED: August 1, 1995

PALM RIDER
     GOODS/SERVICES: PAINT BUCKET
     SERIAL NO.: 74-250,298
     REG. NO.: 1,788,868
     REGISTERED: August 17, 1993
     FIRST USE: July 3, 1992 (Intl Class 16)

FEDERAL PREMIUM DEALERS CLUB 12 GA  and Design
      GOODS/SERVICES: (INT. CL. 16) PUBLICATIONS; NAMELY,
     NEWSLETTERS, PAMPHLETS, FLIERS, AND BROCHURES PERTAINING TO
     ISSUES IN THE AMMUNITION AND FIREARMS INDUSTRY (INT. CL. 42)
     ASSOCIATION SERVICES; NAMELY, PROMOTING THE INTERESTS OF
     AMMUNITION DEALERS
     SERIAL NO.: 74-224,709
     REG. NO.: 1,791,550
     REGISTERED: September 7, 1993

PREMIUM EDGE
      GOODS/SERVICES: NEWSLETTERS, PRINTED INFORMATION SHEETS AND
     BROCHURES ALL DEALING WITH FIREARMS AND AMMUNITION
     SERIAL NO.: 74-224,705
     REG. NO.: 1,720,229
     REGISTERED: September 29, 1992

AMERICAN EAGLE and Design
     GOODS/SERVICES: SHOTGUN SHELLS, RIMFIRE AND CENTERFIRE
CARTRIDGES
     SERIAL NO.: 74-130,306
     REG. NO.: 1,671,071
     REGISTERED: January 7, 1992

DESIGN ONLY
      GOODS/SERVICES: SHOTGUN SHELLS, CENTERFIRE CARTRIDGES, AND
     RIMFIRE CARTRIDGES
     SERIAL NO.: 74-124,723
     REG. NO.: 1,673,392
     REGISTERED: January 28, 1992
     FIRST USE: November 29, 1990 (Intl Class 13)

HUNTERS FOR CONSERVATION
      GOODS/SERVICES: ASSOCIATION AND PUBLIC SERVICES; NAMELY,
     PROMOTING THE SPORT OF HUNTING WITH AN EMPHASIS ON HABITAT
     CONSERVATION AND MANAGEMENT
     SERIAL NO.: 74-099,719
     REG. NO.: 1,697,216
     REGISTERED: June 23, 1992

HYDRA-SHOK
     GOODS/SERVICES: CENTERFIRE PISTOL CARTRIDGES
     SERIAL NO.: 73-827,192
     REG. NO.: 1,594,112
     REGISTERED: May 1, 1990

NYCLAD Stylized Letters
     GOODS/SERVICES: CENTER FIRE PISTOL CARTRIDGES
     SERIAL NO.: 73-826,951
     REG. NO.: 1,594,111
     REGISTERED: May 1, 1990

AMERICAN EAGLE Stylized Letters
      GOODS/SERVICES: SHOTGUN SHELLS, AND CENTER FIRE AND RIM FIRE RIFLE AND PISTOL CARTRIDGES
     SERIAL NO.: 73-826,420
     REG. NO.: 1,600,686
     REGISTERED: June 12, 1990

HI-POWER
      GOODS/SERVICES: SHOTGUN SHELLS, CENTER FIRE AND RIM FIRE RIFLE CARTRIDGES, AND PISTOL AND REVOLVER AMMUNITION
     SERIAL NO.: 73-826,026
     REG. NO.: 1,607,415
     REGISTERED: July 24, 1990

CLASSIC Stylized Letters
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-816,761
     REG. NO.: 1,605,441
     REGISTERED: July 10, 1990

HI-BRASS
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-816,683
     REG. NO.: 1,596,295
     REGISTERED: May 15, 1990

TOP GUN Block Letters
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-816,672
     REG. NO.: 1,645,931
     REGISTERED: May 28, 1991

EXTRA-LITE
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-799,282
     REG. NO.: 1,567,701
     REGISTERED: November 21, 1989

CLASSIC HI-BRASS Stylized Letters
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-799,199
     REG. NO.: 1,595,232
     REGISTERED: May 8, 1990


HOFFMAN Stylized Letters
      GOODS/SERVICES: (INT. CL. 9) INDUSTRIAL ELECTRICAL ENCLOSURES AND WEATHERPROOF ELECTRICAL DISTRIBUTION EQUIPMENT-NAMELY, EMPTY ELECTRICAL ENCLOSURE BOXES AND CABINETS AND PANELS THEREFOR, EMPTY SHEET METAL BOXES AND CABINETS, EMPTY
     WIREWAY AND WIRE TROUGHS, WASHERS FOR ELECTRICAL BOX CONNECTIONS, LIGHT BULB HOLDERS, AND WEATHERPROOF POWER OUTLETS CONSISTING OF PREWIRED ELECTRICAL RECEPTACLES
     MOUNTED IN WEATHERPROOF ENCLOSURES(INT. CL. 11) WEATHER ELECTRICAL LIGHTING EQUIPMENT - NAMELY, PORTABLE LIGHTING FIXTURES
     SERIAL NO.: 73-452,582
     REG. NO.: 1,342,135
     REGISTERED: June 18, 1985

GOLD MEDAL
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-235,671
     REG. NO.: 1,155,509

GOLD MEDAL and Design
     GOODS/SERVICES: SHOTGUN SHELLS
     SERIAL NO.: 73-235,669
     REG. NO.: 1,155,508
     REGISTERED: May 26, 1981

PREMIUM  Stylized Letters
     GOODS/SERVICES: SHOTGUN SHELLS AND RIFLE CARTRIDGES
     SERIAL NO.: 73-200,036
     REG. NO.: 1,298,731
     REGISTERED: October 2, 1984

NYCLAD
     GOODS/SERVICES: AMMUNITION, NAMELY, AMMUNITION FOR HANDGUNS
     SERIAL NO.: 73-191,115
     REG. NO.: 1,148,863
     REGISTERED: March 24, 1981

CHAMPION
     GOODS/SERVICES: CLAY TARGETS
     SERIAL NO.: 73-086,683
     REG. NO.: 1,054,411
     REGISTERED: December 14, 1976

TRIPLE-PLUS
     GOODS/SERVICES: SHOTGUN SHELLS AND SHOTGUN SHELL WAD COLUMNS
     SERIAL NO.: 72-370,088
     REG. NO.: 920,023
     REGISTERED: September 14, 1971

LEAGUE
     GOODS/SERVICES: SHOT SHELLS
     SERIAL NO.: 72-364,648
     REG. NO.: 912,132
     REGISTERED: June 8, 1971

DESIGN ONLY
     GOODS/SERVICES: SMALL ARMS AMMUNITION
     SERIAL NO.: 72-330,271
     REG. NO.: 907,401
     REGISTERED: February 9, 1971

DESIGN ONLY
     GOODS/SERVICES: SMALL ARMS AMMUNITION
     SERIAL NO.: 72-330,268
     REG. NO.: 898,553
     REGISTERED: September 15, 1970

FEDERAL and Design
     GOODS/SERVICES: SMALL ARMS AMMUNITION
     SERIAL NO.: 72-330,266
     REG. NO.: 908,894
     REGISTERED: March 2, 1971

DESIGN ONLY
     STATUS: Renewed
     GOODS/SERVICES: SMALL ARMS AMMUNITION
     SERIAL NO.: 72-330,264
     REG. NO.: 907,400
     REGISTERED: February 9, 1971

HI-SHOK
     GOODS/SERVICES: BULLETS FOR RIFLE AND HAND GUN AMMUNITION
     SERIAL NO.: 72-321,207
     REG. NO.: 891,883
     REGISTERED: June 2, 1970

H and Design
      GOODS/SERVICES: INDUSTRIAL ELECTRICAL ENCLOSURES AND WEATHERPROOF ELECTRIC DISTRIBUTION AND LIGHTING EQUIPMENT, SPECIFICALLY, EMPTY ELECTRICAL ENCLOSURE BOXES AND CABINETS AND PANELS THEREFOR, EMPTY SHEET METAL BOXES AND CABINETS, EMPTY WIREWAY AND WIRE TROUGHS, WASHERS FOR ELECTRICAL BOX CONNECTIONS, LIGHT BULB HOLDERS, PORTABLE LIGHTING FIXTURES, AND WEATHERPROOF POWER OUTLETS CONSISTING OF PREWIRED ELECTRICAL RECEPTACLES MOUNTED IN WEATHERPROOF ENCLOSURES SERIAL NO.: 72-264,534
     REG. NO.: 850,908
     REGISTERED: June 18, 1968

DESIGN ONLY
      GOODS/SERVICES: AMMUNITION-NAMELY, SHOT SHELLS, TARGET LOAD
     SHOT SHELLS, CENTER FIRE RIFLE CARTRIDGES, AND RIM FIRE
     CARTRIDGES
     SERIAL NO.: 72-239,033
     REG. NO.: 840,725
     REGISTERED: December 19, 1967

AMERICAN EAGLE and Design
     GOODS/SERVICES: CENTER FIRE CARTRIDGES
     SERIAL NO.: 72-221,874
     REG. NO.: 808,014
     REGISTERED: May 10, 1966

DESIGN ONLY
     GOODS/SERVICES: CENTER FIRE CARTRIDGES
     SERIAL NO.: 72-221,810
     REG. NO.: 808,748
     REGISTERED: May 24, 1966

AMERICAN EAGLE
     GOODS/SERVICES: CENTER FIRE CARTRIDGES
     SERIAL NO.: 72-221,809
     REG. NO.: 808,747
     REGISTERED: May 24, 1966

AMERICAN EAGLE and Design
     GOODS/SERVICES: .22 CALIBER AMMUNITION
     SERIAL NO.: 72-182,717
     REG. NO.: 783,485
     REGISTERED: January 19, 1965

DESIGN ONLY
     GOODS/SERVICES: .22 CALIBER AMMUNITION
     SERIAL NO.: 72-182,716
     REG. NO.: 782,263
     REGISTERED: December 29, 1964

AMERICAN EAGLE
     GOODS/SERVICES: .22 CALIBER AMMUNITION
     SERIAL NO.: 72-182,715
     REG. NO.: 781,203
     REGISTERED: December 8, 1964

HI-SHOK
     GOODS/SERVICES: BULLETS FOR RIFLE AND HAND GUN AMMUNITION
     SERIAL NO.: 72-160,415
     REG. NO.: 765,673
     REGISTERED: February 25, 1964

FEDERAL
      GOODS/SERVICES: SHOT SHELLS, METALLIC CARTRIDGES, AIR RIFLE
     SHOT, HAND TRAPS, AMMUNITION COMPONENTS, SUCH AS PRIMERS,
     CARD WADS, CUSHION WADS, AND EMPTY PRIMED SHELLS
     SERIAL NO.: 72-121,373
     REG. NO.: 729,938
     REGISTERED: April 17, 1962

HOFFMAN
      GOODS/SERVICES: ELECTRICAL ENCLOSURE BOXES AND CABINETS AND PANELS THEREFOR, SHEET METAL BOXES AND CABINETS, WIREWAY AND WIRE TROUGHS, WASHERS FOR ELECTRICAL BOX CONNECTIONS, REMOTE CONTROL SWITCHING DEVICES, LIGHT BULB HOLDERS, AND PORTABLE LIGHTING FIXTURES
     SERIAL NO.: 72-054,525
     REG. NO.: 711,466
     REGISTERED: February 21, 1961

DESIGN ONLY
     GOODS/SERVICES: SHOT SHELLS
     SERIAL NO.: 71-657,271
     REG. NO.: 595,057
     REGISTERED: September 14, 1954

DESIGN ONLY
     GOODS/SERVICES: TRAP SHOTGUN SHELLS
     SERIAL NO.: 71-645,559
     REG. NO.: 600,234
     REGISTERED: January 4, 1955

AMERICAN EAGLE
     GOODS/SERVICES: SHOT SHELLS AND AIR RIFLE SHOT
     SERIAL NO.: 71-638,197
     REG. NO.: 577,427
     REGISTERED: July 14, 1953

MONARK
     GOODS/SERVICES: CARTRIDGES AND SHOTGUN SHELLS
     SERIAL NO.: 71-554,221
     REG. NO.: 509,767
     REGISTERED: May 10, 1949

AMERICAN EAGLE and Design
     GOODS/SERVICES: SHOT SHELLS
     SERIAL NO.: 71-291,558
     REG. NO.: 267,303
     REGISTERED: February 18, 1930

RANGER
     GOODS/SERVICES: SHOT SHELLS AND CARTRIDGES
     SERIAL NO.: 71-195,225
     REG. NO.: 191,722
     REGISTERED: November 18, 1924



FEDERAL CARTRIDGE COMPANY - TRADEMARKS - FRANCE

HI SHOK
      GOODS/SERVICES:  ARMES A FEU; MUNITIONS ET PROJECTILES;
     EXPLOSIFS; FEUX D'ARTIFICES.
     APPLICATION NUMBER:  953454
     REGISTRATION NUMBER:  1487505
     RENEWED: 29 Juillet 1998 (July 29, 1998)
     APPLICATION DATE: 09 Septembre 1988 (September 9, 1988)

HI POWER et element figuratif (and Design)
      GOODS/SERVICES:  ARMES A FEU; MUNITIONS ET PROJECTILES;
     EXPLOSIFS; FEUX D'ARTIFICES.
     APPLICATION NUMBER:  953453
     REGISTRATION NUMBER:  1487504
     RENEWED: 29 Juillet 1998 (July 29, 1998)
     APPLICATION DATE: 09 Septembre 1988 (September 9, 1988)

FEDERAL
      GOODS/SERVICES:  ARMES A FEU; MUNITIONS ET PROJECTILES;
     EXPLOSIFS; FEUX D'ARTIFICES.
     APPLICATION NUMBER:  953451
     REGISTRATION NUMBER:  1487502
     RENEWED: 29 Juillet 1998 (July 29, 1998)
     APPLICATION DATE: 09 Septembre 1988 (September 9, 1988)

PREMIUM
     APPLICATION NUMBER:  273412
     REGISTRATION NUMBER:  1045425
     APPLICATION DATE: 28 Mars 1978 (March 28, 1978)


FEDERAL CARTRIDGE COMPANY - TRADEMARKS - ITALY

GOLD MEDAL
     GOODS/SERVICES: CARTUCCE PER FUCILI DA CACCIA.
     APPLICATION NUMBER: 79 35337
     REGISTRATION NUMBER: 379417
     REGISTERED: 19 Novembre 1985 (November 19, 1985)


SIMMONS ONTDOOR CORPORATION - TRADEMARKS - UNITED KINGDOM

SIMONS
     GOODS/SERVICES:  BINOCULARS; TELESCOPIC SIGHTS; SHOOTING
GLASSES.
     REGISTRATION NUMBER:  2109275
     APPLICATION DATE: 05 September 1996 (September 5, 1996)

RED LINE

      GOODS/SERVICES: BINOCULARS; TELESCOPIC SIGHTS; SHOOTING
     GLASSES; ALL INCLUDED IN CLASS 9.
     REGISTRATION NUMBER: 1571578
     APPLICATION DATE: 09 May 1994 (May 9, 1994)


S and Design
      GOODS/SERVICES: BINOCULARS; TELESCOPIC SIGHTS; SHOOTING
      GLASSES: ALL INCLUDED IN CLASS 9.
     REGISTRATION NUMBER: 1571240
     APPLICATION DATE: 09 May 1994 (May 9, 1994)

DEERFIELD
      GOODS/SERVICES: BINOCULARS; TELESCOPIC SIGHTS; SHOOTING
     GLASSES; ALL INCLUDED IN CLASS 9.
     REGISTRATION NUMBER: 1571238
     APPLICATION DATE: 09 May 1994 (May 9, 1994)

PRO HUNTER
      GOODS/SERVICES: BINOCULARS: TELESCOPIC SIGHTS; SHOOTING
     GLASSES; ALL INCLUDED IN CLASS 9.
     REGISTRATION NUMBER: B1571237
     APPLICATION DATE: 09 May 1994 (May 9, 1994)

WHITETAIL
      GOODS/SERVICES: BINOCULARS; TELESCOPIC SIGHTS; SHOOTING
     GLASSES; ALL INCLUDED IN CLASS 9.
     REGISTRATION NUMBER: 1571236
     APPLICATION DATE: 09 May 1994 (May 9, 1994)


SIMMONS OUTDOOR CORPORATION - TRADEMARKS - U.S. FEDERAL

SPECTRUM
      GOODS/SERVICES: BINOCULARS, TELESCOPES, SPOTTING SCOPES, SPYING SCOPES AND RIFLE SCOPES
     SERIAL NO.: 75-648,069
     FILED: February 25, 1999

WILDERNESS
      GOODS/SERVICES: BINOCULARS AND SPOTTING SCOPES
     SERIAL NO.: 75-643,630
     FILED: February 19, 1999

LASER MAG
      GOODS/SERVICES: RIFLE SCOPES; BINOCULARS, MONOCULARS AND
     SPOTTING SCOPES ALL FEATURING A RANGE FINDING MECHANISM
     SERIAL NO.: 75-305,376
     FILED: June 9, 1997

SMART RETICLE
      GOODS/SERVICES: VIEWING DEVICE EMPLOYED IN OPTICAL INSTRUMENTS, NAMELY, RIFLE SCOPES, NOT CONTAINING ANY ELECTRONIC
     COMPONENTS
     SERIAL NO.: 75-180,570
     REG. NO.: 2,166,494
     REGISTERED: June 16, 1998


ALL AROUND CAMO
     GOODS/SERVICES: FINISH SOLD AS A COMPONENT OF BINOCULARS,
MONOCULARS
     SERIAL NO.: 74-641,784
     REG. NO.: 2,072,314
     REGISTERED: June 17, 1997

22MAG
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-610,330
     REG. NO.: 1,939,811
     REGISTERED: December 5, 1995

DEERFIELD
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-606,500
     REG. NO.: 1,937,166
     REGISTERED: November 21, 1995

SIMMONS
      GOODS/SERVICES: RIFLE SCOPES, BINOCULARS, SHOOTING GLASSES,
     TELESCOPES AND SPOTTING SCOPES
     SERIAL NO.: 74-605,169
     REG. NO.: 1,979,311
     REGISTERED: June 11, 1996

DEERFIELD
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-605,123
     FIRST USE: November 1, 1989 (Intl Class 9)

OMNISCOPE
      GOODS/SERVICES: OPTICAL APPARATUS THAT CAN BE USED AS A
     MONOCULAR, SPOTTING SCOPE AND MAGNIFIER
     SERIAL NO.: 74-601,819
     REG. NO.: 2,010,859
     REGISTERED: October 22, 1996

AETEC
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-601,818
     REG. NO.: 2,041,082
     REGISTERED: February 25, 1997

PRODIAMOND
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-601,226
     REG. NO.: 1,970,986
     REGISTERED: April 30, 1996

FIREVIEW
     GOODS/SERVICES: RIFLE SCOPES, BINOCULARS
     SERIAL NO.: 74-595,788
     REG. NO.: 2,074,221
     REGISTERED: June 24, 1997

MASTER GUIDE
     GOODS/SERVICES: BINOCULARS
     SERIAL NO.: 74-590,205
     REG. NO.: 2,081,926
     REGISTERED: July 22, 1997

SILVERGRANITE
     GOODS/SERVICES: FINISH SOLD AS A COMPONENT OF A RIFLE SCOPES
     SERIAL NO.: 74-341,779
     REG. NO.: 1,899,638
     REGISTERED: June 13, 1995

MASTER RED DOT
     GOODS/SERVICES: SIGHTING DEVICES FOR FIREARMS
     SERIAL NO.: 74-295,806
     REG. NO.: 1,849,218
     REGISTERED: August 9, 1994

PROHUNTER
      GOODS/SERVICES: SPORTING GOODS OPTICS; NAMELY, BINOCULARS,
     SPOTTING SCOPES AND RIFLE SCOPES
     SERIAL NO.: 74-115,995
     REG. NO.: 1,843,482
     REGISTERED: July 5, 1994

WHITETAIL CLASSIC
      GOODS/SERVICES: BINOCULAR, TELESCOPIC SPOTTING SCOPES AND
     PROTECTIVE EYEGLASSES
     SERIAL NO.: 74-085,538
     REG. NO.: 1,852,889
     REGISTERED: September 6, 1994

WHITETAIL
      GOODS/SERVICES: BINOCULARS, TELESCOPIC SPOTTING SCOPES AND
     PROTECTIVE EYEGLASSES
     SERIAL NO.: 74-085,537
     REG. NO.: 1,841,191
     REGISTERED: June 21, 1994

44 MAG
     GOODS/SERVICES: TELESCOPIC RIFLE SCOPE
     SERIAL NO.: 74-034,196
     REG. NO.: 1,647,273
     REGISTERED: June 11, 1991

BLACKGRANITE
      GOODS/SERVICES: FINISH COATING SOLD AS A COMPONENT OF
     TELESCOPIC RIFLE SCOPES
     SERIAL NO.: 74-030,152
     REG. NO.: 1,628,220
     REGISTERED: December 18, 1990


GOLD MEDAL
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 74-030,142
     REG. NO.: 1,956,942
     REGISTERED: February 20, 1996

VRC
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 73-699,610
     REG. NO.: 1,495,711
     REGISTERED: July 12, 1988

DEER FIELD
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 73-699,609
     REG. NO.: 1,497,629
     REGISTERED: July 26, 1988

PRESIDENTIAL
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 73-591,736
     REG. NO.: 1,419,846
     REGISTERED: December 9, 1986

DESIGN ONLY
     GOODS/SERVICES: RIFLE SCOPES
     SERIAL NO.: 73-581,289
     REG. NO.: 1,426,117
     REGISTERED: January 20, 1987

MONO-TUBE
     GOODS/SERVICES: TELESCOPIC SIGHTS FOR GUNS
     SERIAL NO.: 73-444,777
     REG. NO.: 1,308,738
     REGISTERED: December 11, 1984

S and Design
     GOODS/SERVICES: BINOCULARS, TELESCOPIC SIGHTS AND SHOOTING
GLASSES
     SERIAL NO.: 73-435,344
     REG. NO.: 1,419,773
     REGISTERED: December 9, 1986

SIMMONS
     GOODS/SERVICES: BINOCULARS, TELESCOPIC SIGHTS AND SHOOTING
GLASSES
     SERIAL NO.: 73-435,343
     REG. NO.: 1,339,789
     REGISTERED: June 4, 1985


SIMMONS OUTDOOR CORPORATION - TRADEMARKS - U.S. STATE

44 MAG Stylized Letters
     STATE: Florida
     GOODS/SERVICES: RIFLESCOPES AND TELESCOPIC LENSES
     REG. NO.: T13,014
     REGISTERED: June 18, 1990


CTR MANUFACTURING - TRADEMARKS - U.S. FEDERAL

CTR
     GOODS/SERVICES: WOOD HANDLING APPARATUS, NAMELY, SLASHER SAWS SERIAL NO.: 73-598,345
     REG. NO.: 1,423,630
     REGISTERED: January 6, 1987

                                                    SCHEDULE 5B

                         License Agreements

Industrial & Power Equipment Group:

 .    Agreement between CTR Manufacturing, Inc. and Thomas E. Hamby, Jr.
     dated February 25, 1987.

 .    Agreement between Blount, Inc., Stone & Wood, Inc. and John B.
     Lansberry dated June 25, 1995.

Sporting Equipment Group:

 .    Agreement between Federal Cartridge Company and Trophy Bonded Bullets
     Inc. dated November 1, 1991.

 .    Agreement between Federal Cartridge Company and Ormet Wah Chang dated
     July 17, 1995.

 .    Agreement between Federal Cartridge Company and British Aerospace
     Defense Royal Ordnance dated 1997.

 .    Agreement between Omark-CCI, Inc. and Hilti dated November 16, 1976.

 .    Agreement between Blount, Inc. and Hirtenberger AG is pending.

 .    Agreement between Blount, Inc. and Steve Miller/Bear Creek Supply dated July 28, 1999.

 .    Agreement between Simmons Outdoor Corporation and Realtree dated
     January 1, 1998.

 .    Agreement between Simmons Outdoor Corporation and Laser Technology,
     Inc.(Bushnell) dated January 1, 1998.

 .    Agreement between Blount, Inc. and Blackie Collins Knives, Inc. dated
     August 10, 1994.

 .    Agreement between Blount, Inc. and Spartan-Realtree products dated
     May 19, 1994.

 .    Agreement between Blount, Inc. and Cedar Technologies, Inc. dated
     July 1, 1987.

 .    Agreement between Blount, Inc. and Tico Industries, Inc. dated
     January 12, 1996.

 .    Agreement between Blount, Inc. and National Rifle Association of
     America dated April 2, 1996.

 .    Agreement between Blount, Inc. and Reloader's Research dated June 27,
     1995.

 .    Agreement between Blount, Inc. and Ronald O. Rogers dated October 26,
     1992.

 .    Agreement between Blount, Inc., Judith Lesh and Donna Waske dated
     June 20, 1989.

 .    Agreement between Omark Industries, Inc. and Facemaker Industries dated July 1, 1985.

 .    Agreement between Blount, Inc. and Edward F. Tuftee dated November
     20, 1995.

 .    Agreement between Blount, Inc. and Greg Mushial dated May 13, 1997.

 .    Agreement between Blount, Inc. and Accurate Arms Company dated July
     23, 1997.

 .    Agreement between Blount, Inc. and Barnes Bullets, Inc. dated July
     17, 1997.

 .    Agreement between Blount, Inc. and Hodgdon Powder Company dated July
     17, 1997.

 .    Agreement between Blount, Inc. and Hornady Manufacturing Company dated July 30, 1997.

 .    Agreement between Blount, Inc. and Lyman Products Corp. dated October
     14, 1997.

 .    Agreement between Blount, Inc. and Nosler, Inc. dated August 5, 1997.

 .    Agreement between Blount, Inc. and Sierra Bullets dated July 17,
     1997.

 .    Agreement between Blount, Inc. and Vihtavouri Oy dated August 25,
     1997.

Outdoor Products Group:

 .    Agreement between Dixon Industries, Inc. and Ronald Brimager dated
     April 22, 1999.

 .    Agreement between Blount, Inc. and Torcon, Inc. dated October 28,
     1996..

 .    Agreement between Blount, Inc. and Olympia Industrial, Inc. dated
     October 11, 1996.

 .    Agreement between Blount, Inc. and John Deere dated August 15, 1998.

 .    Agreement between Frederick Manufacturing Company and Vermeer
     Manufacturing Company dated October 25, 1995.

 .    Agreement between Blount, Inc. and Stihl dated May 9, 1996.

 .    Agreement between Blount, Inc. and Sandvik dated September 21, 1995.

 .    Agreement between Blount, Inc. and Shindaiwa dated June 28, 1996.

 .    Agreement between Blount, Inc. and Deltapoint Publishing dated March
     17, 1993.

 .    Agreement between Blount, Inc. and Oregon Advanced Technology Center
     (OATC) dated June 1996.

 .    Agreement between Blount, Inc. and Center for Occupational Research &
     Development (CORD) dated October 1996.


                                                            SCHEDULE 6




                                 EXISTING LIENS

          See Annex I to Schedule 6




                                                    Annex 1 to
                                                    Non-Shared Guarantee and
                                                    Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ______ __, ____made by ___________________________, a ____________ corporation (the "Additional
Guarantor"), in favor of Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


W I T N E S S E T H:


WHEREAS, BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the Lenders, certain other parties and the Administrative Agent have entered into a Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain Affiliates of the Borrower (other than the Additional Guarantor) have entered into the Non-Shared Guarantee and Collateral Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Non-Shared Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Non-Shared Guarantee and Collateral Agreement as a "Guarantor" (and thereby a "Grantor") thereunder; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Non-Shared Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.	Non-Shared Guarantee and Collateral Agreement.  By
executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 8.14 of the Non-Shared Guarantee and Collateral Agreement, hereby becomes a party to the Non-Shared Guarantee and Collateral Agreement as a Guarantor (and thereby a Grantor) thereunder with the same force and effect as if originally named therein as a Guarantor (and a Grantor) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor (and a Grantor) thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules _______________ **** to the Non-Shared Guarantee and Collateral Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Non-Shared Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.`

2.	GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GUARANTOR]

                                        By: ___________________________
                                            Name:
                                            Title:

                                                        EXHIBIT A-2

        [FORM OF SHARED COLLATERAL PLEDGE AGREEMENT]





                SHARED COLLATERAL PLEDGE AGREEMENT
                              made by
                    BLOUNT INTERNATIONAL, INC.
                            BLOUNT, INC.
                 and certain of its Subsidiaries
                            in favor of
                       BANK OF AMERICA, N.A.
                       as Collateral Trustee

                    Dated as of August 19, 1999




TABLE OF CONTENTS                                                     Page
SECTION 1.  DEFINED TERMS                                               2
1.1     Definitions.                                                    2
1.2     Other Definitional Provisions.                                  4
SECTION 2.  GRANT OF SECURITY INTEREST                                  4
SECTION 3.  REPRESENTATIONS AND WARRANTIES                              4
3.1     Representations in Credit Agreement                             4
3.2     Title; No Other Liens                                           4
3.3     Perfected First Priority Liens                                  4
3.4     Chief Executive Office                                          5
3.5     Pledged Securities.                                             5
SECTION 4.  COVENANTS                                                   6
4.1	Maintenance of Perfected Security Interest; Further
          Documentation                                                 6
4.2     Changes in Locations, Name, etc.                                6
4.3     Notices                                                         6
4.4     Pledged Securities                                              7
SECTION 5.  REMEDIAL PROVISIONS                                         8
5.1     Pledged Stock                                                   8
5.2     Proceeds to be Turned Over To Collateral Trustee                9
5.3     Application of Proceeds                                         9
5.4     Code and Other Remedies                                         9
5.5     Waiver; Deficiency                                              10
SECTION 6.  THE COLLATERAL TRUSTEE                                      10
6.1	Collateral Trustee's Appointment as Attorney-in-Fact, etc.	10
6.2     Duty of Collateral Trustee                                      11
6.3     Execution of Financing Statements                               12
6.4     Authority of Collateral Trustee                                 12
SECTION 7.  MISCELLANEOUS                                               12
7.1     Amendments in Writing                                           12
7.2     Notices                                                         12
7.3     No Waiver by Course of Conduct; Cumulative Remedies             12
7.4     Enforcement Expenses; Indemnification                           13
7.5     Successors and Assigns                                          13
7.6     Counterparts                                                    13
7.7     Severability                                                    13
7.8     Section Headings                                                14
7.9     GOVERNING LAW                                                   14
7.10    Submission To Jurisdiction; Waivers                             14
7.11    Acknowledgements                                                14
7.12    Additional Pledgors                                             15
7.13    Releases                                                        15
7.14    WAIVER OF JURY TRIAL                                            15




SHARED COLLATERAL PLEDGE AGREEMENT


SHARED COLLATERAL PLEDGE AGREEMENT, dated as of August 19, 1999, made by BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation (the "Borrower"), each of the Subsidiaries of the Borrower signatory hereto (Holdings, the Borrower, each such Subsidiary, together with any other Subsidiary that may become a party hereto as provided herein, the "Pledgors"), in favor of BANK OF AMERICA, N.A., as collateral trustee (in such capacity, the "Collateral Trustee") for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings and the Borrower are parties to (a) the Credit
Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as advisor, book manager and lead arranger (in such capacity, the "Arranger"), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the "Syndication Agent"), and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") and (b) the Indenture dated as of June 18, 1998 (as amended, supplemented or otherwise modified from time to time, the "Existing Senior Notes Indenture") among the Borrower, Holdings and Lasalle National Bank, as Trustee (the "Indenture Trustee");

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Pledgor, and the Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, pursuant to the provisions of the Existing Senior Notes
Indenture, the Borrower and Holdings may not, and may not permit any of their respective Subsidiaries to, secure the Credit Agreement Obligations (as defined below) with a Mortgage on any Principal Property or any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture) of the Borrower without equally and ratably securing the Existing Senior Note Obligations (as defined below);

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties (as defined below); and

WHEREAS, each of Holdings, the Borrower and each Subsidiary
Guarantor is required pursuant to this Agreement to pledge (a) all of the Capital Stock of the Borrower and each Subsidiary Guarantor which it now or hereafter owns, (b) all of the Capital Stock of each Foreign Subsidiary which it now or hereafter owns (but not more than 65% of the outstanding voting Capital Stock of such Foreign Subsidiary) and (c) all Debt (as such term is defined in the Existing Senior Notes Indenture) owing to it by any of Holdings, the Borrower or any of its Subsidiaries ("Intercompany Debt");

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

                1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)  The following terms shall have the following meanings:

"Agreement": this Shared Collateral Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

"Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

"Collateral": as defined in Section 2.

"Collateral Account": any collateral account maintained by the Collateral Trustee as provided in Section 5.2 or 5.3.

"Credit Agreement Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

"Existing Senior Note Obligations": the obligations (without duplication) of the Borrower and Holdings to pay the principal of and premium, if any and interest on, the Existing Senior Notes.

"Foreign Issuer": any Foreign Subsidiary of the Borrower;
provided that, as of the date hereof, the only Foreign Subsidiaries whose Capital Stock is subject to the Lien effected by this Agreement are those identified on Schedule 1 hereto.

"Guarantee Agreement" the Non-Shared Guarantee and Collateral
Agreement executed by the Guarantors and dated as of the date hereof.

"Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with the Guarantee Agreement (including, without limitation, Section 2 thereof) or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document).

"Guarantors": the collective reference to each Obligor other than the Borrower.

"Issuers": the collective reference to each issuer of a Pledged
Security.

"New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

"Pledged Debt": all Intercompany Debt, including all Pledged
Notes, and all Intercompany Debt not evidenced by promissory notes.

"Pledged Notes":  all promissory notes evidencing Intercompany
Debt listed on Schedule 2, and all other promissory notes evidencing Intercompany Debt at any time.

"Pledged Securities": the collective reference to the Pledged
Debt and the Pledged Stock.

"Pledged Stock": the shares (or quotas) of Capital Stock listed on Schedule 1, together with any other shares, quotas, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect; provided that, with respect to any Capital Stock (including quotas) of a Foreign Issuer owned by a Pledgor, "Pledged Stock" shall mean no more than 65% of the voting Capital Stock (including quotas) of such Foreign Issuer.

"Proceeds": all "proceeds" as such term is defined in Section 9-
306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

"Secured Obligations": without duplication, (i) the Credit
Agreement Obligations and (ii) the Existing Senior Note Obligations; provided that the "Secured Obligations" shall not in any event include any obligations in respect of debt securities issued under the Existing Senior Notes Indenture after the date hereof.

"Secured Parties": (i) the Lenders (including the Issuing Bank, the Swing Line Lender and any Lender or Affiliate of a Lender party to one or more Hedge Agreements), (ii) the Agents, (iii) the holders of the Existing Senior Notes and (iv) the Indenture Trustee.

"Securities Act": the Securities Act of 1933, as amended.

                1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor's Collateral or the relevant part thereof.

SECTION 2.  GRANT OF SECURITY INTEREST

		  Each Pledgor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all Pledged Securities now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor's Secured Obligations and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby represents and warrants to the Collateral Trustee and the Secured Parties that:

		3.1	Representations in Credit Agreement.  In the case of
each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Trustee and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor's knowledge.

		3.2	Title; No Other Liens.  Except for the security
interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, and such Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

		3.3	Perfected First Priority Liens.  Prior to or
concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to the Collateral Trustee all certificates specified on
Schedule 1, accompanied by undated stock powers effectively endorsed in blank, and all promissory notes specified on Schedule 2, endorsed (without recourse) in blank by the Pledgor thereof. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Pledgor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens.

		3.4	Chief Executive Office.  On the date hereof, such
Pledgor's jurisdiction of organization and the location of such Pledgor's chief executive office or sole place of business are specified on Schedule 4.

		3.5	Pledged Securities.  (a)  On the date hereof, the
shares (or quotas) of Capital Stock listed on Schedule 1 owned by such Pledgor constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Pledgor (or, in the case of a Foreign Issuer, 65% of the issued and outstanding voting Capital Stock of such Foreign Issuer owned by such Pledgor).

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

(e) The Borrower, the managing member of BI, L.L.C., a Delaware limited liability company ("BI L.L.C."),(i) unconditionally consents to the Transfer (as defined in the Operating Agreement of BI, L.L.C. effective as of March 1, 1997, the "Operating Agreement") of all of the membership interests in BI, L.L.C. (the "Membership Interests") to the Collateral Trustee pursuant to this Agreement and (ii) unconditionally consents to any subsequent Transfer (as defined in the Operating Agreement) of the Membership Interests by the Collateral Trustee pursuant to this Agreement. Each Member (as defined in the Operating Agreement) agrees (w) that notwithstanding anything to the contrary under the Operating Agreement (including, without limitation, Article IX), any Transfer pursuant to clause (i) and (ii) above shall not be subject to any of the terms and conditions of the Operating Agreement, (x) that any such Transfer shall be given full force and effect for the purposes of the Operating Agreement, (y) to waive any "right of first refusal" which may arise pursuant to Section 11.5 of the Operating Agreement and (z) that this Section 4.4(e) shall constitute an amendment to and waiver of the Operating Agreement to the extent provided herein, and such amendment and waiver shall continue in full force and effect for the term of this Agreement.

SECTION 4.  COVENANTS

Each Pledgor covenants and agrees with the Collateral Trustee that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, and the Commitments under the Credit shall have terminated:
		4.1	Maintenance of Perfected Security Interest; Further
Documentation. (a) Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Pledgor will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Trustee, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

		4.2	Changes in Locations, Name, etc.  Such Pledgor will
not, except upon 15 days' prior written notice to the Collateral Trustee and the Agents and delivery to the Collateral Trustee of all additional executed financing statements and other documents reasonably requested by the Collateral Trustee to maintain the validity, perfection and priority of the security interests provided for herein:

(i)	change the location of its chief executive office or sole
place of business from that referred to in Section 4.4; or

(ii)	change its name, identity or corporate structure to such an
extent that any financing statement filed by the Collateral Trustee in connection with this Agreement would become misleading.

		4.3	Notices.  Such Pledgor will advise the Collateral
Trustee and the Agents promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Trustee to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                4.4 Pledged Securities. (a) If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), additional quotas, option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or quotas) of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Trustee and the Secured Parties, hold the same in trust for the Collateral Trustee and the Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, effectively endorsed by such Pledgor to the Collateral Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Trustee so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Obligations (provided that in no event shall any Pledgor by required to so hold in trust or deliver to the Collateral Trustee certificates representing more than 65% of the issued and outstanding voting Capital Stock of any Foreign Issuer). Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Collateral Trustee and the Agents, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Trustee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) In the case of each Pledgor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.5(a) with respect to the Pledged Securities issued by it and
(iii) the terms of Section 5.1(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) with respect to the Pledged Securities issued by it.

SECTION 5.  REMEDIAL PROVISIONS

		5.1	Pledged Stock.  (a)  Unless an Event of Default shall
have occurred and be continuing and the Collateral Trustee shall have given notice to the relevant Pledgor of the Collateral Trustee's intent to exercise its corresponding rights pursuant to Section 5.1(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Trustee's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement, any other Credit Document or the Existing Senior Notes Indenture.

(b) If an Event of Default shall occur and be continuing and the Collateral Trustee shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 5.3, and (ii) any or all of the Pledged Stock and Pledged Notes shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Pledgor or the Collateral Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Trustee.

		5.2	Proceeds to be Turned Over To Collateral Trustee.  If
an Event of Default shall occur and be continuing, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Collateral Trustee in the exact form received by such Pledgor (duly endorsed by such Pledgor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Pledgor in trust for the Collateral Trustee and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in accordance with
Section 5.3.

		5.3	Application of Proceeds.  The Collateral Trustee
shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in the manner set forth in the Collateral Trust Agreement; provided, however, that if the Collateral Trust Agreement shall not be in effect, such proceeds and cash shall be applied at such intervals as may be agreed upon by the Borrower and the Collateral Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Trustee's election, the Collateral Trustee may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2 of the Guarantee Agreement, in payment of the Secured Obligations in the following order:
First, to pay incurred and unpaid fees and expenses of the Agents or the Collateral Trustee under the Credit Documents;
Second, to payment of amounts then due and owing and remaining unpaid in respect of the Credit Agreement Obligations, pro rata among the Lenders according to the amounts of the Credit Agreement
Obligations then due and owing and remaining unpaid to the Lenders;
Third, to prepayment of the Credit Agreement Obligations, pro rata among the Lenders according to the amounts of the Credit Agreement Obligations then held by the Lenders; and Fourth, any balance of such Proceeds remaining after the Credit
Agreement Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

		5.4	Code and Other Remedies.  If an Event of Default
shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. Each Pledgor further agrees, at the Collateral Trustee's request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Pledgor's premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Trustee may elect, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

		5.5	Waiver; Deficiency.  Each Pledgor waives and agrees
not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

SECTION 6.  THE COLLATERAL TRUSTEE

		6.1	Collateral Trustee's Appointment as Attorney-in-Fact,
etc. (a) Each Pledgor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Trustee the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i)  execute, in connection with any sale provided for in Section
5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(ii) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Collateral Trustee on demand.

(d) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

		6.2	Duty of Collateral Trustee.  The Collateral Trustee's
sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Lender to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

		6.3	Execution of Financing Statements.  Pursuant to
Section 9-402 of the New York UCC and any other applicable law, each Pledgor authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

		6.4	Authority of Collateral Trustee.  Each Pledgor
acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Pledgors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.  MISCELLANEOUS

		7.1	Amendments in Writing.  None of the terms or
provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Trustee and each Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.1 of the Credit Agreement.

		7.2	Notices.  All notices, requests and demands to or
upon the Collateral Trustee or any Pledgor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon (a) any Guarantor shall be addressed to such Pledgor at the notice address of the Company provided in
Section 10.2 of the Credit Agreement and (b) the Indenture Trustee shall be addressed to it as provided in the Existing Senior Notes Indenture.

		7.3	No Waiver by Course of Conduct; Cumulative Remedies.
Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder or under the Collateral Trust Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or under the Collateral Trust Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder or under the Collateral Trust Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

		7.4	Enforcement Expenses; Indemnification.  (a)  Each
Pledgor agrees to pay or reimburse the Collateral Trustee for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the Collateral Trust Agreement to which such Pledgor is a party, including, without limitation, the fees and disbursements of counsel to the Collateral Trustee.

(b)  Each Pledgor agrees to pay, and to save the Collateral
Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)  Each Pledgor agrees to pay, and to save the Collateral
Trustee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to pay, and to save the Administrative Agent and the Lenders harmless, pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

		7.5	Successors and Assigns.  This Agreement shall be
binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

		7.6	Counterparts.  This Agreement may be executed by one
or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

		7.7	Severability.  Any provision of this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

		7.8	Section Headings.  The Section headings used in this
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

		7.9	GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

		7.10	Submission To Jurisdiction; Waivers.  Each Pledgor
hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement, and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 7.2 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

		7.11	Acknowledgements.  Each Pledgor hereby acknowledges
that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Trustee nor any Lender has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Trustee and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Credit
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Pledgors and the Lenders.

                7.12 Additional Pledgors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to
Section 6.10(c) of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

		7.13	Releases.  (a)  This Agreement and the Liens created
hereby (a) shall cease to be effective with respect to the Existing Senior Note Obligations on the earlier of the date (i) on which all of the Existing Senior Note Obligations shall have been paid in full and (ii) that is 10 days after the provisions of the Existing Senior Notes Indenture that require equal and ratable sharing shall be held by a court of competent jurisdiction to be invalid and (b) terminate at such time as the Secured Obligations shall have been paid in full, the Commitments under the Credit Agreement have been terminated and no Letters of Credit shall be outstanding under the Credit Agreement, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Collateral Trustee shall deliver to such Pledgor any Collateral held by the Collateral Trustee hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Collateral Trustee, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that any such release after the occurrence and during the continuation of a Triggering Event (as defined in the Collateral Trust Agreement) shall be subject to the prior approval of the Collateral Trustee.

(c) At the request and sole expense of any Pledgor following any sale or other disposition of any certificated Pledged Stock of any Foreign Issuer by the Collateral Trustee, the Collateral Trustee shall deliver to such Pledgor any stock certificates held by the Collateral Trustee in respect of Capital Stock of such Foreign Issuer that is not Pledged Stock, and in connection therewith shall execute and deliver to such Pledgor such documents as such Pledgor may reasonably request.

	7.14	WAIVER OF JURY TRIAL.  EACH PLEDGOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Shared Collateral Pledge Agreement to be duly executed and delivered as of the date first above written.

				HOLDINGS
                                --------
                                BLOUNT INTERNATIONAL, INC.

                                By: ____________________________
                                 Name:
                                 Title:

				BORROWER
                                --------
                                BLOUNT, INC.

                                By: ____________________________
                                 Name:
                                 Title:

                                SUBSIDIARIES
                                ------------
                                BI HOLDINGS CORP.

                                By:________________________
                                 Name:
                                 Title:

                                BENJAMIN F. SHAW COMPANY

                                By:________________________
                                 Name:
                                 Title:

                                BI, L.L.C.

                                By:________________________
                                 Name:
                                 Title:

                                BLOUNT DEVELOPMENT CORP.

                                By:________________________
                                 Name:
                                 Title:

                                OMARK PROPERTIES, INC.

                                By:________________________
                                 Name:
                                 Title:

                                4520 CORP., INC.

                                By:________________________
                                 Name:
                                 Title:

                                GEAR PRODUCTS, INC.

                                By:________________________
                                 Name:
                                 Title:

                                DIXON INDUSTRIES, INC.

                                By:________________________
                                 Name:
                                 Title:

                                FREDERICK MANUFACTURING
                                  CORPORATION

                                By:________________________
                                 Name:
                                 Title:

                                FEDERAL CARTRIDGE COMPANY

                                By:________________________
                                 Name:
                                 Title:

                                SIMMONS OUTDOOR CORPORATION

                                By:________________________
                                 Name:
                                 Title:

                                MOCENPLAZA DEVELOPMENT CORP.

                                By:________________________
                                 Name:
                                 Title:

                                CTR MANUFACTURING, INC.

                                By:________________________
                                 Name:
                                 Title:

                                COLLATERAL TRUSTEE
                                ------------------
                                BANK OF AMERICA, N.A.
                                 as Collateral Trustee

                                By: ____________________________
                                 Name:
                                 Title:



                                                       SCHEDULE 1

                DESCRIPTION OF PLEDGED SECURITIES


Pledged Stock:

                                    Class of                        No. of
                                    Stock or                        Shares
                                    Other           Certificate     or Other
Issuer         Pledgor              Interest        No.             Interest
-------------------------------------------------------------------------------

Blount, Inc.   Blount               Capital Stock   1               1,000
               International, Inc.

BI Holdings    Blount, Inc.         Capital Stock   1               1,000
Corp.

BI Holdings    Blount, Inc.         Capital Stock   2               1,000
Corp.

BI, L.L.C.     Blount, Inc.         Member's        Uncertificated  1%
                                    Interest

BI, L.L.C.     BI Holdings Corp.    Member's        Uncertificated  99%
                                    Interest

Benjamin F.    Blount, Inc.         Common Stock    C 157           2,336
Shaw

Benjamin F.    Blount, Inc.         Common Stock    C 156           754
Shaw

Blount         Blount, Inc.         Common Stock    4               1,000
Development
Corp.


Omark          Blount Holdings,     Capital Stock   7-P             993
Properties,    Ltd.
Inc.


Omark          Blount, Inc.         Capital Stock   8-P             1,000
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   9-p             7
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   12-P            178
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   13-P            772
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   17-P            586
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   20-P            1,808
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   21-P            737
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   23-P            754
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   25-P            1,590
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   26-P            374
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   29-P            451
Properties,
Inc.


Omark          Blount, Inc.         Capital Stock   30-P            750
Properties,
Inc.


4520 Corp.,    Blount, Inc.         Capital Stock   1               1,000
Inc.
(formerly
known as
Blount
International
, Ltd)


Gear Products, Blount, Inc.         Capital Stock   8               442,936.75
Inc.


Dixon          Blount, Inc.         Capital Stock   4               2,500
Industries,
Inc.


Frederick      Blount, Inc.         Capital Stock   39              835
Manufacturing
Corporation


Federal        Blount, Inc.         Common Stock    N4              99
Cartridge
Company
(formerly
known as
Federal-
Hoffman, Inc.)


Simmons        Blount, Inc.         Capital Stock   1               1,000
Outdoor
Corporation


Mocenplaza     Blount Development   Common Stock    1               1,000
Development    Corp.
Corp.


CTR            Blount, Inc.         Capital Stock   41              1,000
Manufacturing,
Inc.


Blount         BI Holdings Corp.    Common Stock    14              65% of
Holdings Ltd.                                                       13,000
                                                                    Shares

Blount Europe, BI Holdings Corp.    Capital Stock   52,407,366      65% of
S.A.                                                through         97,327,964
                                                    149,735,326     Shares

Blount         BI Holdings Corp.    Quotas          Uncertificated  65% of
Industrial                                                          7,747,572
Ltd.                                                                Quotas


OOO Blount     BI, L.L.C.           Capital Stock                   65%


Blount GmbH    BI Holdings Corp.    Quotas          Uncertificated  65% of
                                                                    250,000
                                                                    Quotas

Blount Japan   BI Holdings Corp.    Common Stock    B-002           65% of
Inc.                                                                50,000
                                                                    Shares


Blount         BI Holdings Corp.    Common Stock                    25%
(Thailand)                          (Paid Up)
Ltd.


Blount         BI Holdings Corp.    Common Stock                    40%
(Thailand)                          (Not Paid Up)
Ltd.


Blount U.K.    BI Holdings Corp.    Ordinary Shares 5               65% of
Limited                                                             374,999
                                                                    Shares

Svenska        BI Holdings Crop.    Common Stock    1 through 500   65% of
Blount AB                                                           500
(formerly                                                           Shares
known as
Svenska Omark
AB, formerly
known as
Svenska
Oregon AB)

                DESCRIPTION OF PLEDGED SECURITIES


Pledged Notes:


Issuer          Payee                   Principal Amount
--------------- ----------------------- ----------------

Blount, Inc.    BI Holding Corp.            $260,000,000


OOO Blount      Blount, Inc.                    $100,000











                                                        SCHEDULE 2

                    FILINGS AND OTHER ACTIONS
              REQUIRED TO PERFECT SECURITY INTERESTS


See attached schedule of Fixture Filings and UCC-1 Financing Statement Filings















                                                        SCHEDULE 3



           LOCATION OF JURISDICTION OF ORGANIZATION
                   AND CHIEF EXECUTIVE OFFICE


Grantor                                          Location
------------------------------- ---------------------------------------------
                                Jurisdiction of         Jurisdiction of Chief
                                Organization            Executive Office
                                ----------------------- ---------------------

Blount International, Inc.      Delaware                Alabama


BI Holdings Corp.               Delaware                Alabama


Benjamin F. Shaw Company        Delaware                Alabama


BI, L.L.C.                      Delaware                Oregon


Blount Development Corp.        Delaware                Alabama


Omark Properties, Inc.          Oregon                  Oregon


4520 Corp., Inc.                Delaware                Alabama


Gear Products, Inc.             Oklahoma                Oklahoma


Dixon Industries, Inc.          Kansas                  Kansas


Frederick Manufacturing         Delaware                Missouri
Corporation


Federal Cartridge Company       Minnesota               Minnesota


Simmons Outdoor Corporation     Delaware                Georgia


Mocenplaza Development Corp.    Delaware                Alabama


CTR Manufacturing, Inc.         North Carolina          North Carolina




                                                Annex 1 to
                                                Shared Collateral Pledge
                                                Agreement

ASSUMPTION AGREEMENT, dated as of ______ __, ____made by ___________________________, a ____________ corporation (the "Additional
Pledgor"), in favor of Bank of America, N.A., as administrative agent (in such capacity, the "Collateral Trustee") for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement referred to below.


W I T N E S S E T H:


WHEREAS, BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the lenders party thereto and certain other parties have entered into a Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain Affiliates of the Borrower (other than the Additional Pledgor) have entered into the Shared Collateral Pledge Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Shared Collateral Pledge Agreement") in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Shared Collateral Pledge Agreement as a "Pledgor" thereunder; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Shared Collateral Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Shared Collateral Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 7.12 of the Shared Collateral Pledge Agreement, hereby becomes a party to the Shared Collateral Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules _______________ to the Shared Collateral Pledge Agreement.

2. Pledgor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Shared Collateral Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption
Agreement) as if made on and as of such date.`

3.	GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.
                                        [ADDITIONAL PLEDGOR]

                                        By: ___________________________
                                         Name:
                                         Title:

                                                                EXHIBIT A-3

            [FORM OF COLLATERAL TRUST AGREEMENT]






                  COLLATERAL TRUST AGREEMENT
                            made by
                  BLOUNT INTERNATIONAL, INC.
                          BLOUNT, INC.
               and certain of its Subsidiaries
                          in favor of
                     BANK OF AMERICA, N.A.

                     as Collateral Trustee

                  Dated as of August 19, 1999





TABLE OF CONTENTS

SECTION 1.  DEFINED TERMS                                               2
1.1  Incorporation by Reference.                                        2
1.2  Certain Definitions.                                               2
SECTION 2.  DECLARATION AND ACCEPTANCE OF TRUST; REMEDIES               3
2.1  Declaration and Acceptance of Trust.                               3
2.2  Determinations Relating to Collateral.                             4
2.3  Remedies.                                                          4
2.4  Right to Make Advances.                                            4
2.5  Nature of Secured Parties' Rights.                                 5
SECTION 3.  COLLATERAL ACCOUNTS.                                        5
3.1  Collateral Accounts.                                               5
3.2  Investment of Funds.                                               5
SECTION 4.  APPLICATION OF CERTAIN AMOUNTS                              5
4.1  Application of Proceeds.                                           5
4.2  Application of Withheld Amounts.                                   6
4.3  Release of Amounts in Collateral Accounts.                         6
4.4  Payment Provisions.                                                6
SECTION 5.  AGREEMENTS WITH COLLATERAL TRUSTEE                          6
5.1  Delivery of Debt Instruments.                                      6
5.2  Information as to Holders.                                         7
5.3  Compensation and Expenses.                                         7
5.4  Stamp and Other Similar Taxes.                                     7
5.5  Filing Fees, Excise Taxes, etc.                                    7
5.6  Indemnification.                                                   7
5.7  Further Assurances.                                                7
SECTION 6.  THE COLLATERAL TRUSTEE                                      8
6.1  Certain Duties.                                                    8
6.2  Exculpatory Provisions.                                            8
6.3  Delegation of Duties.                                              9
6.4  Reliance by Collateral Trustee.                                    9
6.5  Limitations on Duties of Collateral Trustee.                       10
6.6  Moneys to be Held in Trust.                                        10
6.7  Resignation of the Collateral Trustee.                             10
6.8  Status of Successors to Collateral Trustee.                        11
6.9  Merger of Collateral Trustee.                                      11
6.10  Appointment of Additional and Separate Collateral Trustee.	11
SECTION 7.  RELEASE OF TRUST ESTATE AND COLLATERAL; EXPIRATION OF
            CERTAIN RIGHTS                                              12
7.1  Release of Trust Estate; Expiration of Rights of Certain
        Secured Parties.                                                12
7.2  Releases of Collateral.                                            12
7.3  Amendment of Shared Collateral Documents.                          12
SECTION 8.  MISCELLANEOUS                                               12
8.1  Equal and Ratable Security.                                        12
8.2  Amendments, Supplements and Waivers.                               13
8.3  Notices.                                                           13
8.4  Headings.                                                          14
8.5  Severability.                                                      14
8.6  Dealings with the Credit Parties.                                  14
8.7  Binding Effect.                                                    14
8.8  Governing Law.                                                     14
8.9  Counterparts.                                                      14
8.10  Consent to Jurisdiction and Service of Process.                   14
8.11  Waiver Of Jury Trial.                                             15
8.12  Additional Credit Parties.                                        15




COLLATERAL TRUST AGREEMENT

COLLATERAL TRUST AGREEMENT, dated as of August 19, 1999, among
BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation (the "Borrower"), each of the Subsidiaries of the Borrower signatory hereto (Holdings, the Borrower, each such Subsidiary, together with any other Subsidiary that may become a party hereto as provided herein, the "Credit Parties"), and BANK OF AMERICA, N.A., as collateral trustee (in such capacity, the "Collateral Trustee") for the holders from time to time of the Secured Obligations (as defined below).

                W I T N E S S E T H:

WHEREAS, Holdings and the Borrower are parties to (a) the Credit
Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as advisor, book manager and lead arranger (in such capacity, the "Arranger"), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the "Syndication Agent"), and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") and (b) the Indenture dated as of June 18, 1998 (as amended, supplemented or otherwise modified from time to time, the "Existing Senior Notes Indenture") among the Borrower, Holdings and Lasalle National Bank, as Trustee (the "Indenture Trustee");

WHEREAS, in connection with the Credit Agreement certain of the Credit Parties have entered into the Shared Collateral Documents (as defined below) in order to secure, among other things, the Credit Agreement Obligations, and such Credit Parties have pledged collateral to the Collateral Trustee under such Agreements;

WHEREAS, pursuant to the provisions of the Existing Senior Notes
Indenture, the Borrower and Holdings may not, and may not permit any of their respective Subsidiaries to, secure the Credit Agreement Obligations (as defined below) with a Mortgage on any Principal Property or any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture) of the Borrower without equally and ratably securing the Existing Senior Note Obligations (as defined below); and

WHEREAS, the Credit Parties are entering into this Agreement, and have requested the Collateral Trustee to act as collateral trustee hereunder, to enable the Credit Parties to comply with the provisions of the Existing Senior Notes Indenture. The Collateral Trustee is willing to act as collateral trustee hereunder on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the Credit Parties and the Collateral Trustee hereby agree as follows:

SECTION 1.  DEFINED TERMS

1.1	Incorporation by Reference.  Unless otherwise defined
herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.2	Certain Definitions.  (a)  As used in this Agreement,
the capitalized terms defined in the recitals hereto shall have the meanings specified therein, and the following terms have the meanings specified below:

"Collateral" means the property and assets from time to time subject to Liens under the Shared Collateral Documents.

"Collateral Account" shall have the meaning specified in
Section 3.1.

"Collateral Trustee's Fees" means all fees, costs and expenses of the Collateral Trustee of the type described in Sections 5.3, 5.4, 5.5 and 5.6.

"Credit Agreement Obligations" shall have the meaning assigned to such term in the Shared Collateral Pledge Agreement.

"Debt Instruments" means (i) the Credit Agreement and the Non-
Shared Guarantee and Collateral Agreement, (ii) the Existing Senior Notes Indenture and (iii) each Hedge Agreement under which a Credit Agreement Obligation exists. For purposes hereof, the amount at any time of any such Hedge Agreement or Secured Obligation thereunder shall be the amounts that are owed to a Secured Party thereunder after a termination thereof and after giving effect to any netting arrangements applicable to such amounts.

"Distribution Date" means the date on which any funds are distributed by the Collateral Trustee in accordance with the provisions of
Section 4.1.

"Event of Default" means any "Event of Default" under the Credit
Agreement or any "Event of Default" under the Existing Senior Notes Indenture (as such terms are defined in the Credit Agreement and the Existing Senior Notes Indenture, respectively).

"Existing Senior Note Obligations" means the obligations (without duplication) of the Borrower and Holdings to pay the principal of, and premium, if any, and interest on, the Existing Senior Notes.

"Requisite Secured Parties" means, at any time, the Secured Party or Secured Parties holding more than 50% in aggregate amount of the Secured Obligations then outstanding; provided that any balance in a Secured Party's Collateral Account shall be deducted from the amount of Secured Obligations held by such Secured Party for purposes of determining the outstanding amount of Secured Obligations under this definition.
"Secured Obligations" means, without duplication, (i) the Credit
Agreement Obligations and (ii) the Existing Senior Note Obligations; provided that the "Secured Obligations" shall not in any event include any obligations in respect of debt securities issued under the Existing Senior Notes Indenture after the date hereof.
"Secured Parties" means (i) the Lenders (including the Issuing
Bank, the Swing Line Lender and any Lender or Affiliate of a Lender party to one or more Hedge Agreements), (ii) the Agents, (iii) the holders of the Existing Senior Notes and (iv) the Indenture Trustee.

"Shared Collateral Documents" means the Shared Collateral Pledge
Agreement, the Shared Mortgages and the Foreign Subsidiary Pledge Agreements.

"Shared Collateral Pledge Agreement" means the Shared Collateral
Pledge Agreement dated as of the date hereof made by certain of the Credit Parties in favor of the Collateral Trustee, for the benefit of the Secured Parties.

"Shared Mortgages" means the Mortgages made in favor of the Collateral Trustee covering real Property in which the Lien thereunder shall be granted for the equal and ratable benefit of the Secured Parties.

"Triggering Event" means the occurrence of an Event of Default, the acceleration of the principal amount of all Secured Obligations (to the extent capable of being accelerated) under the terms of the Credit Agreement or the Existing Senior Notes Indenture and receipt by the Collateral Trustee of a written notice to such effect from the Administrative Agent under the Credit Agreement or the Indenture Trustee under the Existing Senior Notes Indenture.

"Trust Estate" means (i) the right, title and interest of the Collateral Trustee in, to and under each of the Shared Collateral Documents and (ii) the amounts from time to time held in the Collateral Accounts.

(b) The words "hereof", "herein" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. All references herein to Sections shall, unless otherwise specified, be deemed to refer to Sections of this Agreement.

SECTION 2.  DECLARATION AND ACCEPTANCE OF TRUST; REMEDIES

2.1	Declaration and Acceptance of Trust.  The Collateral
Trustee hereby declares, and each of the Credit Parties agrees, that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties as provided herein. By acceptance of the benefits of this Agreement, each Secured Party (whether or not a signatory hereto) (i) consents to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirms that the Collateral Trustee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any remedies under or with respect to any Shared Collateral Document and the giving or withholding of any consent or approval relating to any Collateral or any Credit Party's obligations with respect thereto and (iii) agrees that, except as provided in this Agreement, it shall not take any action to enforce any of such remedies or give any such consents or approvals.

2.2	Determinations Relating to Collateral.  Prior to the
occurrence of a Triggering Event, in the event (i) the Collateral Trustee shall receive any written request from Holdings or any of its Subsidiaries under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or any Credit Party's obligations with respect thereto or (ii) there shall be due to or from the Collateral Trustee under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Collateral Trustee shall become aware of any nonperformance by any Credit

Party of any covenant or any breach of any representation or warranty set forth in any Collateral Document, then, in each such event, the Collateral Trustee shall advise the Agents of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Trustee has become aware. Prior to the occurrence of a Triggering Event, the Administrative Agent and the Required Lenders shall have the exclusive authority to direct the Collateral Trustee's response to any of the events or circumstances contemplated in clauses (i), (ii) and (iii) above.

2.3	Remedies.  (a)  Upon the occurrence of a Triggering
Event, or upon receipt of any written directions as contemplated by paragraph (b) of this Section 2.3, the Collateral Trustee shall, within five days thereafter, notify each of the Secured Parties and the Borrower in writing that a Triggering Event exists or that the Collateral Trustee has received such written directions, as the case may be, enclosing with such notice a copy of the applicable notice or written directions, as the case may be.

(b) Following the occurrence of a Triggering Event, the Requisite Secured Parties shall have the exclusive right to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate; provided, however, that nothing in this Section 2.3 shall impair the right of the Collateral Trustee in its discretion to take any action deemed proper by the Collateral Trustee and which is not inconsistent with such direction by the Requisite Secured Parties.

2.4	Right to Make Advances.  In the event an advance of
funds shall at any time be required for the preservation or maintenance of any Collateral, the Collateral Trustee, any Agent or any Lender shall be entitled to make such advance after notice to the Borrower of its intention to do so but without notice to any other Secured Party. Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement (the "Default Rate"), by the Borrower upon demand by the Collateral Trustee, such Agent or such Lender, as the case may be, and if the Borrower fails to comply with any such demand, out of the proceeds of any Collateral distributed pursuant to clause First of Section 4.1. In the event any Secured Party shall receive any funds which, under this Section 2.4, belong to the Collateral Trustee or any other Secured Party, such Secured Party shall remit such funds promptly to the Collateral Trustee for distribution to the Collateral Trustee or such other Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Trustee or such other Secured Party, as the case may be.

2.5	Nature of Secured Parties' Rights.  All of the
Secured Parties shall be bound by any instruction or direction given by the Required Lenders or Requisite Secured Parties, as applicable, pursuant to this Section 2.

SECTION 3.  COLLATERAL ACCOUNTS.

3.1	Collateral Accounts  The Collateral Trustee shall
establish and, at all times thereafter until all amounts due to all Secured Parties other than the Agents, the Lenders and other holders of the Credit Agreement Obligations have been paid to such Secured Parties, there shall be maintained with the Collateral Trustee a separate collateral trust account (each, a "Collateral Account"; collectively, the "Collateral Accounts") for each of the Secured Parties in respect of its applicable Debt Instruments. All funds on deposit in the Collateral Accounts shall be held, applied and disbursed by the Collateral Trustee as part of the Trust Estate in accordance with the terms of this Agreement.

3.2	Investment of Funds.  The Collateral Trustee shall
invest and reinvest moneys on deposit in the Collateral Accounts at any time in Cash Equivalents as directed in a writing by the Borrower, and the investment earnings thereon shall, so long as no Event of Default shall have occurred and be continuing, be paid to the Borrower monthly; provided, however, that if any party other than a holder of Credit Agreement Obligations claims entitlement to any such investment earnings, the same shall not be released to the Borrower but shall continue to be held and reinvested by the Collateral Trustee pending receipt by the Collateral Trustee of joint instructions signed by the Borrower and such party or a nonappealable court judgment determining the disposition of such earnings. The Borrower shall bear the risk of loss on any investment made hereunder (except for such losses that result from the gross negligence or wilful misconduct of the Collateral Trustee in failing to follow proper investment instructions given by the Borrower pursuant to this paragraph) and shall, upon demand of the Collateral Trustee to the Borrower, deliver immediately available funds to Collateral Trustee in an amount equal to such loss or losses.

SECTION 4.  APPLICATION OF CERTAIN AMOUNTS

4.1	Application of Proceeds.  If, following acceleration
of the principal amount of any Debt Instrument and pursuant to the exercise of any remedy set forth in any Collateral Document, any Collateral is sold or otherwise realized upon by the Collateral Trustee, the proceeds received by the Collateral Trustee in respect of such Collateral shall be applied as soon as practicable after receipt as follows:

FIRST: To the Collateral Trustee in an amount equal to the Collateral Trustee's Fees which are unpaid as of the applicable Distribution Date and to any Secured Party which has theretofore advanced or paid any such Collateral Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party and to reimburse to the Collateral Trustee and any Senior Lender the amount of any advance made pursuant to Section 2.4 (with interest thereon at the Default Rate);

SECOND:  To the Agents, the Lenders, other holders of Credit
Agreement Senior Obligations and the Indenture Trustee, each in proportion to the amount of Secured Obligations then owing to it or, in the case of the Indenture Trustee, then owing to the holders of the Existing Senior Note Obligations (after giving effect to any payments previously made under this Section), until all the Secured Obligations have been paid in full; and

THIRD: After payment in full of all Secured Obligations, to the Credit Parties or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.2	Application of Withheld Amounts.  If at any time any
proceeds of Collateral collected or received by the Collateral Trustee are distributable pursuant to Section 4.1 to any Secured Party, and if such Secured Party shall give notice (each, a "Withheld Amount Notice") that all or a portion of such proceeds (each such amount, a "Withheld Amount") shall be held by the Collateral Trustee pending the application thereof to Secured Obligations, then, notwithstanding the provisions of Section 4.1, the Collateral Trustee shall hold such Withheld Amount in the applicable Collateral Account until such time as the applicable Secured Party shall request the delivery thereof for application to Secured Obligations pursuant to the provisions of Section 4.3.

4.3	Release of Amounts in Collateral Accounts.
(a) Amounts on deposit in a Collateral Account with respect to Secured Obligations shall be paid to the applicable Secured Party upon receipt by the Collateral Trustee of a certificate of such Secured Party setting forth the name of the Person to whom payment should be made and the amount to be delivered to such Person and, in the case of amounts on deposit in any Collateral Account relating to the Existing Senior Notes, stating that such amount will be applied to the payment of Secured Obligations.

(b)  If, at any time, funds are on deposit in a Collateral
Account with respect to the Existing Senior Notes and the principal of and accrued interest on and all other amounts due in respect of the Existing Senior Notes have been paid in full, such funds shall be distributed and applied in accordance with the provisions of Section 4.1 hereof.

4.4	Payment Provisions.  For the purposes of applying the
provisions of Section 4.1, all interest to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as among the Secured Parties and irrespective of whether such interest is or would be recognized or allowed in any bankruptcy or similar proceeding, be treated as due and owing on the Secured Obligations.

SECTION 5.  AGREEMENTS WITH COLLATERAL TRUSTEE

5.1	Delivery of Debt Instruments.  On the date hereof,
the Borrower shall deliver to the Collateral Trustee a true and complete copy of each of the Debt Instruments as in effect on the date hereof. Promptly upon the execution thereof, the Borrower shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to any Debt Instrument and of any Hedge Agreement hereafter entered into which is a Debt Instrument.

5.2	Information as to Holders.  The Borrower shall
deliver to the Collateral Trustee from time to time upon request of the Collateral Trustee a list setting forth, by each Debt Instrument, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) the names of the holders thereof and the unpaid principal amount thereof owing to each such holder. The Borrower shall furnish to the Collateral Trustee within 30 days of a request therefor a list setting forth the name and address of each party to whom notices must be sent under the Debt Instruments, and the Borrower agrees to furnish promptly to the Collateral Trustee any changes or additions to such list.

5.3	Compensation and Expenses.  The Borrower agrees to
pay to the Collateral Trustee, from time to time upon demand,
(i) compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate, as heretofore agreed between the Collateral Trustee and the Borrower, and (ii) all of the reasonable fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Trustee elects to retain) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, or the enforcement of any provisions hereof, or (b) incurred or required to be advanced in connection with the administration of the Trust Estate or the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. The obligations of the Borrower under this
Section 5.3 shall survive the termination of this Agreement.

5.4	Stamp and Other Similar Taxes.  The Borrower agrees
to indemnify and hold harmless the Collateral Trustee and each Secured Party from any present or future claim or liability for any mortgage, stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement and the Shared Collateral Documents. The obligations of the Borrower under this Section 5.4 shall survive the termination of this Agreement.

5.5	Filing Fees, Excise Taxes, etc.  The Borrower agrees
to pay or to reimburse the Collateral Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement to the extent the same may be paid or reimbursed by the Borrower without subjecting the Collateral Trustee, the Trustees, any Agent or any Lender to any civil or criminal liability. The obligations of the Borrower under this Section 5.5 shall survive the termination of this Agreement.

5.6	Indemnification.  (a)  Each of the Credit Parties,
jointly and severally, agrees to pay, indemnify, and hold the Collateral Trustee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Shared Collateral Documents; provided, however, that the Collateral Trustee shall not be indemnified under this paragraph to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are found by final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee.

(b)	In any suit, proceeding or action brought by the Collateral
Trustee with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Collateral Document, each of the Credit Parties, jointly and severally, shall save, indemnify and keep the Collateral Trustee and each of the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Trustee or such Secured Party, as the case may be, arising out of a breach by any Credit Party of any obligation set forth in this Agreement, or any other Collateral Document and all such obligations of each Credit Party shall be and remain enforceable against and only against such Credit Party and shall not be enforceable against the Collateral Trustee or any Secured Party. The provisions of this Section 5.6 shall survive the termination of this Agreement.

5.7	Further Assurances.  At any time and from time to time,
upon the written request of the Collateral Trustee, and at the expense of the Credit Parties, each Credit Party shall promptly execute and deliver any and all such further instruments and documents and take such further action as Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.

SECTION 6.  THE COLLATERAL TRUSTEE

6.1	Certain Duties.  The Collateral Trustee's duties in
respect of the Trust Estate shall include, without limitation, the review of applications of the Credit Parties or others for consents, waivers, releases or other matters relating to the Trust Estate or the Collateral and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.2 and 2.3. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with such Collateral in the same manner as it customarily deals with similar collateral of other parties held by it.

6.2	Exculpatory Provisions.  (a)  The Collateral Trustee
shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Credit Parties. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Credit Parties thereto or as to the security afforded by the Shared Collateral Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Shared Collateral Documents or this Agreement or of the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate.

(b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by Holdings, the Borrower or any other person of any of the covenants or agreements contained herein, in any Collateral Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Trustee may rely on a certificate of such Secured Party (or, in the case of the Credit Agreement Obligations, the Administrative Agent, and, in the case of the Existing Senior Notes Obligations, the Indenture Trustee) as to such amount, and if any Secured Party (or, in the case of the Credit Agreement Obligations, the Administrative Agent, and, in the case of the Existing Senior Notes Obligations, the Indenture Trustee) shall not provide such information to the Collateral Trustee, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in the applicable Collateral Account) until such Secured Party (or other Person, as specified above) has provided such information to the Collateral Trustee.

(c) The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document or any Debt Instrument, except for such actions or omissions that constitute gross negligence or willful misconduct by the Collateral Trustee. The Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Collateral Trustee were not the collateral trustee hereunder. With respect to the Loans made by it and all Secured Obligations owing to it, the Collateral Trustee shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the collateral trustee hereunder, and the terms "Lender" and "Lenders" shall include the Collateral Trustee in its individual capacity.

6.3	Delegation of Duties.  The Collateral Trustee may
execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall select with due care. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

6.4	Reliance by Collateral Trustee.  (a)  Whenever in the
administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of the Borrower delivered to the Collateral Trustee, and such officers' certificate shall be full warranty to Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

(b) The Collateral Trustee may consult with counsel, and any opinion of such counsel (which may be in-house counsel for the Collateral Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

(c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or any Collateral Document.

(d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Trustee.

6.5	Limitations on Duties of Collateral Trustee.  The
Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Required Lenders or Requisite Secured Parties, as applicable, pursuant to Section 2. Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Required Lenders or Requisite Secured Parties, as applicable, pursuant to Section 2. The Collateral Trustee shall make available for inspection and copying by any Secured Party each certificate or other paper furnished to the Collateral Trustee by any Credit Party under or in respect of this Agreement, any Collateral Document or any portion of the Trust Estate.

6.6	Moneys to be Held in Trust.  All moneys received by
the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

6.7	Resignation of the Collateral Trustee.  (a)  The
Collateral Trustee may at any time, by giving 30 days' prior written notice to the Borrower and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment of a successor collateral trustee or collateral trustees by the Required Lenders. If no successor collateral trustee or collateral trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation) shall, or any Secured Party or the Borrower may, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees approved by the Required Lenders as above provided.

(b) If at any time the Collateral Trustee shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees may be appointed by the Required Lenders, and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing, duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c)  The appointment and designation referred to in
Section 6.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Required Lenders or their successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral trustee or collateral trustees.

(d) Any required filing for record of the instrument appointing a successor collateral trustees as hereinabove provided shall be at the expense of the Borrower.

6.8	Status of Successors to Collateral Trustee.  Except
as permitted by Section 6.7, every successor to the Collateral Trustee appointed pursuant to Section 6.7 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $500,000,000.

6.9	Merger of Collateral Trustee.  Any Person into which
the Collateral Trustee may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

6.10	Appointment of Additional and Separate Collateral
Trustee. Whenever (i) the Collateral Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. Each of the Credit Parties hereby consents to all actions taken by the Collateral Trustee under the foregoing provisions of this Section 6.10.

SECTION 7.  RELEASE OF TRUST ESTATE AND COLLATERAL; EXPIRATION OF
            CERTAIN RIGHTS

7.1	Release of Trust Estate; Expiration of Rights of Certain
Secured Parties. Notwithstanding any contrary provision herein, the Trust Estate shall be assigned and released to (i) the Administrative Agent for the benefit of the Lenders and the other holders of Credit Agreement Obligations (and such release confirmed in a written instrument in form satisfactory to the Required Lenders) on the earlier of the date (a) on which all the Existing Senior Note Obligations shall have been paid to the holders thereof or (b) that is ten days after the provisions of the Existing Senior Note Indenture that require equal and ratable security shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, or
(ii) the Credit Parties on the date on which all the Credit Agreement Obligations have been paid in full, the Commitments have been terminated and no Letters of Credit are outstanding, the Administrative Agent has given written notice thereof to the Collateral Trustee and all the Collateral Trustee's Fees have been paid in full.

7.2	Releases of Collateral.  At any time during which no
Triggering Event has occurred and is continuing, the Lien of any Shared Collateral Document may, at any time, be released in whole or in part by the Collateral Trustee pursuant to written directions signed by the requisite Lenders under the Credit Agreement or by the Administrative Agent. No such release shall require any consent or approval by any other Secured Party.

7.3	Amendment of Shared Collateral Documents.  At any
time during which no Triggering Event has occurred and is continuing, the requisite Lenders under the Credit Agreement shall have the exclusive authority to direct the Collateral Trustee to amend any provision of any Shared Collateral Document, without any consent or approval of, or prior notice to, any other Secured Party.

SECTION 8  MISCELLANEOUS

8.1	Equal and Ratable Security.  This Agreement is
intended solely to comply with the provisions of the Existing Senior Notes Indenture to secure the unpaid principal of, premium, if any, and accrued interest on the Existing Senior Notes, equally and ratably with the Credit Agreement Obligations in respect of each Mortgage on Principal Property and any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture). To the extent that the rights and benefits herein or in any of the Shared Collateral Documents conferred on the holders of the Existing Senior Notes or the Indenture Trustee shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such holders and the Indenture Trustee only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the Indenture Trustee are expressly reserved to the Administrative Agent and the Lenders, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Existing Senior Notes Indenture, this Agreement would not have been accepted by the Agents or the Lenders.

8.2	Amendments, Supplements and Waivers.  With the
written consent of the requisite Lenders under the Credit Agreement, the Collateral Trustee and the Credit Parties may from time to time amend, supplement or waive any provision hereof; provided, however, that, after the occurrence and during the continuance of a Trigger Event, no such amendment, supplement or waiver shall without the written consent of the Indenture Trustee adversely affect the rights of the holders of the Existing Senior Notes to equal and ratable security to the extent and for the periods contemplated by this Agreement. Any such amendment, supplement or waiver shall be binding upon the Secured Parties and their respective successors and assigns.

8.3	Notices.  All notices, requests, demands and other
communications provided for or permitted hereunder shall be in writing (including telecopy communications) and shall be sent by mail, telecopier or hand delivery:

(i)  If to any Credit Party, to the Borrower at its address at:
4520 Executive Park Drive, Montgomery, Alabama 36116-1602 Attention:
General Counsel and Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Collateral Trustee.

(ii) If to the Collateral Trustee, to it at its address at: Bank of America, N.A., 600 Peachtree Street N.E., Atlanta, Georgia 30308,
Attention: Joan Martin, or at such other address as shall be designated by it in a written notice to the Borrower and the Secured Parties.

(iii)  If to the Indenture Trustee, to it at its address at: 135
South LaSalle Street, Chicago, Illinois 60603, Attention: Corporate Trust Services Division, or at such other address as shall be designated by it in a written notice to the Borrower and the Collateral Trustee.

(iv) If to the Administrative Agent, to it at its address at: Bank of America, N.A., 600 Peachtree Street N.E., Atlanta, Georgia 30308, Attention: Joan Martin or at such other address as shall be designated by it in a written notice to the Borrower and the Collateral Trustee.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand of five business days after being deposited in the mail, postage prepaid, and when telecopied; provided, however, that any notice, request, demand or other communication to the Collateral Trustee shall not be effective until received.

8.4	Headings.  Headings used in this Agreement are for
convenience only and shall not affect the construction of this Agreement.

8.5	Severability.  In the event any one or more of the
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.6	Dealings with the Credit Parties.  Upon any
application or demand by any Credit Party to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Collateral Document or such Credit Party, as appropriate, shall furnish to the Collateral Trustee a certificate of an appropriate officer stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

8.7	Binding Effect.  This Agreement shall be binding upon
and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trustee Estate.

8.8	Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

8.9	Counterparts.  This Agreement may be executed in
separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

8.10	Consent to Jurisdiction and Service of Process.  Each
Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Shared Collateral Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Shared Collateral Documents or Credit Documents against any Credit Party or its properties in the courts of any jurisdiction.

(b) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.11	Waiver Of Jury Trial.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

8.12  Additional Credit Parties.  Each Subsidiary of the
Borrower that is required to become a party to this Agreement pursuant to
Section 6.10(c) of the Credit Agreement of the Credit Agreement which owns or possesses property of a type that would be considered Collateral shall become an Credit Party for all purposes of this Agreement upon execution and delivery by the Collateral Trustee and a Subsidiary of an instrument in the form of Annex I. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.



IN WITNESS WHEREOF, each of the undersigned has caused this COLLATERAL TRUST AGREEMENT to be duly executed and delivered as of the date first above written.

				HOLDINGS
                                --------
                                BLOUNT INTERNATIONAL, INC.

                                By: ____________________________
                                 Name:
                                 Title:

				BORROWER
                                --------
                                BLOUNT, INC.

                                By: ____________________________
                                 Name:
                                 Title:

                                SUBSIDIARIES
                                ------------
                                BI HOLDINGS CORP.

                                By:________________________
                                 Name:
                                 Title:

                                BENJAMIN F. SHAW COMPANY

                                By:________________________
                                 Name:
                                 Title:

                                BI, L.L.C.

                                By:________________________
                                 Name:
                                 Title:


                                BLOUNT DEVELOPMENT CORP.

                                By:________________________
                                 Name:
                                 Title:

                                OMARK PROPERTIES, INC.

                                By:________________________
                                 Name:
                                 Title:

                                4520 CORP., INC.

                                By:________________________
                                 Name:
                                 Title:

                                GEAR PRODUCTS, INC.

                                By:________________________
                                 Name:
                                 Title:

                                DIXON INDUSTRIES, INC.

                                By:________________________
                                 Name:
                                 Title:

                                FREDERICK MANUFACTURING
                                  CORPORATION

                                By:________________________
                                 Name:
                                 Title:


                                FEDERAL CARTRIDGE COMPANY

                                By:________________________
                                 Name:
                                 Title:

                                SIMMONS OUTDOOR CORPORATION

                                By:________________________
                                 Name:
                                 Title:


                                MOCENPLAZA DEVELOPMENT CORP.

                                By:________________________
                                 Name:
                                 Title:

                                CTR MANUFACTURING, INC.

                                By:________________________
                                 Name:
                                 Title:


                                COLLATERAL TRUSTEE
                                ------------------
                                BANK OF AMERICA, N.A.
                                  as Collateral Trustee

                                By: ____________________________
                                 Name:
                                 Title:



                                                Annex 1 to the
                                                COLLATERAL TRUST AGREEMENT

	SUPPLEMENT NO. ___ dated as of __________, __, to the COLLATERAL TRUST AGREEMENT dated as of August 19, 1999 (the "Collateral Trust Agreement"), among Blount International, Inc., a Delaware corporation ("Holdings"), Blount, Inc., a Delaware corporation (the "Borrower"); each of the Subsidiaries of the Borrower party thereto (Holdings, the Borrower, each such Subsidiary, together with any other Subsidiary that may become a party hereto as provided herein, the "Credit Parties"), and Bank of America, N.A., as collateral trustee (in such capacity, the "Collateral Trustee") for the holders from time to time of the Secured Obligations (as defined in the Collateral Trust Agreement).

        Reference is made to the Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as advisor, book manager and lead arranger, Lehman Commercial Paper Inc., as syndication agent, and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent").

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Trust Agreement or, if not defined in the Collateral Trust Agreement, in the Credit Agreement.

	The Credit Parties have entered into the Collateral Trust
Agreement in order to induce the Lenders to make extensions of credit under the Credit Agreement. Each Subsidiary of the Borrower that is required to become a party to the Non-Shared Guarantee and Collateral Agreement pursuant to Section 6.10(c) of the Credit Agreement which owns or possesses property of a type that would be considered Collateral under the Collateral Trust Agreement is required to enter into the Collateral Trust Agreement. Section
8.12 of the Collateral Trust Agreement provides that such Subsidiaries may become party to the Collateral Trust Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Credit Party") is executing this Supplement in accordance with the requirements of the Credit Agreement in order to induce the Lenders to make additional extensions of credit thereunder and as consideration for extensions of credit previously made.

        Accordingly, the Collateral Trustee and the New Credit Party agree as follows:

        Section 1.  Collateral Trust Agreement.  In accordance with
Section 8.12 of the Collateral Trust Agreement, the New Credit Party by its signature below becomes a Credit Party under the Collateral Trust Agreement with the same force and effect as if originally named therein as an Credit Party and the New Credit Party hereby agrees to all the terms and provisions of the Collateral Trust Agreement applicable to it as an Credit Party thereunder. Each reference to an "Credit Party" in the Collateral Trust Agreement shall be deemed to include the New Credit Party. The Collateral Trust Agreement is hereby incorporated herein by reference.

        Section 2. Representations and Warranties. The New Credit Party represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        Section 3. Counterparts; Effectiveness. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Credit Party and the Collateral Trustee. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

        Section 4. Full Force and Effect. Except as expressly supplemented hereby, the Collateral Trust Agreement shall remain in full force and effect.

        SECTION 5. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 6. Expenses of Collateral Trustee. The New Credit Party agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

        IN WITNESS WHEREOF, the New Credit Party and the Collateral Trustee have duly executed this Supplement to the Collateral Trust Agreement as of the day and year first above written.

                                        NEW CREDIT PARTY
                                        ----------------
                                        [NAME OF SUBSIDIARY WHICH IS THE NEW
                                        CREDIT PARTY]

                                        By:_______________________
                                         Name:
                                         Title:


                                        COLLATERAL TRUSTEE
                                        ------------------
                                        BANK OF AMERICA, N.A.
                                          as Collateral Trustee

                                        By:________________________
                                         Name:
                                         Title:

                                                        EXHIBIT B

        [FORM OF COMPLIANCE CERTIFICATE]

        This Compliance Certificate is delivered to you pursuant to
Section 6.2 of the Credit Agreement, dated as of August 19, 1999, as amended, supplemented or modified from time to time (the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware corporation ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        1. I am the duly elected, qualified and acting [Chief Financial Officer] of Holdings and the Borrower.

        2. I have reviewed and am familiar with the contents of this Certificate.

        3. I have reviewed the terms of the Credit Agreement and the Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment I (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

        4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2, 7.5, 7.6, 7.7 and 7.8 of the Credit Agreement.

IN WITNESS WHEREOF, I execute this Certificate this ___ day of ____ 1999/200_.

				BLOUNT, INC.

                                By:___________________________
					Name:
					Title:

                                                Attachment 2
                                                to Exhibit B


The information described herein is as of ________________1999/200_, and pertains to the period from ______________ [1999/2000_] to ______________[1999/200_].

        [Set forth Covenant Calculations]

                                                        EXHIBIT C

                [FORM OF CLOSING CERTIFICATE]
        Pursuant to subsection 5.1(m) of the Credit Agreement dated as of August 19, 1999 as amended, supplemented or modified from time to time (the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies as follows:

        1. The representations and warranties of the Company set forth in each of the Credit Documents to which it is a party are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

        2. _______________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

        3. No Default or Event of Default has occurred and is continuing as of the date hereof or will have occurred and be continuing after giving effect to the Loans to be made on the Closing Date. [Borrower only]

        4. The conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied as of the Closing Date. [Borrower only] The undersigned Corporate Secretary of the Company certifies as follows:

        5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

        6. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

        7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on _______________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

        8. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

        9. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

        10. The following persons are now duty elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Credit Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Documents to which it is a party:
        Name          Office                  Date            Signature





        IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.
        By:                                             By:
         Name:                                           Name:
         Title:                                          Title:

Date: August  19, 1999

                                                        EXHIBIT E
                [FORM OF ASSIGNMENT AND ACCEPTANCE]

                      ASSIGNMENT AND ACCEPTANCE

        Reference is made to the Credit Agreement dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and ___________ as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


        The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

        1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule I hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I hereto.

        2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).

        3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.20(d) of the Credit Agreement.

        4. The effective date of this Assignment and Acceptance shall be the Assignment Effective Date of Assignment described in Schedule I hereto (the "Assignment Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

        5. Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Assignment Effective Date and to the Assignee for amounts which have accrued subsequent to the Assignment Effective Date] [to the Assignee whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.]

        6. From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                        Schedule I
              to Assignment and Acceptance

Name of Assignor: _______________________________________

Name of Assignee: _______________________________________

Assignment Effective Date: _______________

Credit                Principal
Facility Assigned     Amount Assigned      Commitment Percentage Assigned(1)
                      $______________      _____________%

[Name of Assignee]                         [Name of Assignor]

By:__________________________________      By:_________________________
 Title:                                     Title:


(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders



Accepted:                               Consented To:

___________                             [BLOUNT, INC.](2)
as Administrative Agent

By:_______________________________	By:____________________________
 Title:                                  Title:


                                LEHMAN COMMERCIAL PAPER INC.,
                                  as Syndication Agent

                                By:____________________________
                                 Title:

                                [SWING LINE LENDER](2)

                                By:____________________________
                                 Title:

                                [ISSUER LENDER](2)

                                By:____________________________
                                 Title:

(2) Include if applicable consent is required pursuant to Section 10.6(c) of the Credit Agreement.

                                                        EXHIBIT G-1


                        [FORM OF TERM NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$________                                       New York, New York
                                                August  __,1999

        FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), hereby unconditionally promises to pay to __________ (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) ___________ ($________) or, if less, (b) the unpaid principal amount of the Tranche [A] [B] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A] [B] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [A] [B] Term Loan.

        This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent ("LCPI" and, in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A. as administrative agent (in such capacity, the "Administrative Agent"),
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN
THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        BLOUNT, INC.
                                        By:___________________________
                                         Name:
                                         Title:


                                                Schedule A
                                                to Term Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

                                         Amount of      Unpaid
                 Amount     Amount of    Base Rate      Principal
       Amount    Converted  Principal    Loans          Balance
       of Base   to Base    of Base      Converted to   of Base
       Rate      Rate       Rate Loans   Eurodollar     Rate        Notations
Date   Loans     Loans      Repaid       Loans          Loans       Made By
------ --------- ---------- ------------ -------------- ----------- ----------
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________



                                                Schedule B
                                                to Term Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

                           Interest   Amount of  Amount of
                Amount     Period and Principal  Eurodollar Unpaid
     Amount     Converted  Eurodollar of         Loans      Principal
     of         to         Rate With  Eurodollar Converted  Balance of
     Eurodollar Eurodollar Respect    Loans      to Base    Eurodollar Notations
Date Loans      Loans      Thereto    Repaid     Rate Loans Loans      Made By
---- ---------- ---------- ---------- ---------- ---------- ---------- ---------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                        EXHIBIT G-2


                [FORM OF REVOLVING CREDIT NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$ ________                                              New York, New York
                                                        August __, 1999

        FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), hereby unconditionally promises to pay to ___________ (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___________ ($________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

        This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent ("LCPI" and, in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A. as administrative agent (in such capacity, the "Administrative Agent"),
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN
THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        BLOUNT, INC.
                                        By:___________________________
                                         Name:
                                         Title:


                                                Schedule A
                                                to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

                                         Amount of      Unpaid
                 Amount     Amount of    Base Rate      Principal
       Amount    Converted  Principal    Loans          Balance
       of Base   to Base    of Base      Converted to   of Base
       Rate      Rate       Rate Loans   Eurodollar     Rate        Notations
Date   Loans     Loans      Repaid       Loans          Loans       Made By
------ --------- ---------- ------------ -------------- ----------- ----------
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                                                Schedule B
                                                to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

                           Interest   Amount of  Amount of
                Amount     Period and Principal  Eurodollar Unpaid
     Amount     Converted  Eurodollar of         Loans      Principal
     of         to         Rate With  Eurodollar Converted  Balance of
     Eurodollar Eurodollar Respect    Loans      to Base    Eurodollar Notations
Date Loans      Loans      Thereto    Repaid     Rate Loans Loans      Made By
---- ---------- ---------- ---------- ---------- ---------- ---------- ---------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                        EXHIBIT G-3


                [FORM OF SWING LINE NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$________                                       New York, New York
                                                August __, 1999

        FOR VALUE RECEIVED, BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), hereby unconditionally promises to pay to ___________ (the "Swing Line Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___________ ($________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 2.15 of such Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

        This Note (a) is the Swing Line Note referred to in the Credit Agreement dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent ("LCPI" and, in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"),
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit
Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        NOTWITHSTANDING ANYTHING TO TIRE CONTRARY CONTAINED HEREIN OR IN
THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        BLOUNT, INC.
                                        By:___________________________
                                         Name:
                                         Title:


                                                Schedule A
                                                to Swing Line Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

                      Amount of
        Amount of     Principal         Unpaid Principal
        Swing Line    of Swing Line     Balance of Swing
Date    Loans         Loans Repaid      Line Loans           Notation Made By
------- ------------- ----------------- -------------------- ----------------
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                                                        EXHIBIT H

                [FORM OF PREPAYMENT OPTION NOTICE]
Attention of
Telecopy No.
                                                        [Date]



Ladies and Gentlemen:

        The undersigned, BANK OF AMERICA, N.A., as administrative agent
(in such capacity, the "Administrative Agent") for the Lenders, refers to the Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent ("LCPI" and, in such capacity, the "Syndication Agent"), and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.18(d) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Tranche B Term Loan Prepayment Amount	__________
        Amount
(B)     Portion of Tranche B Term Loan                  __________
        Prepayment Amount to be received by you
(C)	Prepayment Date (10 Business Days after the 	__________
        date of this Prepayment Option Notice)

        IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE B TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE, please sign this notice in the space provided below and indicate the percentage (not exceeding 50%) of the Tranche B Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of the Administrative Agent at _________________ no later than 12:00 NOON., New York City time, on the Prepayment Date, at Telecopy No. [___________].

        IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE B TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

                                        BANK OF AMERICA, N.A.,
                                          as Administrative Agent

                                        By:___________________________
                                         Name:
                                         Title:

                                        [NAME OF LENDER]
                                        By:___________________________
                                         Name:
                                         Title:

Percentage of Tranche B
Prepayment Amount
Declined: ______%

                                                                EXHIBIT I


                [FORM OF NON-U.S. LENDER CERTIFICATE]


        Reference is made to the Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

        _____________ (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.20(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

        1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

        2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

        (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

        (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

        3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

        4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

        IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                        [NAME OF NON-U.S. LENDER]
                                        By:___________________________
                                         Name:
                                         Title:
Date: ________________

                                                                EXHIBIT J


                [FORM OF LENDER ADDENDUM]


        Reference is made to the Credit Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BLOUNT INTERNATIONAL, INC., a corporation duly organized and validly existing under the law of the State of Delaware ("Holdings"), BLOUNT, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent ("LCPI" and, in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.16 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule I hereto, effective as of the Effective Date.

        THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 19th day of August, 1999.

                                        [NAME OF LENDER]
                                        By:___________________________
                                         Name:
                                         Title:




Accepted and agreed:

BLOUNT INTERNATIONAL, INC.
BLOUNT, INC.

By:___________________________
 Name:
 Title:


LEHMAN COMMERCIAL PAPER INC., as
Syndication Agent

By:___________________________
 Name:
 Title:


BANK OF AMERICA, N.A., as
  Administrative Agent

By:___________________________
 Name:
 Title:



                                                Schedule I
                                                to
                                                Lender Addendum




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